Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is entered into as of January 13, 2012, by and among COLFAX CORPORATION, a Delaware corporation (the “US Borrower” or “Parent”), COLFAX UK HOLDINGS LTD, a company organized under the laws of England and Wales (the “European Borrower” and, together with the US Borrower, the “Borrowers”), the other Subsidiaries of Parent party hereto, the Lenders party hereto, and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrowers, certain Subsidiaries of the Parent, various financial institutions (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 12, 2011 (the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain loans and other financial accommodations to the Borrowers;

WHEREAS, the parties hereto wish to amend and/or modify certain provisions of the Credit Agreement on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     Amendments to Credit Agreement.  Effective as of the First Amendment Effective Date (as defined below):

1.           The Credit Agreement is hereby amended to incorporate the changes reflected in the redline version of the Credit Agreement attached hereto as Annex I.

2.           The Credit Agreement is hereby further amended by (i) deleting Schedule 2.01 thereto and inserting a new Schedule 2.01 thereto in the form of Schedule 2.01 hereto, (ii) adding a new Schedule 2.03(a) thereto in form of Schedule 2.03(a) hereto, (iii) deleting Schedule 5.07 thereto and inserting a new Schedule 5.07 thereto in the form of Schedule 5.07 hereto, (iv) deleting Schedule 5.18(b) thereto and inserting a new Schedule 5.18(b) thereto in the form of Schedule 5.18(b) hereto, (v) deleting Schedule 5.18(e) thereto and inserting a new Schedule 5.18(e) thereto in the form of Schedule 5.18(e) hereto, (vi) deleting Schedule 7.02(d) thereto and inserting a new Schedule 7.02(d) thereto in the form of Schedule 7.02(d) hereto, (vii) deleting Schedule 7.13 thereto and inserting a new Schedule 7.13 thereto in the form of Schedule 7.13 hereto, (viii) deleting Schedule 11.02 thereto and inserting a new Schedule 11.02 thereto in the form of Schedule 11.02 hereto, (ix) restating the heading of Schedule III thereto as “Existing Letters of Credit or Bank Guarantees”, (x) deleting Schedule VIII thereto and inserting the a new Schedule VIII thereto in the form of Schedule VIII hereto, (xi) deleting Exhibit A-1 thereto and inserting a new Exhibit A-1 thereto in the form of Exhibit A-1 hereto, (xii) adding a new Exhibit C-6 thereto in the form of Exhibit C-6 hereto, (xiii) deleting Exhibit E thereto and inserting a new Exhibit E thereto in the form of Exhibit E hereto, (xiv) deleting Exhibit F thereto and inserting a new Exhibit F thereto in the form of Exhibit F hereto, (xv) deleting Exhibit G thereto and inserting a new Exhibit G thereto in the form of Exhibit G hereto, (xvi) deleting Exhibit H thereto and inserting a new Exhibit H thereto in the form of Exhibit H hereto, (xvii) deleting Exhibit K thereto and inserting a new Exhibit K thereto in the form of Exhibit K hereto, (xviii) deleting Exhibit L thereto and inserting a new Exhibit L thereto in the form of Exhibit L hereto, (xix) deleting Exhibit M thereto and inserting a new Exhibit M thereto in the form of Exhibit M hereto, (xx) deleting Exhibit N thereto and inserting a new Exhibit N thereto in the form of Exhibit N hereto, (xxi) deleting Exhibit O thereto and inserting a new Exhibit O thereto in the form of Exhibit O hereto, (xxii) deleting Exhibit P thereto and inserting a new Exhibit P thereto in the form of Exhibit P hereto, (xxiii) deleting Exhibit Q thereto and inserting a new Exhibit Q thereto in the form of Exhibit Q hereto, and (xxiv) adding a new Exhibit T thereto in the form of Exhibit T hereto.

3.           Schedule V to the Credit Agreement is hereby amended by:

(i)         restating clause (b) thereto in its entirety as follows:

“(b)       The Administrative Agent shall have received a funds flow memorandum (the “Funds Flow Memorandum”) describing the anticipated flow of funds on the Closing Date and the Acquisition Funding Date, including payment of all fees due and payable on the Closing Date and the Acquisition Funding Date in accordance with the Fee Letter and each other Loan Document and the consummation of the Parent Refinancing.”;

(ii)         deleting clause (c) thereto and inserting the text “(c) [Reserved].” in lieu thereof;

(iii)        restating clause (f) thereto in its entirety as follows:

“(f)        The Administrative Agent shall have received a certificate from a Responsible Officer of Parent certifying that (after utilization of the Facilities on the Closing Date and the Acquisition Funding Date and the receipt of the proceeds of the Equity Financing on or prior to the Acquisition Funding Date) the Purchaser will have the funds necessary to acquire all the Target Shares, effect the Parent Refinancing and to pay all fees and expenses incurred in connection with the Transaction.”;

(iv)        deleting the text “Section 1” appearing in clause (h) thereof and inserting the text “Section 2” in lieu thereof;

(v)        restating clause (m) thereto in its entirety as follows:

“(m)      The Administrative Agent shall have received a security agreement, in, or substantially in, the form of, Exhibit N (the “Target Shares Security Agreement”), duly executed and delivered by the Purchaser.”;

(vi)        inserting the following new text immediately before the text “the Administrative Agent shall have received” appearing in clause (n) thereto:

“To the extent there shall be Overadvanced Acquisition Funds on the Closing Date,”; and

(vii)       restating clause (o) thereto in its entirety as follows:

“(o)       The Administrative Agent shall have received a Guaranty Supplement in, or substantially in, the form of, Exhibit I, duly executed and delivered by each US Subsidiary, each Subsidiary of Parent organized under the laws of England and Wales and each Subsidiary of Parent organized under the laws of the Federal Republic of Germany, in each case, other than the Loan Parties, Inactive Subsidiaries and members of the Target Group.”

(viii)      inserting the following new clause (q) at the end thereof:

“(q)       The Administrative Agent shall have received an intercreditor agreement in, or substantially in, the form of, Exhibit T, duly executed and delivered by each Loan Party.”

SECTION 2.     Representations and Warranties.  The Borrowers hereby represent and warrant that:

(i)         no Default exists as of the First Amendment Effective Date, both before and after giving effect to this First Amendment; and

(ii)         all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on the First Amendment Effective Date after giving effect to this First Amendment; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

SECTION 3.     Reference To And Effect Upon The Credit Agreement.  (a) From and after the First Amendment Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement as modified hereby, and (ii) this First Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

(b)        Each Loan Party, by its signature below, hereby confirms that its Guaranty and all other Loan Documents in effect immediately before giving effect to this First Amendment, to which it is a party, remains in full force and effect.

(c)        This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

SECTION 4.     Counterparts, Etc. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this First Amendment by delivering by facsimile or other electronic transmission a signature page of this First Amendment signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.  Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute part of this First Amendment for any other purpose.

SECTION 5.     Governing Law.  This First Amendment and the rights and obligations of the parties under this First Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

SECTION 6.     Effectiveness.  This First Amendment shall become effective at the time (the “First Amendment Effective Date”) when each of the following conditions has been satisfied:

(i)	the Administrative Agent shall have received duly executed signature pages for this First Amendment signed by each Loan Party, the Lenders and Bank of America, N.A., as L/C Issuer;
(ii)	the Administrative Agent shall have received a duly executed signature page for the Credit Agreement signed by Bank of America, N.A. in its capacity as L/C Issuer thereunder; and
(iii)	the Administrative Agent shall have received a duly executed copy of that certain Amended and Restated Fee Letter dated as of January 13, 2012.

SECTION 7.     Joinder.  Bank of America, N.A. hereby agrees that, upon its execution hereof, it will become a L/C Issuer under the Credit Agreement and will be bound by all terms, conditions and duties applicable to a L/C Issuer under the Credit Agreement.

The Administrative Agent shall provide prompt written notice of the occurrence of the First Amendment Effective Date to the Lenders.

[Signature Pages to follow]

IN WITNESS WHEREOF, this First Amendment has been executed by the parties hereto as of the date first written above.

COLFAX CORPORATION,
as US BORROWER, PARENT and a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

CLFX LLC, as a US OBLIGATIONS GUARANTOR and a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

CLFX SUB HOLDING LLC, as a US OBLIGATIONS GUARANTOR and a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

IMO HOLDINGS, INC., as a US OBLIGATIONS GUARANTOR and a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

Signature Page to First Amendment to Credit Agreement

IMO INDUSTRIES INC., as a US OBLIGATIONS GUARANTOR and a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

WARREN PUMPS LLC, as a US OBLIGATIONS GUARANTOR and a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

CONSTELLATION PUMPS CORPORATION, as a US OBLIGATIONS GUARANTOR and a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

FAIRMOUNT AUTOMATION, INC., as a US OBLIGATIONS GUARANTOR and a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

PORTLAND VALVE LLC, as a US OBLIGATIONS GUARANTOR and a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

Signature Page to First Amendment to Credit Agreement

Colfax UK Holdings Ltd, as EUROPEAN BORROWER and as a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

COLFAX UK FINANCE LTD, as a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

BARIC HOLDINGS LIMITED, as a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

BARIC SYSTEMS LIMITED, as a FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C.S. Brannan
Name:
Title:

Signature Page to First Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Lender

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Director

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

HSBC BANK USA, N.A., as Lender

By:	/s/ Keith Malas
Name:	Keith Malas
Title:	Co-Head of Leveraged & Acquisition Finance, Americas

Signature Page to First Amendment to Credit Agreement

BANK OF AMERICA, N.A., as L/C Issuer

By:	/s/ Brian Lukehart
Name:	Brian Lukehart
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

ANNEX I

Execution Version

~~[Execution Copy]~~

$2,100,000,000

CREDIT AGREEMENT

Dated as of September 12, 2011

among

COLFAX CORPORATION

and

COLFAX UK HOLDINGS LTD,

as the Borrowers,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer,

and

The Other Lenders Party Hereto

DEUTSCHE BANK SECURITIES INC. ~~and~~, HSBC SECURITIES (USA) INC.,
BARCLAYS BANK PLC, RBS CITIZENS, N.A., SUNTRUST BANK AND
KEYBANK NATIONAL ASSOCIATION
as Joint Lead Arrangers and  Book Managers

BARCLAYS BANK PLC, RBS CITIZENS, N.A., SUNTRUST BANK AND
KEYBANK NATIONAL ASSOCIATION

as Co-Documentation Agents

TABLE OF CONTENTS

Section	Page

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01.	Defined Terms	1
1.02.	Other Interpretive Provisions	~~55~~57
1.03.	Accounting Terms	~~56~~58
1.04.	Rounding	~~56~~58
1.05.	Exchange Rates; Currency Equivalents	~~56~~58
1.06.	Times of Day	~~57~~59
1.07.	Letter of Credit Amounts	~~57~~59

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.	The Loans	~~57~~59
2.02.	Borrowings, Conversions and Continuations of Loans	~~60~~63
2.03.	Letters of Credit	~~62~~65
2.04.	Swing Line Loans	~~73~~77
2.05.	Prepayments	~~77~~81
2.06.	Termination or Reduction of Commitments	~~82~~86
2.07.	Repayment of Loans	~~83~~87
2.08.	Interest	~~85~~91
2.09.	Fees	~~86~~92
2.10.	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~87~~93
2.11.	Evidence of Debt	~~88~~93
2.12.	Payments Generally; Administrative Agent’s Clawback	~~88~~94
2.13.	Sharing of Payments by Lenders	~~91~~96
2.14.	Incremental Facilities	~~92~~97
2.15.	German Civil Code Release	~~95~~101
2.16.	Defaulting Lenders	~~95~~101
2.17.	Reverse Dutch Auction Repurchases	~~98~~103
2.18.	Extension of Term Loans and Revolving Credit Commitments	~~100~~106

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.	Taxes	~~104~~109
3.02.	Illegality	~~110~~116
3.03.	Inability to Determine Rates	~~111~~117
3.04.	Increased Costs; Reserves on Eurocurrency Rate Loans	~~111~~117
3.05.	Compensation for Losses	~~113~~119
3.06.	Mitigation Obligations; Replacement of Lenders	~~114~~120
3.07.	Survival	~~114~~120

i

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01.	Conditions Precedent to Effectiveness	~~114~~120
4.02.	Conditions Precedent to Initial Credit Extension ~~114~~ and Credit Extensions on the Acquisition Funding Date	120
4.03.	Conditions Precedent to all Other Credit Extensions	~~115~~121
4.04.	Conditions Precedent to Certain Funds Credit Extensions	~~115~~122
4.05.	Actions by Lenders during Certain Funds Periods	~~115~~122

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01.	Existence, Qualification and Power	~~116~~123
5.02.	Subsidiaries; Equity Interests	~~117~~123
5.03.	Authorization; No Contravention	~~117~~123
5.04.	Governmental Authorization; Other Consents	~~117~~124
5.05.	Non-UK Obligors	~~118~~124
5.06.	Binding Effect	~~118~~124
5.07.	Litigation	~~118~~124
5.08.	Financial Statements; No Material Adverse Effect	~~118~~125
5.09.	Disclosure	~~119~~125
5.10.	Margin Regulations	~~119~~125
5.11.	Investment Company Act	~~119~~125
5.12.	Restrictive Agreements	~~119~~126
5.13.	Solvency	~~119~~126
5.14.	ERISA Compliance	~~119~~126
5.15.	Environmental Compliance	~~120~~127
5.16.	Taxes	~~121~~128
5.17.	Casualty, Etc	~~122~~128
5.18.	Ownership of Property; Liens; Investments	~~122~~128
5.19.	Intellectual Property	~~123~~129
5.20.	Flood Hazard	~~123~~129
5.21.	Labor Matters	~~123~~130
5.22.	Use of Proceeds	~~123~~130
5.23.	Press Release; Offer Document; Scheme Circular; etc	~~124~~131
5.24.	Security Documents	~~124~~131
5.25.	Insurance	~~125~~131
5.26.	Repetition	~~125~~131

ARTICLE VI
AFFIRMATIVE COVENANTS

6.01.	Compliance with Laws	~~125~~132
6.02.	Payment of Obligations	~~125~~132
6.03.	Compliance with Environmental Laws	~~125~~132
6.04.	Maintenance of Insurance	~~126~~132

6.05.	Preservation of Existence, Etc.	~~126~~132
6.06.	Inspection Rights	~~126~~133
6.07.	Books and Records	~~126~~133
6.08.	Maintenance of Properties	~~126~~133
6.09.	Transactions with Affiliates	~~126~~133
6.10.	Covenant to Guarantee Obligations and Give Security	~~127~~133
6.11.	Further Assurances	~~130~~137
6.12.	Preparation of Environmental Reports	~~131~~137
6.13.	Compliance with Terms of Leaseholds	~~131~~138
6.14.	Cash Concentration Accounts	~~131~~138
6.15.	Interest Rate Hedging	~~131~~138
6.16.	Use of Proceeds	~~132~~138
6.17.	Reporting Requirements	~~132~~138
6.18.	Financial Covenants	~~136~~143
6.19.	[Reserved.]	~~137~~144
6.20.	Ratings	~~137~~144
6.21.	Overadvance Arrangements	~~137~~144
6.22.	Conditions Subsequent	~~138~~145

ARTICLE VII
NEGATIVE COVENANTS

7.01.	Liens	~~138~~145
7.02.	Debt	~~139~~146
7.03.	Change in Nature of Business	~~141~~148
7.04.	Fundamental Changes	~~141~~148
7.05.	Dispositions	~~143~~150
7.06.	Investments	~~144~~152
7.07.	Restricted Payments	~~148~~157
7.08.	Lease Obligations	~~149~~158
7.09.	Amendments of Constitutive Documents; Closing Date Preferred Equity Documents, etc	~~149~~158
7.10.	Accounting Changes	~~150~~158
7.11.	Prepayments, Etc., of Debt	~~150~~158
7.12.	Negative Pledge	~~150~~159
7.13.	Partnerships, Etc	~~150~~159
7.14.	Speculative Transactions	~~150~~159
7.15.	Capital Expenditures	~~151~~159
7.16.	Formation of Subsidiaries	~~151~~160
7.17.	Payment Restrictions Affecting Subsidiaries	~~151~~160
7.18.	Asbestos Litigation	~~152~~160
7.19.	[Reserved	~~152~~161
7.20.	Acquisition Undertaking	~~152~~161
7.21.	[Reserved]	~~152~~161
7.22.	Tax Sharing Agreements	~~152~~161
~~7.23.~~	~~Delivery of Target Shares on or after the Closing Date~~	~~152~~

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01.	Events of Default	~~152~~161
8.02.	Remedies upon Event of Default	~~155~~163
8.03.	Application of Funds	~~155~~164

ARTICLE IX
THE AGENTS

9.01.	Appointment and Authority	~~158~~167
9.02.	Rights as a Lender	~~159~~167
9.03.	Exculpatory Provisions	~~159~~167
9.04.	Reliance by Administrative Agent	~~160~~168
9.05.	Delegation of Duties	~~160~~169
9.06.	Resignation of Agent	~~160~~169
9.07.	Non-Reliance on Agents and Other Lenders	~~162~~170
9.08.	No Other Duties, Etc.	~~162~~171
9.09.	Administrative Agent May File Proofs of Claim	~~162~~171
9.10.	Collateral and Guaranty Matters	~~163~~172
9.11.	Secured Cash Management Agreements and Secured Hedge Agreements	~~164~~172
9.12.	Declaration of Trust (Treuhand) and Appointment as Administrator	~~164~~172
9.13.	Fee Letter	~~165~~173
9.14.	Parallel Debt	~~165~~174
9.15.	English-law Security	~~165~~174

ARTICLE X
GUARANTY

10.01.	Guaranty, Limitation of Liability	~~166~~174
10.02.	Guaranty Absolute	~~167~~175
10.03.	Waivers and Acknowledgments.	~~168~~177
10.04.	Subrogation	~~169~~178
10.05.	Guaranty Supplements	~~170~~178
10.06.	Subordination	~~170~~179
10.07.	Continuing Guaranty; Assignments	~~171~~180
10.08.	German Limitation Language.	~~171~~180
10.09.	OVERRIDING LIMITATION ON FOREIGN PAYMENTS, GUARANTEES AND PLEDGES	~~175~~184

ARTICLE XI
MISCELLANEOUS

11.01.	Amendments, Etc.	~~176~~184
11.02.	Notices; Effectiveness; Electronic Communications	~~178~~187
11.03.	No Waiver; Cumulative Remedies; Enforcement	~~180~~189
11.04.	Expenses; Indemnity; Damage Waiver	~~181~~190

11.05.	Payments Set Aside	~~183~~192
11.06.	Successors and Assigns	~~183~~192
11.07.	Treatment of Certain Information; Confidentiality	~~188~~197
11.08.	Right of Setoff	~~189~~198
11.09.	Interest Rate Limitation	~~190~~199
11.10.	Counterparts; Integration; Effectiveness	~~190~~199
11.11.	Survival of Representations and Warranties	~~190~~199
11.12.	Severability	~~191~~200
11.13.	Replacement of Lenders	~~191~~200
11.14.	Governing Law; Jurisdiction; Etc.	~~192~~201
11.15.	WAIVER OF JURY TRIAL	~~193~~202
11.17.	Electronic Execution of Assignments and Certain Other Documents	~~194~~203
11.18.	USA PATRIOT Act	~~194~~203
11.19.	Judgment Currency	~~195~~203
11.20.	OTHER LIENS ON COLLATERAL; TERMS OF FIRST LIEN INTERCREDITOR AGREEMENT; ETC.	204

ARTICLE XII
LENDER LOSS SHARING INTERCREDITOR AGREEMENT

12.01.	Definitions	~~195~~205
12.02.	CAM Exchange	~~196~~206
12.03.	Miscellaneous	~~197~~207

SIGNATURES	S-1

v

SCHEDULES

I	[RESERVED]
II	Mandatory Cost Formulae
III	Existing Letters of Credit or Bank Guarantees
IV	Conditions Precedent to Effectiveness
V	Conditions Precedent to Initial Credit Extension
VI	Acquisition Undertakings
VII	Agreed Security Principles
VIII	Conditions Subsequent
2.01	Commitments and Applicable Percentages
2.03(a)	BOA Existing Letters of Credit
5.02	Subsidiaries
5.04	Governmental Authorizations
5.07	Disclosed Litigation
5.14	ERISA Information
5.15	Environmental Actions
5.16(a)	Taxes
5.18(b)	Existing Liens
5.18(c)	Owned Real Property
5.18(d)(i)	Leased Real Property (Lessee)
5.18(d)(ii)	Leased Real Property (Lessor)
5.18(e)	Existing Investments
5.19	Intellectual Property Matters
5.25	Insurance
7.02(d)	Surviving Debt
7.13	Partnerships
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Letter of Credit Request
B	Swing Line Loan Notice
C-1	Term A-1 Note
C-2	Term A-2 Note
C-3	Term B Note
C-4	Multicurrency RCF Note
C-5	US Dollar RCF Note
C-6	Term A-3 Note
D	Compliance Certificate
E	Assignment and Assumption
F	US Security Agreement
G	Mortgage

H	US IP Security Agreement
I	Guaranty Supplement
J	Overadvance Account Escrow Agreement
K	Intercompany Note
L	Intercompany Subordination Agreement
M	Shareholder Subordinated Note
N	Target Shares Security Agreement
O	UK Debenture
P	Security Trust Deed
Q	UK Share Charge
R-1	US Tax Compliance Certificate (for Foreign Lenders that are not partnerships for U.S. Federal Income Tax purposes)
R-2	US Tax Compliance Certificate (for Foreign Participants that are not Partnerships for U.S. Federal Income Tax purposes)
R-3	US Tax Compliance Certificate (for Foreign Participants that are Partnerships for U.S. Federal Income Tax purposes)
R-4	US Tax Compliance Certificate (for Foreign Lenders that are partnerships for U.S. Federal Income Tax purposes)
S	HMRC DT Treaty Passport Scheme
T	Intercreditor Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT (the “Agreement”) is entered into as of September 12, 2011, among COLFAX CORPORATION, a Delaware corporation (the “US Borrower” or “Parent”), COLFAX UK HOLDINGS LTD, a company organized under the laws of England and Wales (the “European Borrower” and, together with the US Borrower, the “Borrowers”), the other Subsidiaries of Parent from time to time party hereto each lender from time to time party hereto (each, a “Lender,” collectively, the “Lenders”), and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptance Condition” has the meaning specified in the Conditions Precedent to Initial Credit Extension.

“Account Control Agreement” has the meaning specified in the US Security Agreement.

“Acknowledgement” has the meaning specified in Section 9.14.

“Acquisition” means the acquisition of Target Shares by the Purchaser pursuant to a Scheme and/or an Offer.

“Acquisition Custody Account” means the Purchaser’s custody accounts with the custodian pursuant to this Agreement.

“Acquisition Funding Date” means the first date on which all of the Conditions Precedent set forth in Section 4.02(b) have been satisfied or waived in accordance with the provisions of this Agreement and Term Borrowings are made under this Agreement.

“Acquisition Undertaking” means an undertaking set forth on Schedule VI.

“Act” means the Companies (Jersey) Law 1991 as amended from time to time.

“Adjusted Consolidated Net Income” means, for any period, the Consolidated Net Income (for such purpose assuming that any acquisition of the Target Shares pursuant to the Acquisition or the procedures set forth in clause (a)(ii) of the definition of Certain Funds Purpose during such period occurred at the beginning of such period) for such period plus the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at the Consolidated Net Income for such period, less the amount of all net non-cash gains and non-cash credits which were included in arriving at the Consolidated Net Income for such period.

“Adjusted Consolidated Working Capital” means, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

“Administrative Agent” means Deutsche Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time provide to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form approved by the Administrative Agent from time to time.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“AG” has the meaning specified in Section 10.08(j)(i).

“Agent Parties” has the meaning specified in Section 11.02(c).

“Agents” has the meaning specified in Section 9.01(b).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreed Security Principles” means the Agreed Security Principles set forth on Schedule VII.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Agreement Currency” has the meaning specified in Section 11.19.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (a) the present value of the future cash flows (determined in accordance with the Master Agreement (Multicurrency Cross Border) published by the International Swap and Derivatives Association, Inc. with respect to such Hedge Agreement) to be paid by such Loan Party or Subsidiary exceeds (b) the present value of the future cash flows (as so determined) to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement.

“AktG” has the meaning specified in Section 10.08(j)(i).

“Alternative Currency” means each of Euro, Sterling, and, only in connection with the issuance of Multicurrency RCF Letters of Credit hereunder, Yen.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Swing Line Loans” means Swing Line Loans in an Alternative Currency that are made to either the US Borrower or the European Borrower.

“Applicable Excess Cash Flow Percentage” means 50%; provided that so long as no Event of Default is then in existence, if the Total Leverage Ratio for the Measurement Period ending on the last day of the Fiscal Year to which such prepayment pursuant to Section 2.05(b)(iv) relates is (i)(a) less than or equal to 3.00:1.00 and (b) greater than 2.25:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 25% or (ii) less than or equal to 2.25:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 0%.

“Applicable Fee Rate” means, at any time, in respect of the Revolving Credit Facilities (a) until the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.17 for the first full fiscal quarter ending at least six months after the Closing Date, 0.50% per annum and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.17:

Applicable Fee Rate
Pricing Level	Total Leverage Ratio	Commitment Fee
1	≤2.25	0.375%
2	>2.25	0.500%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.17; provided, however, that, (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 2 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered and (ii) Pricing Level 2 shall apply at all times during which an Event of Default exists.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Percentage” means (a) in respect of the Term A-1 Facility, with respect to any Term A-1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-1 Facility represented by (i) on or prior to the Closing Date, such Term A-1 Lender’s Term A-1 Commitment at such time ~~and (ii) thereafter~~, (ii) after the Closing Date but on or prior to the Acquisition Funding Date, such Term A-1 Lender’s Term A-1 Commitment and/or (as the context may require) the principal amount of such Term A-1 Lender’s Term A-1 Loans, in each case, at such time and (iii) after the Acquisition Funding Date, the principal amount of such Term A-1 Lender’s Term A-1 Loans at such time, (b) in respect of the Term A-2 Facility, with respect to any Term A-2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-2 Facility represented by (i) on or prior to the Closing Date, such Term A-2 Lender’s Term A-2 Commitment at such time ~~and (ii) thereafter~~, (ii) after the Closing Date but on or prior to the Acquisition Funding Date, such Term A-2 Lender’s Term A-2 Commitment and/or (as the context may require) the principal amount of such Term A-2 Lender’s Term A-2 Loans, in each case, at such time and (iii) after the Acquisition Funding Date, the principal amount of such Term A-2 Lender’s Term A-2 Loans at such time, (c) in respect of the Term A-3 Facility, with respect to any Term A-3 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-3 Facility represented by (i) on or prior to the Closing Date, such Term A-3 Lender’s Term A-3 Commitment at such time, (ii) after the Closing Date but on or prior to the Acquisition Funding Date, such Term A-3 Lender’s Term A-3 Commitment and/or (as the context may require) the principal amount of such Term A-3 Lender’s Term A-3 Loans, in each case, at such time and (iii) after the Acquisition Funding Date, the principal amount of such Term A-3 Lender’s Term A-3 Loans at such time, (d) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) on or prior to the ~~Closing Date~~Acquisition Funding, such Term B Lender’s Term B Commitment at such time and (ii) thereafter, the principal amount of such Term B Lender’s Term B Loans at such time, (~~d~~e) in respect of the Multicurrency Revolving Credit Facility, with respect to any Multicurrency RCF Lender at any time, the percentage (carried out to the ninth decimal place) of the Multicurrency Revolving Credit Facility represented by such Multicurrency RCF Lender’s Multicurrency RCF Commitment at such time and (~~e~~f) in respect of the US Dollar Revolving Credit Facility, with respect to any US Dollar RCF Lender at any time, the percentage (carried out to the ninth decimal place) of the US Dollar Revolving Credit Facility represented by such US Dollar RCF Lender’s US Dollar RCF Commitment at such time.  If the commitment of each Multicurrency RCF Lender to make Multicurrency RCF Loans and the obligation of the L/C Issuer to make L/C Credit Extensions under the Multicurrency Revolving Credit Facility have been terminated pursuant to Section 8.02, or if the Multicurrency RCF Commitments have expired, then the Applicable Percentage of each Multicurrency RCF Lender in respect of the Multicurrency Revolving Credit Facility shall be determined based on the Applicable Percentage of such Multicurrency RCF Lender in respect of the Multicurrency Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. If the commitment of each US Dollar RCF Lender to make US Dollar RCF Loans and the obligation of the L/C Issuer to make L/C Credit Extensions under the US Dollar Revolving Credit Facility have been terminated pursuant to Section 8.02, or if the US Dollar RCF Commitments have expired, then the Applicable Percentage of each US Dollar RCF Lender in respect of the US Dollar Revolving Credit Facility shall be determined based on the Applicable Percentage of such US Dollar RCF Lender in respect of the US Dollar Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, (a) subject to any increase pursuant to Section 2.14(a)(vi), in respect of the Term B Facility, ~~3.00~~2.50% per annum for Base Rate Loans and ~~4.00~~3.50% per annum for Eurocurrency Rate Loans and (b) in respect of the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility and the Revolving Credit Facilities, (i) until the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.17 for the first full fiscal quarter ending at least six months after the Closing Date, 2.00% per annum for Base Rate Loans and 3.00% per annum for Eurocurrency Rate Loans and Letter of Credit Fees and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.17:

Pricing Level	Total Leverage Ratio	Applicable Rate For Base Rate Loans in respect of the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility and the Revolving Credit Facilities	Applicable Rate For Eurocurrency Rate Loans in respect of the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility and the Revolving Credit Facilities
1	≤ 2.25	1.50%	2.50%
2	> 2.25 but ≤ 3.00	1.75%	2.75%
3	> 3.00 but ≤ 4.00	2.00%	3.00%
4	> 4.00	2.25%	3.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.17; provided, however, that, (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply in respect of the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility and the Revolving Credit Facilities, in each case, as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and, in each case, shall remain in effect until the date on which such Compliance Certificate is delivered and (ii) Pricing Level 4 shall apply at all times during which an Event of Default exists; provided further that, (x) the Applicable Rate in respect of any Tranche of Revolving Credit Loans and Swing Line Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer and (y) the Applicable Rate in respect of any Tranche of Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Offer.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to any of the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility, the Term B Facility, the Multicurrency Revolving Credit Facility or the US Dollar Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term A-1 Loan, Term A-2 Loan, Term A-3 Facility, a Term B Loan, a Multicurrency RCF Loan or a US Dollar RCF Loans respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer, (ii) if any Multicurrency RCF Letters of Credit have been issued pursuant to Section 2.03(a), the Multicurrency RCF Lenders and (iii) if any US Dollar RCF Letters of Credit have been issued pursuant to Section 2.03(a), the US Dollar RCF Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender, (ii) if any Multicurrency RCF Swing Line Loans are outstanding pursuant to Section 2.04(a), the Multicurrency RCF Lenders and (iii) if any US Dollar RCF Swing Line Loans are outstanding pursuant to Section 2.04(a), the US Dollar RCF Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Litton Judgment” means a final judgment and any Lien relating thereto resulting from the case of Litton Industries, Inc. et al. v. IMO Industries, Inc. et al., No. L 1730 97 in the Superior Court of New Jersey, Law Division, Mercer County (the “Litton Litigation”), but only for so long as and to the extent that (a) such judgment shall not exceed $10,000,000, plus accrued pre-judgment and post-judgment interest thereon, and (b) any such judgment is promptly (and in any event within ten days) paid after all appeals have been exhausted (and provided, further, that (i) during such appeals, there is no period of more than 30 consecutive days during which (A) a stay of enforcement of the judgment and any such Lien or (B) a cross appeal that renders the judgment and any such Lien unenforceable, in each case, is not in effect, (ii) no such Lien shall remain in existence for more than 30 days after all appeals have been exhausted, and (iii) no property of any Loan Party or any Subsidiary of any Loan Party is lost, forfeited or sold as a result thereof.

“Arrangers” means Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., in their capacity as joint lead arrangers and joint book managers.

“Asbestos Insurance Settlement” means a settlement by Parent or any of its Subsidiaries of claims under an insurance policy with respect to coverage for asbestos matters, provided that such settlement is made in good faith.

“Asbestos Judgment” means any proceeds awarded by a court resulting from asbestos insurance litigation by Parent or any of its Subsidiaries under an insurance policy with respect to asbestos matters, including proceeds from judgments for damages, attorneys’ fees, interest and any other proceeds awarded by a court in connection with such litigation.

“Asset Acquisition” has the meaning specified in Section 6.10(a).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning specified in Section 2.14(d).

“Assumption Agreement” has the meaning specified in Section 2.14(d)(ii).

“Auction” has the meaning specified in Section 2.17(a).

“Auction Manager” has the meaning specified in Section 2.17(a).

“Auction Notice” means, in connection with an Auction, the written notification provided by the Borrower to the Auction Manager for distribution to the Lenders of the relevant Tranche of Term Loans.

“Audited Financial Statements” means the audited Consolidated balance sheet of Parent and its Subsidiaries for the Fiscal Year ended December 31, 2010, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of Parent and its Subsidiaries, including the notes thereto.

“Auditors” has the meaning specified in Section 10.08(f)(i).

“Auditors’ Determination” has the meaning specified in Section 10.08(f)(i).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means in respect of (x) the Multicurrency Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Multicurrency Revolving Credit Facility, (b) the date of termination of the Multicurrency RCF Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Multicurrency RCF Lender to make Multicurrency RCF Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions under the Multicurrency Revolving Credit Facility pursuant to Section 8.02 and (y) the US Dollar Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date for the US Dollar Revolving Credit Facility, (b) the date of termination of the US Dollar RCF Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each US Dollar RCF Lender to make US Dollar RCF Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions under the US Dollar Revolving Credit Facility pursuant to Section 8.02.

“Availability Period Commencement Date” has the meaning specified in Section 4.02.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn, or that may be required to be disbursed or paid, as applicable, under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing, disbursement or payment, as applicable).

“Bank Guarantee” means a guarantee issued by a bank or other financial institution, for the account of Parent or any Subsidiary of Parent, to support obligations of such Person incurred in the ordinary course of such Person’s business.

“Bankruptcy Law” means any proceeding of the type referred to in Section 8.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors including, without limitation, the German Insolvency Act (Insolvenzordnung).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Deutsche Bank as its “prime rate”, (c) the Eurocurrency Rate for a Revolving Credit Loan with a one-month interest period commencing on such day plus 1.00% and (d) with respect to Term B Loans, ~~2.25~~2.00% per annum. The “prime rate” is a rate set or established by Deutsche Bank based upon various factors including Deutsche Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate, and is not necessarily the lowest rate quoted by Deutsche Bank and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the rate quoted by Deutsche Bank.  Any change in such rate announced by Deutsche Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan, a Term A-1 Loan, a Term A-2 Loan, a Term A-3 Loan or a Term B Loan that bears interest based on the Base Rate.

“BOA Existing Letter of Credit” has the meaning specified in Section 2.03(a)(viii).

“Borrower Materials” means, collectively, all materials and/or information provided by or on behalf of the Borrowers hereunder.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a Multicurrency RCF Borrowing, a US Dollar RCF Borrowing, a Swing Line Borrowing, a Term A-1 Borrowing, a Term A-2 Borrowing, a Term A-3 Borrowing or a Term B Borrowing, as the context may require.

“Business Day” means a day of the year on which banks are not required or authorized by Law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Loans, (a) in the case of Loans and Letters of Credit, denominated in Dollars or Sterling, on which dealings are carried on in the London interbank market, (b) in the case of Loans and Letters of Credit, denominated in Euros, on which the Trans European Automated Real Time Gross Settlement Express Transfer (TARGET) System is open, and (c) in the case of Letters of Credit denominated in Yen, on which banks in Tokyo are not required or authorized by Law to close.

“Capital Expenditures” means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

“Capital Impairment” has the meaning specified in Section 10.08(c)(i).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following, to the extent owned by Parent or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof:  (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the federal Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P (d) Investments, classified in accordance with GAAP as Current Assets of Parent or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition, or (e) in the case of any Foreign Subsidiary only, direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) provided such sovereign nation or agency thereof has a rating by Moody’s and S&P equal to, or better than, the federal Government of the United States.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Certain Funds Credit Extension” means (a) a Term Borrowing made during the Certain Funds Period solely for a Certain Funds Purpose, (b) a Revolving Credit Borrowing or Swing Line Borrowing made during the Certain Funds Period solely for the purposes of clause (d), (f) and/or (h) of the definition of Certain Funds Purpose and (c) issuances of Letters of Credit during the Certain Funds Period solely for the purposes of clause (d) of the definition of Certain Funds Purpose so long as such Letters of Credit have been issued to support reimbursement obligations in respect of any Existing Letter of Credit or Bank Guarantee.

“Certain Funds Period” means the period from and including the Availability Period Commencement Date to and including the first to occur of:

(i)           the date occurring 200 days after the Effective Date, unless the Closing Date shall have occurred on or prior to such date;

(ii)           the date which falls 200 days after the date on which a Scheme Circular or Offer Document is first posted;

(iii)           the date upon which a Scheme lapses, terminates or is withdrawn (unless a firm intention to make an Offer in place of a Scheme is simultaneously, or has already been, announced or within 3 Business Days of such lapse, termination or withdrawal, as the case may be, is announced);

(iv)           the date upon which an Offer lapses, terminates or is withdrawn (unless a firm intention to make a Scheme in place of an Offer is simultaneously, or has already been, announced or within 3 Business Days of such lapse, termination or withdrawal, as the case may be, is announced); and

(v)           the date on which the Target becomes a direct or indirect Wholly-Owned Subsidiary of Parent, the Purchaser has paid all sums due pursuant to, or in connection with, the Acquisition, any surrender or cancellation of options or awards over Target Shares and (in the case of an Offer) any squeeze-out procedure and/or sell-out procedure.

“Certain Funds Purpose” means to:

(a)           if the Acquisition is to be made pursuant to an Offer:

(i)           finance (directly or indirectly) the acquisition of Target Shares to be acquired pursuant to the Offer or on the open market;

(ii)           finance (directly or indirectly) the consideration payable pursuant to the operation by the Purchaser of the procedures contained in Part 18 of the Act; and

(b)           if the Acquisition is to be made pursuant to a Scheme:

(i)           finance (directly or indirectly) the cash price payable to holders of the Target Shares in consideration of the Target Shares being cancelled or transferred and new shares in the Target being issued to the Purchaser pursuant to the Scheme; and/or

(ii)           finance (directly or indirectly) the purchase of Target Shares pursuant to the Scheme;

(c)           finance (directly or indirectly) payment to holders of options and for awards in respects of Target Shares who exercise or surrender such options and/or awards in connection with the Acquisition;

(d)           finance (directly or indirectly) fees and expenses (including all stamp, documentary, registration or similar taxes) incurred in connection with the Transaction;

(e)           finance (directly or indirectly) the Refinancing;

(f)           financing (directly or indirectly) the Pension Funding;

(g)           funding (directly or indirectly) the Overadvance Account; and

(h)           finance (directly or indirectly) in an aggregate amount not to exceed $200,000,000 (i) payments under foreign exchange Hedging Agreements entered into by Parent or the Purchaser in respect of the Term Loans in connection with the Acquisition and (ii) any purpose set forth in clauses (a), (b) and (c) above to the extent the proceeds of the Term Loans and the Equity Financing, together with amounts payable under foreign exchange Hedging Agreements entered into by Parent or the Purchaser in connection with the Acquisition, are insufficient to fully finance such purposes solely as a result of foreign exchange rate fluctuations; and

(i)           finance (directly or indirectly) the payment of interest due and payable pursuant to Section 2.08(c) on the Acquisition Funding Date.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith, (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III and (z) the UK Bank Levy, and all rules, guidelines, requirements, directives and legislation issued in connection with the UK Bank Levy, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued or implemented.

“Change of Control” means the occurrence of any of the following:  (a) any Person or two or more Persons (other than the Equity Investors) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of Parent (or other securities convertible into such Voting Interests) representing 40% or more of the combined voting power of all Voting Interests of Parent, (b) during any period of up to twelve consecutive months, the majority of seats (other than vacant seats) on the board of directors of the Parent cease to be occupied by persons who either (i) were members of the board of directors of the Parent at the beginning of the twelve consecutive month period or (ii) were nominated for election by the board of directors of Parent, a majority of whom are directors at the beginning of such period or whose election or nomination for election was previously approved by a majority of such directors or (c) any Borrower (other than Parent) shall cease to be a direct or indirect Wholly-Owned Subsidiary of Parent.

“City Code” means The City Code on Takeovers and Mergers.

“Closing Date” means the first date on which the Conditions Precedent to Initial Credit Extensions have been satisfied or waived in accordance with this Agreement, the initial Acquisition of Target Shares is consummated and the initial Borrowings are made under this Agreement.

“Closing Date Preferred Equity” means any preferred Equity Interests issued to the Equity Investors pursuant to the Equity Financing ~~on~~after the Closing Date but on or prior to the Acquisition Funding Date, provided that the terms of the Closing Date Preferred Equity shall be as set forth in the Closing Date Preferred Equity Documents.

“Closing Date Preferred Equity Documents” means (i) the documents governing the Closing Date Preferred Equity as in effect on the Effective Date and (ii) such other documents entered into after the Effective Date but prior to the ~~Closing~~Acquisition Funding Date so long as such documents are on substantially the same terms as the documents described in clause (i) above, in each case, without giving effect to any amendments, restatements, supplements or other modifications thereto except to the extent permitted pursuant to Section 7.09.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent or Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means Deutsche Bank in its capacity as collateral agent or security trustee under any of the Loan Documents, or any successor collateral agent or security trustee.

“Collateral and Guarantee Requirement” means with respect to the Loan Parties, that the requirements of Sections 4.01 (as of the Effective Date), 6.10 and 6.22 (as of the respective dates for which such requirements are required to be satisfied as set forth in Conditions Subsequent) have been satisfied with respect to such Loan Parties.

“Collateral Documents” means, collectively, the US Security Agreement, the Mortgages, the Foreign Collateral Documents, the US IP Security Agreement, the Target Shares Security Agreement, the UK Share Charge, the UK Debenture, the Security Trust Deed, the Overadvance Account Escrow Agreement (if any), each of the mortgages, collateral assignments, US Security Agreement Supplements, US IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements and any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the Collateral and Guarantee Requirements, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term A-1 Commitment, a Term A-2 Commitment, a Term A-3 Commitment, a Term B Commitment, a Multicurrency RCF Commitment or a US Dollar RCF Commitment, as the context may require.

“Commitment Date” has the meaning specified in Section 2.14(b).

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conditions Precedent to Effectiveness” means each of the conditions set forth on Schedule IV.

“Conditions Precedent to Initial Credit Extension” means each of the conditions set forth on Schedule V.

“Conditions Subsequent” means each of the conditions set forth on Schedule VIII.

“Consolidated” means the consolidation of accounts in accordance with GAAP.

“Consolidated Current Assets” means, at any time, the consolidated current assets of Parent and its Subsidiaries at such time.

“Consolidated Current Liabilities” means, at any time, the consolidated current liabilities of Parent and its Subsidiaries at such time, but excluding the current portion of any Debt under this Agreement and the current portion of any other long-term Debt which would otherwise be included therein.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations, (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, or (d) the amount of any regularly scheduled dividends in respect of Closing Date Preferred Equity, in each case, of or by Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, for any period, the net income (or net loss) of Parent and its Subsidiaries (calculated on a Consolidated basis) for such period, provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):  (i) the net income (or loss) of any Person in which a Person or Persons other than Parent and its Wholly-Owned Subsidiaries has an Equity Interest or Equity Interests (x) if such Person is a Subsidiary Consolidated with Parent, to the extent of any such Equity Interests held by Persons other than Parent and its Wholly-Owned Subsidiaries in such Person and (y) if such Person is not a Subsidiary Consolidated with Parent, other than to the extent of the amount of dividends or other distributions actually paid in cash by such Person, (ii) except as expressly set forth in the definition of EBITDA, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Parent or all or substantially all of the property or assets of such Person are acquired by a Subsidiary of Parent and (iii) the net income of any Subsidiary of Parent (other than a Borrower) to the extent that the declaration or payment of cash dividends or similar cash distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

“Consolidated Total Debt” means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet (excluding any Debt in respect of the Closing Date Preferred Equity).

“Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Controlled Investment Affiliates” means as, to any Person, (i) any other Person which directly or indirectly is in control of, is controlled by, or is under common control with, such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments in one or more companies, or (ii) any fund or account managed by such Person, or by the same manager or advisor as such Person or an Affiliate of such Person or such manager or advisor.  Solely for the purposes of this definition “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Court Meeting” means a meeting convened by the Royal Court of Jersey between the owners of the Target Shares to seek their approval of the Scheme.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“CTA” means the United Kingdom Corporation Tax Act 2009.

“Current Assets” of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

“Custodian” means Capita Jersey.

“Custodian Agreement” has the meaning specified in the Conditions Precedent to Effectiveness.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, or in respect of any Bank Guarantee, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests (including, without limitation, any Closing Date Preferred Equity), at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person, (j) Off Balance Sheet Obligations of such Person and (k) all indebtedness and other payment Obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(vii).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender with respect to which a Lender Default is in effect.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Revolving Credit Facilities plus (iii) 2% per annum; provided, however, that, with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Default Request” has the meaning specified in Section 6.10(a).

“Deutsche Bank” means Deutsche Bank AG New York Branch and its successors.

“Disclosed Litigation” has the meaning specified in Section 5.07.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding the granting of any Liens permitted pursuant to Section 7.01.

“Dollar” and “$” mean the lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in an Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“EBITDA” means, for any period, (a) the sum, determined on a Consolidated basis for the most recently completed Measurement Period, of (i) Consolidated Net Income, and, to the extent reflected in the calculation of such net income (or net loss), (ii) net interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, (vi) noncash impairment charges, (vii) losses from discontinued operations, extraordinary losses and losses from sales of assets outside the ordinary course of business, (viii) noncash other non-operating expenses, (ix) noncash equity compensation expenses, (x) expenses of Parent and its Subsidiaries incurred in connection with the Transactions, (xi) non-recurring and other one-time expenses incurred in connection with the Restructuring in an amount not to exceed $100,000,000 in the aggregate for all such periods, (xii) expenses associated with the settlement or payment of asbestos or welding fumes liabilities, and (xiii) costs associated with the action of Parent and its Subsidiaries against its asbestos or welding fumes insurers for coverage in respect of asbestos liabilities, minus (b) gains from discontinued operations, extraordinary gains and gains from sales of assets outside the ordinary course of business, in each case of Parent and its Subsidiaries, and, to the extent otherwise reflected in the calculation of net income (or net loss) for such period, any gains associated with asbestos or welding fumes claims, in each case determined (except as otherwise provided herein) in accordance with GAAP for the most recently completed Measurement Period, it being understood that “EBITDA” shall, for purposes of calculating compliance with the Total Secured Leverage Ratio in Section 2.14(a), the Total Leverage Ratio in Section 6.18(a) and for purposes of determining the Applicable Rate and Applicable Fee Rate, be (1) increased for any Measurement Period in which the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person, has occurred, by the EBITDA of the Person or assets being acquired using the historical financial statements (including audited financial statements, to the extent available) for such Person and (2) decreased for any Measurement Period in which the sale, transfer or other disposition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person, has occurred, by, in each case, the EBITDA of the Person or assets being acquired or sold, as applicable, using the historical financial statements (including audited financial statements, to the extent available) for such Person, and all such adjustments to the EBITDA of Parent and its Subsidiaries as specified in the foregoing clauses (1) and (2) shall be accompanied by a certification of a Responsible Officer of Parent stating that such adjustments have been prepared in accordance with GAAP.

“Effective Date” has the meaning specified in Section 4.01.

“Effective Yield” means, as to any Loans of any Tranche, the effective yield on such Loans as reasonably determined by the Administrative Agent (in consultation with the Borrowers), taking into account the applicable interest rate margins, any interest rate floors or similar devices, all recurring fees and all other fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary amendment and consent fees paid generally to consenting Lenders. Any such determination by the Administrative Agent shall be conclusive and binding on all Lenders.  The Administrative Agent shall not have any liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) or (vi) (subject to Section 11.06(b)(i) and such consents, if any, as may be required under Section 11.06(b)(iii)).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under or with respect to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief; provided, however, that Environmental Action shall not include any asbestos-related litigation.

“Environmental Law” means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of, or exposure to, Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Environmental Reports” means environmental assessment reports, prepared by Environmental Resources Management in accordance with ASTM 1527-05 standards, and a letter from Parent to the Administrative Agent indicating (a) the status of any Recognized Environmental Conditions (as defined in such standards) identified in such reports and (b) “most likely” case and “reasonable worst” case estimates for investigating and remediating the Recognized Environmental Conditions.

“Equity Commitment Letter” means that certain letter dated as of September 12, 2011, among BDT CF Acquisition Vehicle, LLC, BDT Capital Partners LLC and the “Investors” party thereto as in effect on the date hereof.

“Equity Financing” has the meaning specified in ~~the Conditions Precedent to Initial Extension~~Section 4.02(b)(ii).

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Equity Investors” means (i) Mitchell P. Rales and Steven M. Rales, their respective heirs and any estate-planning trust for the benefit of members of their immediate families with respect to which either Mitchell P. Rales or Steven M. Rales is the Trustee, (ii) BDT Capital Partners and its Controlled Investment Affiliates and (iii) any other investor that is issued common Equity Interests or Closing Date Preferred Equity of the Parent pursuant to the Equity Financing after the Effective Date and on or ~~prior to~~before the ~~Closing~~Acquisition Funding Date and any such investors’ Controlled Investment Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) (i) the occurrence of a Reportable Event, or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, with respect to a Plan; (c) the application for a minimum funding waiver with respect to a Plan; (d) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (e) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (f) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (g) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (h) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (i) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Euro” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means for any Interest Period, (A) with respect to a Eurocurrency Rate Loan that is a Term A-1 Loan, a Term A-2 Loan, a Term A-3 Loan or a Revolving Credit Loan, the aggregate of (1) and (2) below and (B) with respect to a Eurocurrency Loan that is a Term B Loan, the higher of (x) ~~1.25~~1.00% per annum and (y) the aggregate of (1) and (2) below:

(1)

 (a)           in the case of a Eurocurrency Rate Loan denominated in Dollars, (i) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the Reuters screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 A.M. (London time) on the applicable Interest Rate Determination Date and, in the event such rate is not available, (ii) the arithmetic average (rounded up to the nearest 1/100th of 1%) of the offered quotation in the interbank eurodollar market by Deutsche Bank to first class banks for Dollar deposits of amounts in immediately available funds with a term equivalent comparable to the interest period for which a Eurocurrency Rate is determined, as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date;

(b)           in the case of Eurocurrency Rate Loan denominated in Euros, (i) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the appropriate page of the Reuters screen that displays EURIBOR (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 A.M. (London time) on the applicable Interest Rate Determination Date and, in the event such rate is not available, (ii) the arithmetic average (rounded up to the nearest 1/100th of 1%) of the offered quotation in the European interbank market by Deutsche Bank for Euro deposits of amounts in immediately available funds with a term equivalent comparable to the interest period for which a Eurocurrency Rate is determined, as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date;

(c)           in the case of Loans denominated in any Alternative Currency (other than Euro), (i) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the appropriate page of the Reuters screen that displays LIBOR (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 A.M. (London time) on the applicable Interest Rate Determination Date and, in the event such rate is not available, (ii) the arithmetic average (rounded up to the nearest 1/100th of 1%) of the offered quotation in the London interbank market by Deutsche Bank for deposits in the Alternative Currency of amounts in immediately available funds with a term equivalent comparable to the interest period for which a Eurocurrency Rate is determined, as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date; or

(d)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, determined at approximately 11:00 A.M., (London Time) on the applicable Interest Rate Determination Date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in the same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Deutsche Bank (or an affiliate thereof) to major banks in the London interbank Eurocurrency market at their request at the date and time of determination; and

(2)           the then current cost of the Lenders of complying with any Eurocurrency Reserve Requirements.

“Eurocurrency Rate Loan” means a Multicurrency RCF Loan, a US Dollar RCF Loan, a Term A-1 Loan, a Term A-2 Loan, a Term A-3 Loan or a Term B Loan that bears interest at a rate based on the Eurocurrency Rate.  Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency.  All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Eurocurrency Reserve Requirements” means, for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve liquid asset or similar requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the FRB or other Governmental Authority having jurisdiction with respect thereto), including without limitation, under regulations issued from time to time by (a) the FRB, (b) any Governmental Authority of the jurisdiction of the relevant currency or (c) any Governmental Authority of any jurisdiction in which advances in such currency are made to which banks in any jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined, including Mandatory Costs.

“European Borrower” has the meaning specified in the introductory paragraph hereto.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by Parent and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, capital contributions, asset sale proceeds, insurance proceeds or Debt (other than Revolving Credit Loans and Swing Line Loans)), (ii) the aggregate amount of permanent principal payments of Debt for borrowed money of Parent and its Subsidiaries and the permanent repayment of the principal component of all Obligations under Capitalized Leases of Parent and its Subsidiaries during such period (other than (1) repayments made pursuant to the Refinancing, (2) repayments made with the proceeds of asset sales, sales or issuances of Equity Interests, capital contributions, insurance or Debt and (3) payments of Loans and/or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow to the extent such repayments were required as a result of a scheduled repayment pursuant to Section 2.07(a), Section 2.07(b) or Section 2.07(c)), (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, (iv) the aggregate amount of all cash payments made in respect of all Investments made pursuant to Section 7.06(h), (i) or (m) consummated by Parent and its Subsidiaries during such period (other than any such payments to the extent financed with equity proceeds, capital contributions, asset sale proceeds, insurance proceeds or Debt (other than Revolving Credit Loans and Swing Line Loans)) and (v) the aggregate amount of (a) all cash payments made during such period in respect of (x) expenses associated with the settlement or payment of asbestos or welding fumes liabilities or (y) costs associated with the action of Parent and its Subsidiaries against its asbestos or welding fumes insurers for coverage in respect of asbestos liabilities minus (b) all cash received during such period in respect of asbestos or welding fumes claims (including, without limitation, payments under insurance policies related thereto).

“Excess Exempted Foreign Subsidiary Voting Equity Interests” has the meaning specified in the US Security Agreement.

           “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located, is managed and controlled or has its seat of management is engaged in a trade or business, or has a permanent establishment, office, fixed base or branch or similar connection including, without limitation, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which either Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a)(ii), (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), or (iii) is imposed under FATCA.  Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed by any jurisdiction other than the US at any time on payments made by or on behalf of a Foreign Loan Party to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with Section 3.01(e)(i) but shall include (a) any amount attributable to the implementation or application of, or compliance with, the UK Bank Levy (as in force on the date the relevant Administrative Agent, Lender or L/C Issuer became a party to this Agreement), where the effect of such UK Bank Levy was known on the date hereof, and (b) any Tax imposed by the U.K. which is required by law to be deducted or withheld from a payment of interest on a Loan, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of (i) any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or treaty or any published practice or concession of any relevant taxing authority;

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(i)(B) of the definition of Qualifying Lender and:

(A)
an officer of the United Kingdom H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Borrower making the payment or from the Company a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(i)(B) of the definition of Qualifying Lender and:

(A)	the relevant Lender has not given a UK Tax Confirmation to the Company; and

(B)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a UK Tax Confirmation to the Company, on the basis that the UK Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA.

“Existing Letter of Credit or Bank Guarantee” means any letter of credit and bank guarantees set forth on Schedule III hereto.

“Existing Parent Credit Agreement” means that certain Credit Agreement, dated as of May 13, 2010, as amended, restated, supplemented and/or otherwise modified on or prior to the Closing Date, among Parent and Allweiler Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany as the borrowers thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto.

“Extended Multicurrency RCF Commitments” shall mean Multicurrency RCF Commitments that are extended pursuant to an Extension in accordance with Section 2.18.

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.18(a)(ii).

“Extended Term Loans” has the meaning specified in Section 2.18(a)(iii).

“Extended US Dollar RCF Commitments” shall mean US Dollar RCF Commitments that are extended pursuant to an Extension in accordance with Section 2.18.

“Extending Revolving Credit Lender” has the meaning specified in Section 2.18(a)(ii).

“Extending Term Lender” has the meaning specified in Section 2.18(a)(iii).

“Extension” has the meaning specified in Section 2.18(a).

“Extension Offer” has the meaning specified in Section 2.18(a).

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business from proceeds of casualty insurance, or condemnation awards (and payments in lieu thereof); provided, however, that, so long as no Default shall have occurred and be continuing at the time of receipt thereof, Extraordinary Receipts shall not include insurance proceeds or condemnation awards to the extent that such proceeds or awards in respect of loss or damage to equipment, fixed assets or real property are applied to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the Loan Documents, so long as such application is made within 12 months after the receipt of cash from occurrence of such damage or loss (or, if the Parent or its Subsidiaries have entered into binding contractual commitments for reinvestment within such 12-month period, not so reinvested within 18 months following the date of receipt of such cash); and provided further, however, that any such Extraordinary Receipts not so applied shall immediately constitute an Extraordinary Receipt.

“Facility” means the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility, the Term B Facility, the Multicurrency Revolving Credit Facility or the US Dollar Revolving Credit Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Deutsche Bank on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain amended and restated letter agreement, dated ~~September 12, 2011,~~January 13, 2012, among Parent, the Administrative Agent and the Arrangers.

“First Lien Intercreditor Agreement” means an intercreditor agreement in substantially the form of Exhibit T to this Agreement or in such other form as is reasonably satisfactory to the Administrative Agent.

“First-Tier Foreign Subsidiary” means each Foreign Subsidiary, all of the Equity Interests in which are owned directly by Parent or a US Subsidiary.

“Fiscal Year” means a fiscal year of Parent and its Subsidiaries ending on December 31 in any calendar year.

“Foreign Collateral” means all Collateral of Foreign Loan Parties securing the Guaranteed Foreign Obligations.

“Foreign Collateral Documents” means each agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties in any Foreign Collateral.

“Foreign Disposition” has the meaning provided in Section 2.05(b)(ix).

“Foreign Extraordinary Receipt” has the meaning provided in Section 2.05(b)(ix).

“Foreign Government Scheme or Arrangement” has the meaning provided in Section 5.14(e).

“Foreign Guarantor” means each of the European Borrower (in its capacity as a guarantor under the Guaranty), together with any other Foreign Subsidiary of Parent that executes and delivers to the Administrative Agent a Guaranty.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which Parent is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer).  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Party” means the European Borrower and each of the Foreign Guarantors.

“Foreign Obligations Guarantors” means each US Obligations Guarantor and each Foreign Guarantor.

“Foreign Plan” has the meaning specified in Section 5.14(e).

“Foreign Subsidiary” means any Subsidiary of Parent that is not a US Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender under a Revolving Credit Facility (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage under such Revolving Credit Facility of the outstanding L/C Obligations under such Revolving Credit Facility other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders under such Revolving Credit Facility or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage under such Revolving Credit Facility of Swing Line Loans under such Revolving Credit Facility other than such Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders under such Revolving Credit Facility or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds Flow Memorandum” has the meaning specified in the Conditions Precedent to Initial Credit Extension.

“GAAP” means generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 1.03.

“General Meeting” means an extraordinary general meeting of the Target convened at the direction of the Royal Court of Jersey to approve a Scheme.

“German AG Guarantor” has the meaning specified in Section 10.08(j)(i).

“German Guarantor” has the meaning specified in Section 10.08(a).

“Governmental Authority” means any nation or government, any state, province, territory, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Guaranteed Foreign Obligations,” “Guaranteed Obligations” and “Guaranteed US Obligations” each have the meaning specified in Section 10.01.

“Guarantors” means the US Obligations Guarantors and the Foreign Obligations Guarantors.

“Guaranty” means the guaranty set forth in Article X, together with each other guaranty and guaranty supplement, in each case, in form and substance reasonably satisfactory to the Administrative Agent in its reasonable discretion, delivered pursuant to Section 6.10, in each case as amended, amended and restated, modified or otherwise supplemented, guaranteeing the Guaranteed Foreign Obligations and/or the Guaranteed US Obligations, as applicable.

“Guaranty Supplement” has the meaning specified in Section 10.05.

“Hazardous Materials” means (a) petroleum or petroleum products, by products or breakdown products, radioactive materials, asbestos or asbestos containing materials, polychlorinated biphenyls, toxic mold, and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements, and any guaranty thereof.

“Hedge Bank” means any current or former Lender or an Affiliate of a Lender in its capacity as a party to a Secured Hedge Agreement, provided that, in the case of a former Lender, it or its Affiliate entered into such Hedge Agreement at the time it was a Lender.

“Honor Date” has the meaning specified in Section 2.03(c).

“Implementation Agreement” means any implementation agreement and/or inducement fee and/or other related arrangements, agreements or commitments in connection with an Offer or Scheme as are from time to time in force or entered into by any of Parent, Purchaser or any Borrower during or before any Certain Funds Period.

“Inactive Subsidiary” means (1) a subsidiary of Parent that (a) is not engaged in any business or activity and (b) does not own or hold any assets or property except (i) Equity Interests of any Subsidiary of Parent that is an Inactive Subsidiary and (ii) in the case of Colfax Pumpen GmbH, up to 1.0% of the equity interests in Toshaco Pumps Private Limited, an Indian company or (2) each of the following Subsidiaries: Baric Products Limited, Hamilton Brimer Limited and Ashington Fabrication Company Ltd, in each case under this clause (2) only for so long as (i) such Subsidiary satisfies the requirements of clause (1) above except for intercompany receivables owed by Baric Holdings Limited to each respective company, (ii) from and after the Closing Date, for so long as such Subsidiary owns the intercompany receivable referred to in immediately preceding clause (i), such intercompany receivables are subordinated pursuant to the Intercompany Subordination Agreement and (iii) the direct parent of such Subsidiary intends to dissolve, strike off or liquidate such Subsidiary.

“Increase Date” has the meaning specified in Section 2.14(a).

“Increasing Lender” has the meaning specified in Section 2.14(b).

“Incremental Commitments” has the meaning specified in Section 2.14(a).

“Incremental Facility” has the meaning specified in Section 2.14(a).

“Incremental Term A Facility” has the meaning specified in Section 2.14(a).

“Incremental Term Facility” has the meaning specified in Section 2.14(a).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Information Memorandum” means the information memorandum used by the Arrangers in connection with the syndication of the Commitments.

“Initial Loan Party Jurisdictions” means the United States, United Kingdom, Jersey, Germany, the Netherlands, Sweden, Brazil, ~~Denmark, Czech Republic and Poland~~Canada, Mexico, Ireland, Switzerland and Singapore.

“Initial Multicurrency RCF Maturity Date” means the fifth anniversary of the Closing Date, provided, however, that if such date is not a Business Day, the Initial Multicurrency RCF Maturity Date shall be the next preceding Business Day.

“Initial Term A-1 Facility Maturity Date” means the fifth anniversary of the Closing Date, provided, however, that if such date is not a Business Day, the Initial Term A-1 Facility Maturity Date shall be the next preceding Business Day.

“Initial Term A-2 Facility Maturity Date” means the fifth anniversary of the Closing Date, provided, however, that if such date is not a Business Day, the Initial Term A-2 Facility Maturity Date shall be the next preceding Business Day.

“Initial Term A-3 Facility Maturity Date” means the fifth anniversary of the Closing Date, provided, however, that if such date is not a Business Day, the Initial Term A-3 Facility Maturity Date shall be the next preceding Business Day.

“Initial Term B Facility Maturity Date” means the seventh anniversary of the Closing Date; provided, however, that if such date is not a Business Day, the Initial Term B Facility Maturity Date shall be the next preceding Business Day.

“Initial US Dollar RCF Maturity Date” means the fifth anniversary of the Closing Date, provided, however, that if such date is not a Business Day, the Initial US Dollar RCF Maturity Date shall be the next preceding Business Day.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Intercompany Debt” means any Debt, payables or other obligations, whether now existing or hereafter incurred, owed by Parent or any Subsidiary of Parent to Parent or any other Subsidiary of Parent.

“Intercompany Loans” has the meaning specified in Section 7.06(f).

“Intercompany Note” means a promissory note evidencing Intercompany Loans, duly executed and delivered substantially in the form of Exhibit K (or such other form as shall be satisfactory to the Administrative Agent in its sole discretion), with blanks completed in conformity therewith.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement in the form of Exhibit L hereto (as amended, modified, restated and/or supplemented from time to time) executed and delivered by each Loan Party and each other Subsidiary of Parent which is an obligee or obligor with respect to any Intercompany Debt.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDA to (b) Consolidated Interest Charges for the most recently completed Measurement Period.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the Acquisition Funding Date, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that, if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the Acquisition Funding Date, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facilities for purposes of this definition).

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months or, if approved by each Lender with Loans and/or Commitments under the relevant Facility, such other period as the applicable Borrower may request, thereafter, as selected by the applicable Borrower in its Committed Loan Notice (or one day in the case of Alternative Currency Swing Line Loans); provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)           no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

(d)           the only Interest Periods that may be selected prior to the occurrence of a Successful Syndication (as defined in the Fee Letter) shall be one-month periods.

“Interest Rate Determination Date” means the date for calculating the Eurocurrency Rate for an Interest Period, which date shall be (i) in the case of any Eurocurrency Loan denominated in Dollars, the second Business Day prior to first day of the related Interest Period for such Loan, (ii) in the case of any Eurocurrency Loan denominated in an Alternative Currency, the date on which quotations would ordinarily be given by prime banks in the relevant interbank market for deposits made in such Alternative Currency for value on the first day of the related Interest Period for such Eurocurrency Loan or (iii) in the case of calculating the Base Rate, if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurocurrency Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day; provided, however, that if for any such Interest Period with respect to a Loan denominated in an Alternative Currency, quotations would ordinarily be given on more than one date, the Interest Rate Determination Date shall be the last of those dates.

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i), (j) or (k) of the definition of “Debt” in respect of such Person.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any Subsidiary thereof) or in favor of the L/C Issuer and relating to such Letter of Credit.

“ITA” means the United Kingdom Income Tax Act 2007.

“Judgment Currency” has the meaning specified in Section 11.19.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, (x) with respect to each Multicurrency RCF Lender, such Multicurrency RCF Lender’s funding of its participation in any L/C Borrowing under the Multicurrency Revolving Credit Facility in accordance with its Applicable Percentage and (y) with respect to each US Dollar RCF Lender, such US Dollar RCF Lender’s funding of its participation in any L/C Borrowing under the US Dollar Revolving Credit Facility in accordance with its Applicable Percentage.  All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing, payment or disbursement, as applicable, under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.  All L/C Borrowings shall be denominated in Dollars.

“L/C Collateral Account” has the meaning specified in the US Security Agreement.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date or amendment thereof, or the increase of the amount thereof.

“L/C Issuer” means each of (i) Deutsche Bank in its capacity as issuer of Letters of Credit (other than Bank Guarantees) hereunder (except as otherwise provided in Section 9.06) ~~and (ii~~, (ii) Bank of America, N.A. solely in its capacity as issuer of the BOA Existing Letters of Credit and (iii) any other Lender reasonably acceptable to the Administrative Agent and Parent which agrees to issue Letters of Credit hereunder. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such L/C Issuer (and such Affiliate shall be deemed to be an “L/C Issuer” for all purposes of the Loan Documents). Notwithstanding anything to the contrary, for purposes of this Agreement, the term “L/C Issuer” as used herein shall refer to (w) each L/C Issuer, (x) the L/C Issuers, (y), the applicable L/C Issuer or (z) with respect to any Letter of Credit, the L/C Issuer of such Letter of Credit, in each case determined as the context requires.

“L/C Obligations” shall mean the Multicurrency RCF L/C Obligations and the US Dollar RCF L/C Obligations, as the context may require.

“L/C Supportable Obligations” means obligations of the Borrowers or any of their respective Subsidiaries as are permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of (x) any Debt or other obligations that are subordinated in right of payment to the Obligations under any of the Loan Documents and (y) any Equity Interests).

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lender Default” means, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender (which has not been cured) to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, (ii) such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, or (iii) such Lender having notified the Administrative Agent, the Swing Line Lender, any L/C Issuer and/or any Loan Party (x) that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit or (y) of the events described in preceding clause (ii); provided that, for purposes of (and only for purposes of) Section 2.03(a)(iii)(E), Section 2.03(g), 2.03(i), Section 2.16 (other than Section 2.16(a)), the term “Lender Default” shall also include, as to any Lender, (i) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (ii) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Swing Line Lender, any L/C Issuer or the Administrative Agent reasonably believes in good faith has occurred and is continuing, and (iv) the failure of such Lender to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender), (y) Lenders constituting the Required Multicurrency Revolving Lenders or (z) the Required US Dollar Revolving Lenders has or have, as applicable, funded its or their portion thereof.

“Lender Party” means any Lender, any L/C Issuer or any Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” has the meaning specified in Section 2.03(a).

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility under which the applicable Letter of Credit is to be or was issued (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Request” means an application and agreement for the issuance or amendment of a Letter of Credit (i) to the extent Deutsche Bank is the L/C Issuer, substantially in the form of Exhibit A-2 or (ii) in any other case, in the form from time to time in use by the respective L/C Issuer.

“Letter of Credit Sublimit” means an amount equal to $200,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facilities.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Multicurrency RCF Loan, a US Dollar RCF Loan, a Multicurrency RCF Swing Line Loan or a US Dollar RCF Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Fee Letter, and (e) each Issuer Document.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“Major Default” means (w) a failure to enter into an amendment required pursuant to Section 3 of the Fee Letter, (x) the written repudiation by any Borrower of any material obligation under the Loan Documents, (y) (other than to the extent that such Event of Default relates to, or is made in relation to, circumstances affecting any member of the Target Group) an Event of Default under paragraph (a), (b) (solely to the extent that it relates to a Major Representation), (c) (solely to the extent that it relates to a Major Undertaking), (d) (solely to the extent that it relates to a Major Undertaking), (f) or (i) of Section 8.01, or (z) any Borrower (other than Parent) or the Purchaser shall cease to be a direct or indirect Wholly-Owned Subsidiary of Parent.

“Major Representation” means the representations and warranties set forth in Sections 5.01, 5.03, 5.04 and 5.06, in each case other than to the extent that such representation and warranty relates to, or is made in relation to, circumstances affecting any member of the Target Group.

“Major Undertaking” means each of the Acquisition Undertakings (other than those set forth in paragraphs (h), (i) and (j) of Schedule VI) and each covenant set forth in Sections 6.05(a), 6.21, 7.01 through 7.09, ~~7.13, 7.16 and 7.23 (except to the extent that any failure to comply with Section 7.23 is the result of any actions taken or omitted to be taken by the Custodian or the Agents).~~7.13 and 7.16.
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“Management Notification” has the meaning specified in Section 10.08(c)(ii).

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule II.

“Margin Stock” has the meaning specified in Regulation U of the FRB, as in effect from time to time.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of Parent and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its payment or other material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means (a) with respect to the Multicurrency Revolving Credit Facility, the Initial Multicurrency RCF Maturity Date, (b) with respect to the US Dollar Revolving Credit Facility, the Initial US Dollar RCF Maturity Date (c) with respect to the Term A-1 Facility, the Initial Term A-1 Facility Maturity Date, (d) with respect to the Term A-2 Facility, the Initial Term A-2 Facility Maturity Date, ~~and~~ (e) with respect to the Term A-3 Facility, the Initial Term A-3 Facility Maturity Date and (f) with respect to the Term B Facility, the Initial Term B Facility Maturity Date; provided, however, with respect to any Tranche of Extended Term Loans or Extended Revolving Credit Commitments (and related outstandings), the Maturity Date with respect thereto shall instead be the final maturity date for the Multicurrency RCF Commitment or US Dollar RCF Commitment, as applicable, as specified in the applicable Extension Offer accepted by the respective Lender.

“Maximum Rate” has the meaning specified in Section 11.09.

“MD&A” has the meaning specified in Section 6.17(b).

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of Parent.

“Minimum Extension Condition” shall mean (x) with respect to any Extension of any Tranche of Term Loans pursuant to Section 2.18, that Lenders, the sum of whose aggregate outstanding principal amount of Term Loans of such Tranche at such time equal 50% or more of the aggregate outstanding principal amount of all Term Loans of such Tranche at such time, shall have accepted the respective Extension Offer, and (y) with respect to any Extension of any Tranche of Revolving Credit Commitments pursuant to Section 2.18, that Lenders, the sum of whose Revolving Credit Commitments of such Tranche at such time equal 50% or more of the aggregate Revolving Credit Commitments of such Tranche at such time, shall have accepted the respective Extension Offer.

“Minimum Liquidity” means that the sum of (I) the aggregate amount of unrestricted cash and Cash Equivalents of the Qualified Loan Parties at such time plus (II) the Total Unutilized Revolving Credit Amount.

“Minimum Tranche Amount” has the meaning specified in Section 2.18(b).

“MNPI” means material non-public information with respect to Parent or its Subsidiaries, or their respective securities.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

~~“~~Mortgage Policy~~” has the meaning specified in Conditions Subsequent.~~

~~“~~Mortgages~~” has the meaning specified in the Conditions Subsequent.~~

“Mortgage” means any deeds of trust, trust deeds, deeds to secure debt and mortgages, in substantially the form of Exhibit G (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters) delivered pursuant to Section 6.10, in each case as amended.

“Multicurrency RCF Borrowing” means a borrowing consisting of simultaneous Multicurrency RCF Loans of the same Type, in the same currency, and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Multicurrency RCF Lenders pursuant to Section 2.01(~~d~~e).

“Multicurrency RCF Commitment” means, as to each Multicurrency RCF Lender, its obligation to (a) make Multicurrency RCF Loans to each Borrower pursuant to Section 2.01(~~d~~e), (b) purchase participations in Multicurrency RCF L/C Obligations, and (c) purchase participations in Multicurrency RCF Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Multicurrency RCF Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. In addition, the Multicurrency RCF Commitment of each Lender shall include, subject to the consent of such Lender, any Extended US Dollar RCF Commitment of such Lender.

“Multicurrency RCF L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn or that may be required to be paid or disbursed, as applicable, under all outstanding Multicurrency RCF Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings) in respect of Multicurrency RCF Letters of Credit.  For purposes of computing the amount available to be drawn, or that may be required to be paid or disbursed, as applicable, under any Multicurrency RCF Letter of Credit, the amount of such Multicurrency RCF Letter of Credit shall be determined in accordance with Section 1.07.  For all purposes of this Agreement, if on any date of determination a Multicurrency RCF Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Multicurrency RCF Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Multicurrency RCF Lender” means, at any time, any Lender that has a Multicurrency RCF Commitment at such time.

“Multicurrency RCF Letter of Credit” has the meaning specified in Section 2.03(a).

“Multicurrency RCF Loan” has the meaning specified in Section 2.01(~~d~~e).

“Multicurrency RCF Note” means a promissory note made by the applicable Borrower in favor of a Multicurrency RCF Lender evidencing Multicurrency RCF Loans or Multicurrency RCF Swing Line Loans, as the case may be, made by such Multicurrency RCF Lender, substantially in the form of Exhibit C-4.

“Multicurrency RCF Swing Line Loan” has the meaning provided in Section 2.04(a).

“Multicurrency Revolving Credit Facility” means, at any time, the aggregate amount of the Multicurrency RCF Lenders’ Multicurrency RCF Commitments at such time.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Assets” has the meaning specified in Section 10.08(d).

“Net Cash Proceeds” means, with respect to (a) any sale, lease, transfer or other disposition of any asset, or (b) the incurrence or issuance of any Debt (other than Debt permitted under Section 7.02), or (c) any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (i) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder’s fees and other similar fees and commissions, (ii) the amount of taxes payable in connection with or as a result of such transaction and (iii) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

“Non-Extension Notice Date” has the meaning specified in 2.03(b)(iii).

“Non-Wholly-Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” means a Term A-1 Note, a Term A-2 Note, a Term A-3 Note, a Term B Note, a Multicurrency RCF Note or a US Dollar RCF Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 8.01(f).  Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Secured Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Off Balance Sheet Obligation” means, with respect to any Person, any (i) ~~any~~ repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) ~~any~~ liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) ~~any~~ obligation under a Synthetic Lease or (iv) ~~any~~ obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Offer” means a public offer by, or made on behalf of, the Purchaser in accordance with the City Code and the provisions of the Act for the Purchaser to acquire all of the Target Shares not owned, held or agreed to be acquired by the Purchaser.

“Offer Document” means an offer document dispatched to shareholders of the Target setting out in full the terms and conditions of an Offer.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any foreign jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust, unlimited liability company or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization (or equivalent or comparable constitutive documents with respect to any foreign jurisdiction) of such entity.

“Other Taxes” means all present or future stamp, documentary, excise, property, transfer, intangible, mortgage recording or similar taxes, value added taxes other than VAT within the scope of Section 3.01(g), charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of Unreimbursed Amounts.

“Overadvance Account” means an escrow account established by the Administrative Agent and subject to the Overadvance Account Escrow Agreement.

           “Overadvance Account Escrow Agreement” means the Overadvance Account Escrow Agreement, in the form of Exhibit J, in respect of the Overadvance Account.

           “Overadvanced Acquisition Funds” means any proceeds of Term Loans, to the extent such proceeds are not used, or required to be used and actually used, by Parent, any Borrower or the Purchaser to finance any Certain Funds Purpose.

“Overadvance Disbursement Request” means a release request substantially in the form attached as Exhibit A to the Overadvance Account Escrow Agreement delivered pursuant to the terms of the Overadvance Account Escrow Agreement and Section 6.21, with each such release request to (i) identify the amount to be disbursed and the account to which such amount shall be disbursed and (ii) certify that, at the time of such disbursement, (x) those conditions precedent set forth under Section 4.04(a) and (b) are satisfied (for such purposes treating such disbursement as a Certain Funds Credit Extension) and (y) such amount to be disbursed is required on or within 5 days of the date of such proposed disbursement by Parent and its Subsidiaries to finance a Certain Funds Purpose.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Deutsche Bank in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent” has the meaning specified in the introductory paragraph of this Agreement.

“Parent Refinancing” means the following refinancing transactions (i) all Debt of Parent and its Subsidiaries under the Existing Parent Credit Agreement shall have been repaid in full, together with all fees and other amounts owing thereon (other than Debt permitted under Section 7.02(a)(ii)), and (ii) all commitments, security interests and guaranties in connection therewith shall have been terminated and released, all to the reasonable satisfaction of the Administrative Agent.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Pension Funding” means the funding by Parent and/or its Subsidiaries of the pension obligations of the Target Group and/or the taking of such other actions, in each case, as is required by the Pension Regulator or as otherwise agreed with the pension trustees.

“Pension Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Permitted Acquisition” means an Investment permitted under Section 7.06(h).

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:  (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 6.02; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, warehousemen’s, landlords’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) Permitted Encumbrances; (e) judgment Liens in existence less than 30 days after entry thereof or with respect to which execution is stayed; (f) Liens arising out of title retention provisions in any contract in the ordinary course of business; and (g) any Lien constituting an Approved Litton Judgment.

“Permitted Priority Liens” means (a) Permitted Encumbrances and Permitted Liens under clause (b) of the definition thereof in existence on the Closing Date, (b) Liens existing on the date hereof and described on Schedule 5.18(b) hereto, (c) purchase money Liens created after the Effective Date and permitted under Section 7.01(d), (d) Permitted Liens under clause (f) of the definition thereof, (e) Liens with respect to Capitalized Leases permitted pursuant to Section 7.01(e), and (f) Liens securing real estate taxes that by operation of law have priority over the Liens created pursuant to the Collateral Documents.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, replacement, refunding, renewal or extension of any Debt of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, replaced, refunded, renewed or extended except by an amount equal to unpaid accrued interest, fees, expenses and premium thereon and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, replacement, refunding, renewal or extension has a final stated maturity date equal to or later than the final stated maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Debt being modified, refinanced, replaced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) such modification, refinancing, replacement, refunding, renewal or extension does not add guarantors, obligors or security from that which applied to such Debt being modified, refinanced, replaced, refunded, renewed or extended, (e) to the extent such Debt being modified, refinanced, replaced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being modified, refinanced, replaced, refunded, renewed or extended and (f) to the extent such Debt being modified, refinanced, replaced, refunded, renewed or extended is secured by Liens that are subordinated to the Liens securing the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is unsecured or secured by Liens that are subordinated to the Liens securing the Obligations on terms at least as favorable to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Debt being modified, refinanced, replaced, refunded, renewed or extended; provided that a certificate of a Responsible Officer of Parent delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Debt (or such shorter time as the Administrative Agent agrees to in its sole discretion), together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of the documentation relating thereto, stating that Parent has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Parent within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Refinancing Debt” means any Debt modified, refinanced, replaced, refunded, renewed or extended pursuant to, and in accordance with the requirements of, a Permitted Refinancing.

“Permitted Refinancing Debt Documents” means the documentation governing any Permitted Refinancing Debt.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Post Petition Interest” has the meaning specified in Section 10.06(b).

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in the final paragraph of Section 6.17.

“Pledged Debt” has the meaning specified in Section 1(d)(iv) of the US Security Agreement.

“Pledged Equity” has the meaning specified in Section 1(d)(iii) of the US Security Agreement.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Press Release” means the press release made pursuant to Rule 2.5 of the City Code by or on behalf of the Purchaser announcing a firm intention to proceed with an Offer or, as the case may be, a Scheme.

“Process Agent” has the meaning specified in Section 11.14(e).

“Public Lender” has the meaning specified in the final paragraph of Section 6.17.

“Purchaser” means the European Borrower.

“Qualified Assignee” means a Person that is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, (iv) a commercial bank, investment bank or insurance company that has been approved by the Administrative Agent, the L/C Issuer and Parent to be a Lender hereunder and whose senior, unsecured, long-term indebtedness has an investment grade rating from S&P and Moody’s or (v) approved by Parent.

“Qualified Foreign Jurisdictions” means and includes each Qualified Jurisdiction other than the United States (and the States thereof).

“Qualified Foreign Loan Parties” means each Foreign Loan Party which (x) is a Wholly-Owned Subsidiary of Parent organized under the laws of a Qualified Foreign Jurisdiction, (y) has provided a guaranty with substantially the same terms as the Guaranty of all Guaranteed Foreign Obligations pursuant to a guaranty and (z) subject to the Agreed Security Principles has executed the relevant Collateral Documents in accordance with the requirements of Sections 6.10 securing all such Guaranteed Foreign Obligations; provided that any Qualified Foreign Loan Party that is (or was) a Subsidiary of Parent shall cease to constitute Qualified Foreign Loan Party at such time, if any, as such Subsidiary ceases to be a Wholly-Owned Subsidiary of Parent.

“Qualified Jurisdictions” means and includes the United States, United Kingdom, Jersey, Germany, the Netherlands, Sweden, Denmark, Czech Republic, Poland, Brazil, Australia, Canada, Mexico, Ireland, Switzerland and Singapore, in each case including any states, provinces or other similar local units therein.  Furthermore, from time to time after the Closing Date, Parent may request (by written notice to the Administrative Agent) that one or more additional jurisdictions be added to the list of Qualified Jurisdictions.  In such event, such jurisdictions shall be added to (and thereafter form part of) the list of Qualified Jurisdictions so long as, in each case, the Guaranties and Collateral that would be provided by a Subsidiary of Parent in the respective jurisdiction, after taking into account the Agreed Security Principles, shall provide substantially similar, or more favorable, credit support to the Secured Parties as such Secured Parties receive under the other then existing Qualified Jurisdictions (as determined by the Administrative Agent (in consultation with Parent)) and such respective jurisdiction is otherwise reasonably acceptable to the Administrative Agent and so long as Parent has furnished opinions of counsel, in each case from counsel, and in form and substance, reasonably satisfactory to the Administrative Agent, concluding that Subsidiaries of Parent organized under the laws of such jurisdiction may execute and deliver a Guaranty (containing provisions reasonably consistent with the provisions of the Guaranties executed and delivered on the Effective Date and applicable to a Qualified Foreign Loan Party on such date and reasonably satisfactory to the Administrative Agent) and, subject to the Agreed Security Principles, such Collateral Documents as may be reasonably satisfactory to the Collateral Agent and that, in accordance with the laws of the respective jurisdiction, such Loan Documents shall constitute the legal, valid and binding obligations, enforceable in accordance with their terms, and (in the case of the Collateral Documents) create valid and perfected security interests under applicable law (in each case subject to such customary exceptions (not inconsistent with the requirements set forth above) as are reasonably satisfactory to the Administrative Agent).  The parties hereto further agree that, in the discretion of the Administrative Agent, as a condition to the addition of any jurisdiction to the list of Qualified Jurisdictions, the Administrative Agent may (but shall not be required to) request the consent of the Required Lenders to such addition and, in such event, the Administrative Agent shall be entitled to wait for such consent before adding the respective jurisdiction to the list of Qualified Jurisdictions.

“Qualified Loan Parties” means each Qualified US Loan Party and each Qualified Foreign Loan Party.

“Qualified US Loan Parties” means and includes Parent and each other US Loan Party which is a Wholly-Owned Subsidiary of Parent, provided that any Qualified US Loan Party that is (or was) a Subsidiary of Parent shall cease to constitute a Qualified US Loan Party at such time, if any, as such Subsidiary ceases to be a Wholly-Owned Subsidiary of Parent.

           “Qualifying Lender” means:

(a)           a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(i)           a Lender:

(A)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document; or

(B)	in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made,

in each case, which is within the charge to U.K. corporation tax as respects any payments of interest made in respect of that advance or would be within the charge to corporation tax as respects that interest apart from section 18A of the CTA;

(ii)	a Lender which is:

(A)	a company resident in the U.K. for U.K. tax purposes; or

(B)
a partnership each member of which is (x) a company so resident in the U.K., (y) a company not so resident in the U.K. which carries on a trade in the U.K. through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA or (z) a company not so resident in the U.K. which carries on a trade in the U.K. through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)           a Treaty Lender; or

(b)           a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Loan Document.

“Receiving Agent” means the receiving agent appointed pursuant to the Receiving Agent Letter.

“Receiving Agent Letter” means, in the case of an Offer, a letter relating to the appointment of a receiving agent in respect of that Offer in form and substance reasonably satisfactory to the Administrative Agent.

“Redeemable” means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Refinancing” means the following refinancing transactions (a) the Parent Refinancing and (b) the refinancing of certain other Debt of Parent and its Subsidiaries and the Target Group existing on the Closing Date, together with the payment of all fees and other amounts owing thereon.

“Register” has the meaning specified in Section 11.06(c).

“Rejection Notice” has the meaning specified in Section 2.05(b)(vii).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the successors, assigns, partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Jurisdiction” means, in respect of any Person, the jurisdiction of the country in which such Person is incorporated and, if different, where it is resident and has its principal place of business, and each jurisdiction or state in which it owns or leases property or otherwise conducts its business.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Event” means (a) the incurrence by Parent or any of its Subsidiaries of any Debt (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of the Term B Loans into a new tranche of replacement term loans under this Agreement) made available by banks, funds and/or other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an Effective Yield for the respective Type of such Debt that is less than the Effective Yield for Term B Loans of the respective Type, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the Term B Loans or (b) any effective reduction in the Applicable Rate or interest rate floor for the Term B Loans (e.g., by way of amendment, waiver or otherwise).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Request, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Multicurrency Revolving Lenders” means, as of any date of determination, Multicurrency RCF Lenders holding more than 50% of the sum of the (a) Total Multicurrency RCF Outstandings (with the aggregate amount of each Multicurrency RCF Lender’s risk participation and funded participation in Multicurrency RCF L/C Obligations and Multicurrency RCF Swing Line Loans being deemed “held” by such Multicurrency RCF Lender for purposes of this definition) and (b) aggregate unused Multicurrency RCF Commitments; provided that the unused Multicurrency RCF Commitment of, and the portion of the Total Multicurrency RCF Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Multicurrency Revolving Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Multicurrency RCF Commitments and US Dollar RCF Commitments; provided that the unused Multicurrency RCF Commitments and US Dollar RCF Commitments of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required US Dollar Revolving Lenders” means, as of any date of determination, US Dollar RCF Lenders holding more than 50% of the sum of the (a) Total US Dollar RCF Outstandings (with the aggregate amount of each US Dollar RCF Lender’s risk participation and funded participation in US Dollar RCF L/C Obligations and US Dollar RCF Swing Line Loans being deemed “held” by such US Dollar RCF Lender for purposes of this definition) and (b) aggregate unused US Dollar RCF Commitments; provided that the unused US Dollar RCF Commitment of, and the portion of the Total US Dollar RCF Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required US Dollar Revolving Lenders.

“Required Term A-1 Lenders” means, as of any date of determination, Term A-1 Lenders holding more than 50% of the Term A-1 Facility on such date; provided that the portion of the Term A-1 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-1 Lenders.

“Required Term A-2 Lenders” means, as of any date of determination, Term A-2 Lenders holding more than 50% of the Term A-2 Facility on such date; provided that the portion of the Term A-2 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-2 Lenders.

“Required Term A-3 Lenders” means, as of any date of determination, Term A-3 Lenders holding more than 50% of the Term A-3 Facility on such date; provided that the portion of the Term A-3 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-3 Lenders.

“Required Term B Lenders” means, as of any date of determination, Term B Lenders holding more than 50% of the Term B Facility on such date; provided that the portion of the Term B Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, vice president of taxes, treasury manager, treasurer, assistant treasurer or controller of a Loan Party and any other duly authorized officer, agent or representative of the applicable Loan Party so designated by any of the foregoing officers or by the applicable Loan Party in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restructuring” means the disposition of certain assets and restructuring of certain subsidiaries of the Parent, in each instance financially beneficial to the Parent and its Subsidiaries, taken as a whole, and otherwise as a result of or in connection with the Transaction.

“Revaluation Date” means (a) ~~as of the first Business Day of each week, (b)~~ the Closing Date, (~~c~~b) with respect to any Loan, each of the following:  (i) each date of a Borrowing of a Swing Line Loan denominated in an Alternative Currency, (ii) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (iii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (~~d~~c) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Credit Borrowing” means a borrowing consisting of either simultaneous Multicurrency RCF Loans or US Dollar RCF Loans of the same Type, in the same currency, and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Multicurrency RCF Lenders or US Dollar RCF Lenders pursuant to Section 2.01(~~d~~e) or 2.01(~~e~~f), respectively.

“Revolving Credit Facilities” means the Multicurrency Revolving Credit Facility and the US Dollar Revolving Credit Facility.

“Revolving Credit Lender” means, at any time, any Lender that has a Multicurrency RCF Commitment and/or a US Dollar RCF Commitment at such time, as the context may require.

“Revolving Credit Loan” shall mean the Multicurrency RCF Loans and the US Dollar RCF Loans, as the context may require.

“Revolving Incremental Facility” has the meaning specified in Section 2.14(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Scheme” means a scheme of arrangement effected pursuant to Part 18A of the Act under which the Target Shares will be cancelled (or transferred) and the Purchaser will become the holder of new shares issued in place of such cancelled Target Shares (or, as the case may be, the holder of such transferred Target Shares).

“Scheme Circular” means a circular dispatched by the Target to holders of the Target Shares setting out in full the terms and conditions of a Scheme and convening a General Meeting and a Court Meeting.

“Scheme Court Order” means the order of the Royal Court of Jersey sanctioning the Scheme.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement required or permitted under Articles VI and VII that is entered into by and between either Borrower and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Swing Line Lender, each L/C Issuer, the Indemnitees, the Hedge Banks, the Cash Management Banks~~,~~ and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section ~~9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Administrative Agent or Collateral Agent under the terms of the Collateral Documents.~~9.05.

“Securities Purchase Agreements” means collectively, (i) that certain securities purchase agreement dated as of September 12, 2011, among Parent and BDT CF Acquisition Vehicle, LLC as in effect on the date hereof, (ii) that certain securities purchase agreement dated as of September 12, 2011, among Parent and Mitchell P. Rales as in effect on the date hereof, (iii) that certain securities purchase agreement dated as of September 12, 2011, among Parent and Steven M. Rales as in effect on the date hereof and (iv) that certain securities purchase agreement dated as of September 12, 2011, among Parent and Markel Corporation as in effect on the date hereof.

“Security Trust Deed” has the meaning specified in the Condition Precedent to Initial Credit Extension.

“Shareholder Subordinated Note” means an unsecured junior subordinated note issued by Parent and not guaranteed by any Subsidiary of Parent substantially in the form of Exhibit M, as the same may be modified, amended or supplemented from time to time pursuant to the terms hereof and thereof.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the sum of the fair value of the assets, at a fair valuation, of such Person (on a stand-alone basis) and of such Person and its Subsidiaries (taken as a whole) will exceed its or their respective debts, (b) the sum of the present fair salable value of the assets of such Person (on a stand-alone basis) and of such Person and its Subsidiaries (taken as a whole) will exceed its or their respective debts, (c) such Person (on a stand-alone basis) and such Person and its Subsidiaries (taken as a whole) has or have not incurred and does or do not intend to incur, and does or do not believe that it or they will incur, debts beyond its or their respective ability to pay such debts as such debts mature and (d) such Person (on a stand-alone basis) and such Person and its Subsidiaries (taken as a whole) will have sufficient capital with which to conduct its or their respective businesses.  For purposes of this definition, “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 A.M. on the date that is two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Obligations” has the meaning specified in Section 10.06.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries (including, for the avoidance of doubt, a company, corporation or partnership that is a “dependent enterprise” (abhängiges Unternehmen) of such Person within the meaning of Section 17 of the German Stock Corporation Act (Aktiengesetz) or that is a “subsidiary” (Tochterunternehmen) of such Person within the meaning of Section 290 of the German Commercial Code (Handelsgesetzbuch), or where such Person has the power to direct the management and the policies of such entity whether through the ownership of share capital, contract or otherwise).

“Subsidiary Acquisition” has the meaning specified in Section 6.10(a).

“Surviving Debt” means Debt and lines of credit of each Loan Party and its Subsidiaries and the Target Group outstanding immediately before the Closing Date as described on Schedule 7.02(d~~) (as such schedule may be updated prior to the Closing Date solely in respect of Debt of the Target Group to provide for modifications to the descriptions of Debt described on Schedule 7.02(d) as originally provided on the Effective Date (but without any increase to the aggregate amount available thereunder)~~).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Deutsche Bank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” shall mean a Multicurrency RCF Swing Line Loan or a US Dollar RCF Swing Line Loan, as the context may require.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 or the Alternative Currency Equivalent thereof and (b) the Revolving Credit Facilities.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facilities.

“Synthetic Lease” means a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Takeover Panel” means the Panel on Takeovers and Mergers.

“Target” means Charter International plc, a company organized under the laws of Jersey.

“Target Group” means the Target and its Subsidiaries.

“Target Material Adverse Effect” means a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Target Group taken as a whole.

“Target Shares” means the ordinary shares of the Target the subject of an Offer or, as the case may be, a Scheme.

“Target Shares Security Agreement” has the meaning specified in the Conditions Precedent to Initial Credit Extension.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges or contributions imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Sharing Agreement” means the Reformed and Restated Tax Allocation Agreement, dated as of May 30, 2003, among Parent and each of its Subsidiaries referred to therein, as amended from time to time to the extent permitted hereunder (or under replacement tax sharing agreements together with any amendments that are not materially adverse to the Lenders).

“Term A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to Section 2.01(a).

“Term A-1 Commitment” means, as to each Term A-1 Lender, its obligation to make Term A-1 Loans to the US Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A-1 Lender’s name on Schedule 2.01 under the caption “Term A-1 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-1 Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A-1 Commitments at such time ~~and (b) thereafter~~, (b) after the Closing Date but on or prior to the Acquisition Funding Date, the aggregate amount of the Term A-1 Commitments at such time and/or (as the context may require) the aggregate principal amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time and (c) after the Acquisition Funding Date, the aggregate principal amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time.

“Term A-1 Lender” means (a) ~~at any time~~ on or prior to the Closing Date, any Lender that has a Term A-1 Commitment at such time ~~and~~, (b) ~~at any time~~ after the Closing Date but on or prior to the Acquisition Funding Date, any Lender that has a Term A-1 Commitment at such time and/or (as the context may require) any Lender that holds Term A-1 Loans at such time and (c) after the Acquisition Funding Date, any Lender that holds Term A-1 Loans at such time.

“Term A-1 Loan” means an advance made by any Term A-1 Lender under the Term A-1 Facility.

“Term A-1 Note” means a promissory note made by the US Borrower in favor of a Term A-1 Lender evidencing Term A-1 Loans made by such Term A-1 Lender, substantially in the form of Exhibit C-1.

“Term A-2 Borrowing” means a borrowing consisting of simultaneous Term A-2 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A-2 Lenders pursuant to Section 2.01(b).

“Term A-2 Commitment” means, as to each Term A-2 Lender, its obligation to make Term A-2 Loans to the European Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A-2 Lender’s name on Schedule 2.01 under the caption “Term A-2 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-2 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-2 Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A-2 Commitments at such time ~~and (b) thereafter~~, (b) after the Closing Date but on or prior to the Acquisition Funding Date, the aggregate amount of the Term A-2 Commitments at such time and/or (as the context may require) the aggregate principal amount of the Term A-2 Loans of all Term A-2 Lenders outstanding at such time and (c) after the Acquisition Funding Date, the aggregate principal amount of the Term A-2 Loans of all Term A-2 Lenders outstanding at such time.

“Term A-2 Lender” means (a) ~~at any time~~ on or prior to the Closing Date, any Lender that has a Term A-2 Commitment at such time ~~and~~, (b) ~~at any time~~ after the Closing Date but on or prior to the Acquisition Funding Date, any Lender that has a Term A-2 Commitment at such time and/or (as the context may require) any Lender that holds Term A-2 Loans at such time and (c) after the Acquisition Funding Date, any Lender that holds Term A-2 Loans at such time.

“Term A-2 Loan” means an advance made by any Term A-2 Lender under the Term A-2 Facility.

“Term A-2 Note” means a promissory note made by the European Borrower in favor of a Term A-2 Lender evidencing Term A-2 Loans made by such Term A-2 Lender, substantially in the form of Exhibit C-2.

“Term A-3 Borrowing” means a borrowing consisting of simultaneous Term A-3 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A-3 Lenders pursuant to Section 2.01(c).

“Term A-3 Commitment” means, as to each Term A-3 Lender, its obligation to make Term A-3 Loans to the European Borrower pursuant to Section 2.01(c) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A-3 Lender’s name on Schedule 2.01 under the caption “Term A-3 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-3 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-3 Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A-3 Commitments at such time, (b) after the Closing Date but on or prior to the Acquisition Funding Date, the aggregate amount of the Term A-3 Commitments at such time and/or (as the context may require) the aggregate principal amount of the Term A-3 Loans of all Term A-3 Lenders outstanding at such time and (c) after the Acquisition Funding Date, the aggregate principal amount of the Term A-3 Loans of all Term A-3 Lenders outstanding at such time.

“Term A-3 Lender” means (a) on or prior to the Closing Date, any Lender that has a Term A-3 Commitment at such time, (b) after the Closing Date but on or prior to the Acquisition Funding Date, any Lender that has a Term A-3 Commitment at such time and/or (as the context may require) any Lender that holds Term A-3 Loans at such time and (c) after the Acquisition Funding Date, any Lender that holds Term A-3 Loans at such time.

“Term A-3 Loan” means an advance made by any Term A-3 Lender under the Term A-3 Facility.

“Term A-3 Note” means a promissory note made by the European Borrower in favor of a Term A-3 Lender evidencing Term A-3 Loans made by such Term A-3 Lender, substantially in the form of Exhibit C-6.

“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(~~c~~d).

“Term B Commitment” means, as to each Term B Lender, its obligation to make Term B Loans to the US Borrower pursuant to Section 2.01(~~c~~d) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term B Lender’s name on Schedule 2.01 under the caption “Term B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B Facility” means, at any time, (a) on or prior to the ~~Closing~~Acquisition Funding Date, the aggregate amount of the Term B Commitments at such time and (b) thereafter, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

“Term B Lender” means (a) at any time on or prior to the ~~Closing~~Acquisition Funding Date, any Lender that has a Term B Commitment at such time and (b) at any time after the ~~Closing~~Acquisition Funding Date, any Lender that holds Term B Loans at such time.

“Term B Loan” means an advance made by any Term B Lender under the Term B Facility.

“Term B Note” means a promissory note made by the US Borrower in favor of a Term B Lender evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit C-3.

“Term Borrowing” means a Term A-1 Borrowing, a Term A-2 Borrowing, a Term A-3 Borrowing or a Term B Borrowing.

“Term Commitment” means a Term A-1 Commitment, a Term A-2 Commitment, a Term A-3 Commitment or a Term B Commitment.

“Term Facilities” means, at any time, the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility and the Term B Facility.

“Term Loan” means each Term A-1 Loan, Term A-2 Loan, Term A-3 Loan and Term B Loan.

“Total Leverage Ratio” means, at any date of determination, the ratio of Consolidated Total Debt on such date to EBITDA of Parent and its Subsidiaries for the most recently completed Measurement Period.

“Total Multicurrency RCF Outstandings” means the aggregate Outstanding Amount of all Multicurrency RCF Loans, Multicurrency RCF Swing Line Loans and Multicurrency RCF L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate of the Total Multicurrency RCF Outstandings and the Total US Dollar RCF Outstandings.

“Total Secured Leverage Ratio” means, at any date of determination, the ratio of Consolidated Total Debt that is secured by a Lien on any asset of the Parent or any of its Subsidiaries on such date to EBITDA of Parent and its Subsidiaries for the most recently completed Measurement Period.

“Total Unutilized Revolving Credit Amount” means, at any time, the amount equal to the remainder of (x) the Revolving Credit Facilities less (y) the Total Revolving Credit Outstandings at such time.

“Total US Dollar RCF Outstandings” means the aggregate Outstanding Amount of all US Dollar RCF Loans, US Dollar RCF Swing Line Loans and US Dollar RCF L/C Obligations.

“Tranche” means the respective facility and commitments utilized in making Loans hereunder, with there being seven separate Tranches as of the Effective Date, i.e., Term A-1 Loans, Term A-2 Loans, Term A-3 Loans, Term B Loans, Multicurrency RCF Loans, US Dollar RCF Loans, Multicurrency RCF Swing Line Loans and US Dollar RCF Swing Line Loans. Furthermore, after giving effect to an Extension pursuant to Section 2.18, (x) any Revolving Credit Loans pursuant to Extended Revolving Credit Commitments shall constitute a separate Tranche of Revolving Credit Loans from the Tranche of Revolving Credit Loans from which they were converted and (y) any Extended Term Loans shall constitute a separate Tranche of Term Loans from the Tranche of Term Loans from which they were converted

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the acquisition of Target Shares to be acquired pursuant to the Offer or Scheme, as applicable, (c) the refinancing of certain outstanding Debt of Parent and its Subsidiaries and the termination of all commitments with respect thereto, and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Transaction Documents” means the Loan Documents, the Press Release, any Offer Document and any Scheme Circular and any other document or announcement issued by or on behalf of Parent and/or the Purchaser pursuant to the City Code.

           “Treaty Lender” means a Lender that:

(a)	is treated as a resident of a jurisdiction having a double taxation agreement with the U.K. that makes provision for full exemption from tax on payments of interest imposed by the U.K.;

(b)	does not carry on a business in the U.K. through a permanent establishment with which that Lender's participation in the Term A-2 Loan or Term A-3 Loan is effectively connected; and

(c)
is entitled to full relief from liability otherwise imposed by the United Kingdom on interest under that agreement (assuming for these purposes that all applicable filing or administrative requirements and any procedural formalities in relation to that entitlement are duly complied with).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK” means the United Kingdom of Great Britain and Northern Ireland.

“UK Bank Levy” means the United Kingdom Tax known as the “bank levy” introduced by the U.K. Finance Act 2011.

“UK Debenture” has the meaning specified in the Conditions Precedent to Initial Credit Extension.

“UK Share Charge” has the meaning specified in the Conditions Precedent to Initial Credit Extension.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either (i) a company resident in the UK for UK tax purposes; or (ii) a partnership each member of which is (A) a company so resident in the UK; or (B) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (C) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“United States”, “U.S.” and “US” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“US Borrower” has the meaning specified in the recital of parties to this Agreement.

“US Dollar RCF Borrowing” means a borrowing consisting of simultaneous US Dollar RCF Loans of the same Type, and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the US Dollar RCF Lenders pursuant to Section 2.01(~~e~~f).

“US Dollar RCF Commitment” means, as to each US Dollar RCF Lender, its obligation to (a) make US Dollar RCF Loans to the US Borrower pursuant to Section 2.01(~~e~~f), (b) purchase participations in US Dollar RCF L/C Obligations, and (c) purchase participations in US Dollar RCF Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “US Dollar RCF Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. In addition, the US Dollar RCF Commitment of each Lender shall include, subject to the consent of such Lender, any Extended US Dollar RCF Commitment of such Lender.

“US Dollar RCF L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn or that may be required to be paid or disbursed, as applicable, under all outstanding US Dollar RCF Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings) in respect of US Dollar RCF Letters of Credit.  For purposes of computing the amount available to be drawn or that may be required to be paid or disbursed, as applicable, under any US Dollar RCF Letter of Credit, the amount of such US Dollar RCF Letter of Credit shall be determined in accordance with Section 1.07.  For all purposes of this Agreement, if on any date of determination a US Dollar RCF Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such US Dollar RCF Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“US Dollar RCF Lender” means, at any time, any Lender that has a US Dollar RCF Commitment at such time.

“US Dollar RCF Letter of Credit” has the meaning specified in Section 2.03(a).

“US Dollar RCF Loan” has the meaning specified in Section 2.01(~~e~~f).

“US Dollar RCF Note” means a promissory note made by the US Borrower in favor of a US Revolving Credit Lender evidencing US Dollar RCF Loans or Swing Line Loans, as the case may be, made by such US Dollar RCF Lender, substantially in the form of Exhibit C-5.

“US Dollar RCF Swing Line Loan” has the meaning specified in Section 2.04(a).

“US Dollar Revolving Credit Facility” means, at any time, the aggregate amount of the US Dollar RCF Lenders’ US Dollar RCF Commitments at such time.

“US IP Security Agreement” has the meaning specified in the Conditions Precedent to Initial Credit Extension.

“US IP Security Agreement Supplement” has the meaning specified in Section 1(g)(vi) of the US Security Agreement.

“US Loan Party” means each of Parent and each US Obligations Guarantor.

“US Obligations Guarantors” means the US Borrower (in its capacity as a guarantor under the Guaranty), each US Subsidiary (other than any Inactive Subsidiary) on the date hereof together with any other US Subsidiary that executes and delivers to the Administrative Agent a Guaranty.

“US Owned DRE” means any Person that (i) is not treated as a corporation for US federal income tax purposes, (ii) is 100% owned (directly or indirectly) by Parent or any US Subsidiary and (iii) substantially all the assets of which consist of the stock of one or more controlled foreign corporations within the meaning of Section 957 of the Code.

“US Security Agreement” has the meaning specified in Conditions Precedent to Initial Credit Extension.

“US Security Agreement Supplement” has the meaning specified in Section 24(b) of the US Security Agreement.

“US Subsidiary” means any Subsidiary of Parent (other than a US Owned DRE) organized under the laws of the United States or any state thereof.

“US Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(IV).

“VAT” means (a) any tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), and (b) any other tax of similar nature, whether imposed in a member state of European Union in substitution for, or levied in addition to such tax referred to in (a) or elsewhere.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or any of its Subsidiaries or in respect of which any Loan Party or any of its Subsidiaries could have liability.

“Wholly-Owned” means, with respect to any Subsidiary, that all of the Equity Interests (except for directors’, foreign national qualifying and other nominal shares required to be held by such person under applicable law) in such Subsidiary are owned by Parent and/or one or more Subsidiaries thereof (or by the Subsidiary thereof to which reference is made in the applicable provision hereof).

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Yen” and “¥” mean the lawful currency of Japan.

“Yield Differential” has the meaning specified in Section 2.14(a)(~~vi~~ix).

1.02.  Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03.  Accounting Terms.  (a) Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided that notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof .

(b)           Changes in GAAP.  If at any time any change in GAAP after December 31, 2010 would affect the computation of any financial term or financial ratio or requirement set forth in any Loan Document, and either Parent or the Required Lenders shall so request, the Administrative Agent, the Lenders and Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such financial term, financial ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such financial term or ratio or requirement made before and after giving effect to such change in GAAP.

1.04.  Rounding.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05.  Exchange Rates; Currency Equivalents.  (a)  The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b)           Wherever in this Agreement, in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.06.  Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07.  Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount or face amount, as applicable, of such Letter of Credit in effect at such time (in each case determined without regard to whether any conditions to payment could then be met, but after giving effect to all previous payments made thereunder); provided, however, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount or face amount, as applicable, thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount or face amount, as applicable, of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount or face amount, as applicable, is in effect at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.  The Loans.  (a) The Term A-1 Borrowing.  Subject to the terms and conditions set forth herein, (A) each Term A-1 Lender with a Term A-1 Commitment on the Closing Date severally agrees to make a single loan in Dollars to the US Borrower ~~on the Closing Date~~ on the Closing Date, provided that the aggregate amount of Term A-1 Loans made on the Closing Date by the Term A-1 Lenders shall not exceed $170,000,000 and (B) each Term A-1 Lender with a Term A-1 Commitment on the Acquisition Funding Date severally agrees to make a single loan in Dollars to the US Borrower on the Acquisition Funding Date, in each case, in an amount not to exceed such Term A-1 Lender’s Applicable Percentage of the Term A-1 ~~Facility~~Commitments at the time of the incurrence thereof on the Closing Date or the Acquisition Funding Date, as the case may be.  The Term A-1 Borrowing ~~shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders~~ (i) made on the Closing Date shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentage ~~of the Term A-1 Facility.~~ of the Term A-1 Commitments at the time of such Borrowing on the Closing Date and (ii) made on the Acquisition Funding Date shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentage of the Term A-1 Commitments at the time of such Borrowing on the Acquisition Funding Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Term A-1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b)           The Term A-2 Borrowing.  Subject to the terms and conditions set forth herein, (A) each Term A-2 Lender with a Term A-2 Commitment on the Closing Date severally agrees to make a single loan ~~(in Dollars, Euro or Sterling) to the European Borrower on the Closing Date~~in Dollars to the European Borrower on the Closing Date, provided that the aggregate amount of Term A-2 Loans made on the Closing Date by the Term A-2 Lenders shall not exceed $170,000,000 and (B) each Term A-2 Lender with a Term A-2 Commitment on the Acquisition Funding Date severally agrees to make a single loan in Dollars to the European Borrower on the Acquisition Funding Date, in each case, in an amount not to exceed such Term A-2 Lender’s Applicable Percentage of the Term A-2 ~~Facility~~Commitments at the time of the incurrence thereof on the Closing Date or the Acquisition Funding Date, as the case may be.  The Term A-2 Borrowing ~~shall consist of Term A-2 Loans made simultaneously by the Term A-2 Lenders~~ (i) made on the Closing Date shall consist of Term A-2 Loans made simultaneously by the Term A-2 Lenders in accordance with their respective Applicable Percentage ~~of the Term A-2 Facility.~~ of the Term A-2 Commitments at the time of such Borrowing on the Closing Date and (ii) made on the Acquisition Funding Date shall consist of Term A-2 Loans made simultaneously by the Term A-2 Lenders in accordance with their respective Applicable Percentage of the Term A-2 Commitments at the time of such Borrowing on the Acquisition Funding Date. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.  Term A-2 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(c)           The Term A-3 Borrowing.  Subject to the terms and conditions set forth herein, (A) each Term A-3 Lender with a Term A-3 Commitment on the Closing Date severally agrees to make a single loan in Euros to the European Borrower on the Closing Date and (B) each Term A-3 Lender with a Term A-3 Commitment on the Acquisition Funding Date severally agrees to make a single loan in Euros to the European Borrower on the Acquisition Funding Date, in each case, in an amount not to exceed such Term A-3 Lender’s Applicable Percentage of the Term A-3 Commitments at the time of the incurrence thereof on the Closing Date or the Acquisition Funding Date, as the case may be.  The Term A-3 Borrowing (i) made on the Closing Date shall consist of Term A-3 Loans made simultaneously by the Term A-3 Lenders in accordance with their respective Applicable Percentage of the Term A-3 Commitments at the time of such Borrowing on the Closing Date and (ii) made on the Acquisition Funding Date shall consist of Term A-3 Loans made simultaneously by the Term A-3 Lenders in accordance with their respective Applicable Percentage of the Term A-3 Commitments at the time of such Borrowing on the Acquisition Funding Date. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.  Term A-3 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(d)           The Term B Borrowing.  Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a single loan in Dollars to the US Borrower on the ~~Closing~~Acquisition Funding Date in an amount not to exceed such Term B Lender’s Applicable Percentage of the Term B Facility.  The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Applicable Percentage of the Term B Facility.  Amounts borrowed under this Section 2.01(~~c~~d) and repaid or prepaid may not be reborrowed.  Term B Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(~~d~~e)           The Multicurrency RCF Borrowings.  Subject to the terms and conditions set forth herein, each Multicurrency RCF Lender severally agrees to make loans (in Dollars, Euros or Sterling) to the US Borrower or the European Borrower (each such loan, a “Multicurrency RCF Loan”) from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Multicurrency RCF Commitment; provided, however, that, after giving effect to any Multicurrency RCF Borrowing, (i) at any time prior to the Acquisition Funding Date, the Total Multicurrency RCF Outstandings shall consist solely of obligations existing under the BOA Existing Letters of Credit set forth in Part A of Schedule 2.03(a), (ii) the Total Multicurrency RCF Outstandings shall not exceed the Multicurrency Revolving Credit Facility, and (~~ii~~iii) the aggregate Outstanding Amount of the Multicurrency RCF Loans of any Lender, plus such Multicurrency RCF Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency RCF L/C Obligations, plus such Multicurrency RCF Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency RCF Swing Line Loans shall not exceed such Multicurrency RCF Lender’s Multicurrency RCF Commitment.  Within the limits of each Multicurrency RCF Lender’s Multicurrency RCF Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(~~d~~e), prepay under Section 2.05, and reborrow under this Section 2.01(~~d~~e).  Multicurrency RCF Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(~~e~~f)           The US Dollar RCF Borrowings.  Subject to the terms and conditions set forth herein, each US Dollar RCF Lender severally agrees to make loans in Dollars (each such loan, a “US Dollar RCF Loan”) to the US Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such US Dollar RCF Lender’s US Dollar RCF Commitment; provided, however, that, after giving effect to any US Dollar RCF Borrowing, (i) at any time prior to the Acquisition Funding Date, the Total US Dollar RCF Outstandings shall consist solely of obligations existing under the BOA Existing Letters of Credit set forth in Part B of Schedule 2.03(a), (ii) the Total US Dollar RCF Outstandings shall not exceed the US Dollar Revolving Credit Facility, and (~~ii~~iii) the aggregate Outstanding Amount of the US Dollar RCF Loans of any Lender, plus such US Dollar RCF Lender’s Applicable Percentage of the Outstanding Amount of all US Dollar RCF L/C Obligations, plus such US Dollar RCF Lender’s Applicable Percentage of the Outstanding Amount of all US Dollar RCF Swing Line Loans shall not exceed such US Dollar RCF Lender’s US Dollar RCF Commitment.  Within the limits of each US Dollar RCF Lender’s US Dollar RCF Commitment, and subject to the other terms and conditions hereof, the US Borrower may borrow under this Section 2.01(~~e~~f), prepay under Section 2.05, and reborrow under this Section 2.01(~~e~~f).  US Dollar RCF Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(~~f~~g)           If the Initial Multicurrency RCF Maturity Date shall have occurred at a time when Extended Multicurrency RCF Commitments are in effect, then on the Initial Multicurrency RCF Maturity Date all then outstanding Multicurrency RCF Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Multicurrency RCF  Swing Line Loans as a result of the occurrence of the Initial Multicurrency RCF Maturity Date); provided that, if on the occurrence of the Initial Multicurrency RCF Maturity Date (after giving effect to any repayments of Multicurrency RCF Loans), there shall exist sufficient unutilized Extended Multicurrency RCF Commitments so that the respective outstanding Multicurrency RCF Swing Line Loans could be incurred pursuant to Extended RCF Commitments, which will remain in effect after the occurrence of the Initial Multicurrency RCF Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Multicurrency RCF Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the Extended Multicurrency RCF Commitments and such Multicurrency RCF Swing Line Loans shall not be so required to be repaid in full on the Initial Multicurrency RCF Maturity Date.

(~~g~~h)           If the Initial Multicurrency RCF Maturity Date shall have occurred at a time when Extended Multicurrency RCF Commitments are in effect, then the issued Multicurrency RCF Letters of Credit shall as determined by the applicable Borrower automatically be deemed to have been issued under (and ratably participated in by Multicurrency RCF Lenders under the applicable Tranche pursuant to) the Extended Multicurrency RCF Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Multicurrency RCF Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated).  Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Initial Multicurrency RCF Maturity Date shall have no effect upon (and shall not diminish) the percentage participations of the Multicurrency RCF Lenders under the Multicurrency RCF Commitments in any Multicurrency RCF Letter of Credit issued before the Initial Multicurrency RCF Maturity Date.

(~~h~~i)           If the Initial US Dollar RCF Maturity Date shall have occurred at a time when Extended US Dollar RCF Commitments are in effect, then on the Initial US Dollar RCF Maturity Date all then outstanding US Dollar RCF Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of the Initial US Dollar RCF Maturity Date); provided that, if on the occurrence of the Initial US Dollar RCF Maturity Date (after giving effect to any repayments of US Dollar RCF Loans), there shall exist sufficient unutilized Extended US Dollar RCF Commitments so that the respective outstanding US Dollar RCF Swing Line Loans could be incurred pursuant to Extended US Dollar RCF Commitments, which will remain in effect after the occurrence of the Initial US Dollar RCF Maturity Date, then there shall be an automatic adjustment on such date of the participations in such US Dollar RCF Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the Extended US Dollar RCF Commitments and such US Dollar RCF Swing Line Loans shall not be so required to be repaid in full on the Initial US Dollar RCF Maturity Date.

(~~i~~j)           If the Initial US Dollar RCF Maturity Date shall have occurred at a time when Extended US Dollar RCF Commitments are in effect, then the issued US Dollar RCF Letters of Credit shall automatically be deemed to have been issued under (and ratably participated in by US Dollar RCF Lenders under the applicable Tranche pursuant to) the Extended US Dollar RCF Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended US Dollar RCF Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated).  Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Initial US Dollar RCF Maturity Date shall have no effect upon (and shall not diminish) the percentage participations of the US Dollar RCF Lenders under the US Dollar RCF Commitments in any Letter of Credit issued before the Initial US Dollar RCF Maturity Date.

(k)           At the time of any Term A-1 Borrowing, Term A-2 Borrowing and Term A-3 Borrowing on the Acquisition Funding Date, and notwithstanding anything to the contrary set forth in the definition of Interest Period, such Term A-1 Loans, Term A-2 Loans and Term A-3 Loans shall be added to (and form part of) each Term A-1 Borrowing, Term A-2 Borrowing and Term A-3 Borrowing, as applicable, on a pro rata basis (based on the relative sizes of the various outstanding Term Borrowings under such applicable Facility), so that each Term A-1 Lender, Term A-2 Lender and Term A-3 Lender will participate proportionately in each then outstanding Term A-1 Borrowings, Term A-2 Borrowings and Term A-3 Borrowings, as applicable.  To the extent the provisions of the preceding sentence require that Lenders making Term A-1 Loans, Term A-2 Loans and Term A-3 Loans on the Acquisition Funding Date add such Term Loans to the then outstanding Term A-1 Borrowings, Term A-2 Borrowings and Term A-3 Borrowings, as applicable, of Eurodollar Loans, it is acknowledged that the effect thereof may result in such Term A-1 Loans, Term A-2 Loans and Term A-3 Loans made on the Acquisition Funding Date having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Loans and which will end on the last day of such Interest Period).  In connection therewith, the Borrower hereby agrees to compensate the Lenders making such Term A-1 Loans, Term A-2 Loans and Term A-3 Loans on the Acquisition Funding Date for funding Eurodollar Loans during an existing Interest Period on such basis as may be reasonably determined by the applicable Lender or Lenders in consultation with the applicable Borrower.

2.02.  Borrowings, Conversions and Continuations of Loans.  (a)  Each Term A-1 Borrowing, each Term A-2 Borrowing, each Term A-3 Borrowing, each Term B Borrowing, each US Dollar RCF Borrowing, each Multicurrency RCF Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 A.M. (i) on the date that is three Business Days (or in the case of a requested Borrowing on the Closing Date or the Acquisition Funding Date, one Business Day) prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or in the case of a requested Borrowing on the Closing Date or the Acquisition Funding Date, one Business Day) prior to the requested date of any Multicurrency RCF Borrowing, Term A-~~2~~3 Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) ~~on the first~~one Business Day prior to the date of the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of a Borrower.  Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (in the case of Loans denominated in Dollars), €1,000,000 or a whole multiple of €500,000 in excess thereof (in the case of Loans denominated in Euros) or £1,000,000 or a whole multiple of £500,000 in excess thereof (in the case of Loans denominated in Sterling).  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether a Borrower is requesting a Term A-1 Borrowing, a Term A-2 Borrowing, a Term A-3 Borrowing, a Term B Borrowing, a Multicurrency RCF Borrowing, a US Dollar RCF Borrowing, a conversion of Term Loans or a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Loans to be borrowed.  If the Borrowers fail to specify a currency in a Committed Loan Notice requesting a Multicurrency RCF Borrowing, then the Multicurrency RCF Loans so requested shall be made in Dollars.  If a Borrower fails to specify a Type of Loan in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, however, that, in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.  If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  No Revolving Credit Loan may be converted into or continued as a Revolving Credit Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Credit Loan and reborrowed in the other currency.  Notwithstanding anything to the contrary herein, a Swing Line Loan in Dollars may not be converted to a Eurocurrency Rate Loan.

(b)           Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage under Commitments under the applicable Facility of the applicable Term A-1 Loans, Term A-2 Loans, Term A-3 Loans, Term B Loans, Multicurrency RCF Loans or US Dollar RCF Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding Section 2.02(a).  In the case of a Term A-1 Borrowing, Term A-2 Borrowing, Term A-3 Borrowing, Term B Borrowing, Multicurrency RCF Borrowing or US Dollar RCF Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 P.M., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in Alternative Currencies, in each case on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.03 or Section 4.04, as applicable, (and, if such Borrowing is the initial Credit Extension, Sections 4.01 and 4.02(a) and, if such Borrowing is the Credit Extension on the Acquisition Funding Date, Section 4.01 and 4.02(b)), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Deutsche Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that (i) if, on the date a Committed Loan Notice with respect to a Multicurrency RCF Borrowing is given by the applicable Borrower, there are L/C Borrowings outstanding under the Multicurrency Revolving Credit Facility, then the proceeds of such Multicurrency RCF Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings under such Multicurrency Revolving Credit Facility, and second, shall be made available to the applicable Borrower as provided above and (ii) if, on the date a Committed Loan Notice with respect to a US Dollar RCF Borrowing is given by the applicable Borrower, there are L/C Borrowings outstanding under the US Dollar Revolving Credit Facility, then the proceeds of such US Dollar RCF Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings under such US Dollar Revolving Credit Facility, and second, shall be made available to the applicable Borrower as provided above.

(c)           Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)           The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the US Borrower and the Lenders of any change in Deutsche Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)           After giving effect to all Term A-1 Borrowings, all conversions of Term A-1 Loans from one Type to the other, and all continuations of Term A-1 Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term A-1 Facility. After giving effect to all Term A-2 Borrowings, all conversions of Term A-2 Loans from one Type to the other, and all continuations of Term A-2 Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term A-2 Facility. After giving effect to all Term A-3 Borrowings, all conversions of Term A-3 Loans from one Type to the other, and all continuations of Term A-3 Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term A-3 Facility.  After giving effect to all Term B Borrowings, all conversions of Term B Loans from one Type to the other, and all continuations of Term B Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term B Facility.  After giving effect to all Multicurrency RCF Borrowings, all conversions of Multicurrency RCF Loans from one Type to the other, and all continuations of Multicurrency RCF Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Multicurrency Revolving Credit Facility. After giving effect to all US Dollar RCF Borrowings, all conversions of US Dollar RCF Loans from one Type to the other, and all continuations of US Dollar RCF Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the US Dollar Revolving Credit Facility.

2.03.  Letters of Credit. (a)  The Letter of Credit Commitment.  (i)  Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders under the applicable Revolving Credit Facility set forth in this Section 2.03, to honor drawings, payments or disbursements, as applicable, under the Letters of Credit issued under such Revolving Credit Facility; and (B) (i) with respect to a request for a Letter of Credit (which may include bank guarantees issued in connection with transactions outside of the United States) by the US Borrower or the European Borrower in respect of the Multicurrency RCF Commitments (each such letter of credit, a “Multicurrency RCF Letter of Credit”), the Multicurrency RCF Lenders severally agree to participate in Multicurrency RCF Letters of Credit issued for the account of the US Borrower and for the account of the European Borrower, and any drawings, payments or disbursements, as applicable, thereunder and (ii) with respect to a request for a Letter of Credit by the US Borrower in respect of the US Dollar RCF Commitments (each such letter of credit, a “US Dollar RCF Letter of Credit” and, together with the Multicurrency RCF Letters of Credit, the “Letters of Credit”), the US Dollar RCF Lenders severally agree to participate in US Dollar RCF Letters of Credit issued for the account of the US Borrower, and any drawings, payments or disbursements, as applicable, thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (i) the Total Multicurrency RCF Outstandings shall not exceed the Multicurrency Revolving Credit Facility, (ii) the Total US Dollar RCF Outstandings shall not exceed the US Dollar Revolving Credit Facility, (iii) the aggregate Outstanding Amount of the Multicurrency RCF Loans of any Multicurrency RCF Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency RCF L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency RCF Swing Line Loans shall not exceed such Lender’s Multicurrency RCF Commitment, (iv) the aggregate Outstanding Amount of the US Dollar RCF Loans of any US Dollar RCF Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all US Dollar RCF L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all US Dollar RCF Swing Line Loans shall not exceed such Lender’s US Dollar RCF Commitment and (v) the Outstanding Amount of the sum of (x) the Multicurrency RCF L/C Obligations and (y) the US Dollar RCF L/C Obligations, shall not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may on or after the Acquisition Funding Date, during the Availability Period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon or payments or disbursements made in respect of, as applicable, and reimbursed.

(ii)           The L/C Issuer shall not issue any Letter of Credit if:

(A)           the expiry date of such requested Letter of Credit would occur more than thirty (30) months after the date of issuance or last extension, unless (x) with respect to Multicurrency RCF Letters of Credit, the Required Multicurrency Revolving Lenders have approved such expiry date and (y) with respect to US Dollar RCF Letters of Credit, the Required US Dollar Revolving Lenders have approved such expiry date; or

(B)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date; or

(C)           such requested Letter of Credit is for the benefit of (x) in the case of a commercial Letter of Credit, sellers of goods to Parent or any of its Subsidiaries, or (y) in the case of any other Letters of Credit, any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations.

(iii)           The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

(B)           the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally (and, if any requested Letter of Credit would violate such policies and the L/C Issuer refuses to issue such Letter of Credit on the basis thereof, the L/C Issuer shall promptly notify the applicable Borrower of the details thereof);

(C)           except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit or Bank Guarantee;

(D)           (x) in the case of Multicurrency RCF Letters of Credit, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency and (y) in the case of US Dollar RCF Letters of Credit, such Letter of Credit is to be denominated in a currency other than Dollars; or

(E)           (x) with respect to Multicurrency RCF Letters of Credit, any Multicurrency RCF Lender is at that time a Defaulting Lender hereunder and (y) with respect to US Dollar RCF Letters of Credit, any US Dollar RCF Lender is at that time a Defaulting Lender hereunder, unless, in any such case, the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv) and (v)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)           The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)           The L/C Issuer shall act on behalf of the Revolving Credit Lenders of the relevant Revolving Credit Facility with respect to any Letters of Credit issued by it under such Revolving Credit Facility and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it under such Revolving Credit Facility and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(vii)           It is understood and agreed that in respect of any bank guarantee (x) the form of bank guarantees shall be subject to the respective L/C Issuer’s internal policies and procedures for the issuance of bank guarantees and to applicable local law restrictions and regulations and (y) the L/C Issuer issuing a bank guarantee may require the Borrower requesting such bank guarantee to accept such L/C Issuer’s general business conditions specifically applicable to its bank guarantee business prior to the issuance of any bank guarantee.

(viii)           Schedule 2.03(a) contains a description of letters of credit that were originally issued pursuant to the Existing Parent Credit Agreement and which remain outstanding on the Closing Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount, (v) the currency in which the letter of credit is denominated, (vi) the name of the beneficiary, (vii) the expiry date and (viii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit).  Each such letter of credit which remains outstanding on the Closing Date, including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, a “BOA Existing Letter of Credit”) shall constitute (x) in the case of those letters of credit listed in Part A of Schedule 2.03(a) a “Multicurrency RCF Letter of Credit” or (y) in the case of those letters of credit listed in Part B of Schedule 2.03(a) a “US Dollar RCF Letter of Credit”, in each case, for all purposes of this Agreement and shall be deemed issued on the Closing Date for the account of the US Borrower.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.  (i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the US Borrower or, in the case of the Multicurrency Revolving Credit Facility, the European Borrower, delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Request, appropriately completed and signed by a Responsible Officer of the applicable Borrower.  Such Letter of Credit Request must be received by the L/C Issuer and the Administrative Agent not later than 11:00 A.M. at least two Business Days (or such later date or time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the Revolving Credit Facility under which such Letter of Credit is to be issued and the amount and currency thereof (which shall be (x) in the case of Multicurrency RCF Letters of Credit,  Dollars or an Alternative Currency and (y) in the case of US Dollar RCF Letters of Credit,  Dollars); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing, payment or disbursement, as applicable, thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing, payment or disbursement, as applicable, thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the L/C Issuer (1) the Letter of Credit to be amended and under which Revolving Credit Facility such Letter of Credit was issued; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require.  Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii)           Promptly after receipt of any Letter of Credit Request, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the US Borrower or the European Borrower, as applicable, or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of (i) each Multicurrency RCF Letter of Credit, each Multicurrency RCF Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Multicurrency RCF Lender’s Applicable Percentage times the amount of such Letter of Credit and (ii) each US Dollar RCF Letter of Credit, each US Dollar RCF Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such US Dollar RCF Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)           If the US Borrower or the European Borrower, as the case may be, so requests in any applicable Letter of Credit Request, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a date (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders under the relevant Revolving Credit Facility shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that (x) in the case of an extension of Multicurrency RCF Letters of Credit, the Required Multicurrency Revolving Lenders have elected not to permit such extension and (y) in the case of an extension of US Dollar RCF Letters of Credit, the Required US Dollar Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender under such Revolving Credit Facility or the applicable Borrower that one or more of the applicable conditions specified in Section 4.03 or 4.04, as applicable, is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the US Borrower or the European Borrower, as applicable, and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings, Payments, Disbursements and Reimbursements; Funding of Participations.  (i)  Upon receipt from the beneficiary of any Letter of Credit under of any notice of a drawing, payment or disbursement, as applicable, under such Letter of Credit, the L/C Issuer shall notify the US Borrower or the European Borrower, as applicable, and the Administrative Agent thereof.  In the case of a Multicurrency Letter of Credit denominated in an Alternative Currency, the US Borrower or the European Borrower, as applicable, shall reimburse the L/C Issuer in such Alternative Currency, unless the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Multicurrency RCF Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the US Borrower or the European Borrower, as applicable, of the Dollar Equivalent of the amount of the drawing, payment or disbursement, as applicable, promptly following the determination thereof.  Not later than 11:00 A.M. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Multicurrency RCF Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the US Borrower or the European Borrower, as applicable, shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency.  If the US Borrower or the European Borrower, as applicable, fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender under the applicable Revolving Credit Facility of the Honor Date, the amount of the unreimbursed drawing, payment or disbursement, as applicable, (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Multicurrency RCF Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Percentage, as the case may be, thereof.  In such event, the US Borrower or the European Borrower, as applicable, shall be deemed to have requested a Multicurrency RCF Borrowing or US Dollar RCF Borrowing, as the case may be (which, in the case of the US Borrower, shall consist of Base Rate Loans) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Multicurrency RCF Commitments or US Dollar RCF Commitments, as the case may be, and the conditions set forth in Section 4.03 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 P.M. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each such Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii)           With respect to any Unreimbursed Amount that is not fully refinanced by a Multicurrency RCF Borrowing or US Dollar RCF Borrowing, as applicable, of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the US Borrower or the European Borrower, as applicable, shall be deemed to have incurred from the L/C Issuer a Multicurrency RCF L/C Borrowing or an US Dollar RCF L/C Borrowing, as applicable in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing, as the case may be, shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Multicurrency RCF Lender’s or US Dollar RCF Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Multicurrency RCF Borrowing or US Dollar RCF Borrowing, as the case may be, and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)           Until each Revolving Credit Lender funds its Multicurrency RCF Loan or US Dollar RCF Loan, as applicable, or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Multicurrency RCF Lender’s or US Dollar RCF Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn, paid or disbursed, as applicable, under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the US Borrower or the European Borrower, as applicable, or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans is subject to the conditions set forth in Section 4.03 (other than delivery by the US Borrower or the European Borrower, as applicable, of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the US Borrower or the European Borrower, as applicable, to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)           If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Loan or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender under (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(vii)           Notwithstanding anything to the contrary in this Section 2.03(c), in no event shall any Revolving Credit Lender be obligated to reimburse the L/C Issuer or Administrative Agent in respect of any drawing, payment or disbursement, as applicable, of a Letter of Credit subsequent to the Maturity Date for the applicable Revolving Credit Facility.

(d)           Repayment of Participations.  (i)  At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the US Borrower or the European Borrower, as applicable, or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender under the applicable Revolving Credit Facility shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute.  The obligation of the US Borrower or the European Borrower, as applicable, to reimburse the L/C Issuer for each drawing, payment or disbursement, as applicable, under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)           any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the US Borrower or the European Borrower, as applicable, or any their respective Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)           any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing, payment or disbursement, as applicable, under such Letter of Credit;

(iv)           any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Bankruptcy Law;

(v)           any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to either Borrowers or any other Subsidiary of the Parent or in the relevant currency markets generally; or

(vi)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, either Borrower or any of its Subsidiaries.

The US Borrower or the European Borrower, as applicable, shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the applicable Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer.  The US Borrower or the European Borrower, as applicable, shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)           Role of L/C Issuer.  Each Lender and the US Borrower or the European Borrower, as applicable, agree that, in paying any drawing, payment or disbursement, as applicable, under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Multicurrency RCF Lenders, US Dollar RCF Lenders, the Required Multicurrency Revolving Lenders or the Required US Dollar Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude either Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the US Borrower or the European Borrower, as applicable, may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing, payment or disbursement, as applicable, request under any Letter of Credit for the account of the US Borrower or the European Borrower and such drawing, payment or disbursement, as applicable, has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the applicable Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of its respective L/C Obligations.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the applicable Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender) with respect to the L/C Obligations issued from its own account.  The Administrative Agent may, at any time and from time to time after the initial deposit of cash collateral, request that additional cash collateral be provided in order to protect against the results of exchange rate fluctuations.  Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver cash collateral hereunder.  For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means, in the case of the US Borrower or the European Borrower, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, solely as collateral for the L/C Obligations issued for the account of the respective Borrower, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders with respect to the L/C Obligations issued for the account of such Borrower, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing pledged and deposited by such Borrower.  Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Deutsche Bank.  If at any time the Administrative Agent determines that any funds held as cash collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations issued for the account of the US Borrower or the European Borrower, the applicable Borrower or the relevant Defaulting Lender will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as cash collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as cash collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing, payment or disbursement, as applicable, under any Letter of Credit for which funds are on deposit as cash collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.  In no event shall any Cash Collateral pledged or deposited by the European Borrower serve as security or collateral for any L/C Obligation issued for the account of the US Borrower or any borrowing by the US Borrower under any Letter of Credit.

(h)           Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the US Borrower or the European Borrower, as applicable, when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i)           Letter of Credit Fees.  The US Borrower and the European Borrower, as applicable, shall pay to the Administrative Agent for the account of each Revolving Credit Lender under a Revolving Credit Facility in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued under such Revolving Credit Facility equal to the Applicable Rate for Eurocurrency Rate Loans in respect of the  Revolving Credit Facilities times the Dollar Equivalent of the daily amount available to be drawn or that may be requested to be paid or disbursed, as applicable, under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender under a Revolving Credit Facility with respect to any Letter of Credit issued under such Revolving Credit Facility as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders under such Revolving Credit Facility in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv~~) and (v~~), with the balance of such fees, if any, payable to the L/C Issuer for its own account.  For purposes of computing the daily amount available to be drawn or that may be requested to be paid or disbursed, as applicable, under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate for Eurocurrency Rate Loans denominated in Dollars in respect of the Revolving Credit Facility during any quarter, the daily amount available to be drawn or that may be requested to be paid or disbursed, as applicable, under each Letter of Credit shall be computed and multiplied by the Applicable Rate for Eurocurrency Rate Loans in respect of the Revolving Credit Facilities separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding the foregoing, the Letter of Credit Fees in respect of any Extended US Dollar RCF Commitment or Multicurrency RCF Commitment, as applicable, shall be the rate set forth in the relevant Extension Offer.  Notwithstanding anything to the contrary contained herein, (i) upon the request of the Required Multicurrency Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees for Multicurrency RCF Letters of Credit shall accrue at the Default Rate and (ii) upon the request of the Required US Dollar Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees for US Dollar RCF Letters of Credit shall accrue at the Default Rate.

(j)           Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The US Borrower or the European Borrower, as applicable, shall pay directly to the L/C Issuer, for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit, at a rate separately agreed between the applicable Borrower and the L/C Issuer, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the applicable Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, (iii) with respect to each standby Letter of Credit, at the rate equal to 1/8 of 1% per annum, computed on the Dollar Equivalent of the daily amount available to be drawn or that may be requested to be paid or disbursed, as applicable, under such Letter of Credit on a quarterly basis in arrears, and (iv) with respect to each Bank Guarantee issued by the L/C Issuer, a fronting fee whose amount, computation and payment requirements shall be separately agreed between the applicable Borrower and the L/C Issuer~~,~~.  Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn or that may be requested to be paid or disbursed, as applicable, under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  In addition, the US Borrower or the European Borrower, as applicable, shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. Notwithstanding anything to the contrary above, the fronting fee described in this clause (j) applicable to a BOA Existing Letter of Credit shall accrue from the later of (x) January 1, 2012 and (y) the date of issuance of such BOA Existing Letter of Credit under the Existing Parent Credit Agreement.

(k)           Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower requesting such Letter of Credit shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings, payments and disbursements, as applicable, under such Letter of Credit and such Letter of Credit shall be deemed for all purposes hereof to have been issued for the account of such Borrower.  Each of the US Borrower and the European Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the US Borrower or the European Borrower, as applicable, and that the US Borrower’s or the European Borrower’s, as applicable, business derives substantial benefits from the businesses of such Subsidiaries.

2.04.  Swing Line Loans.  (a)  The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender may in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (x) pursuant to the Multicurrency Revolving Credit Facility, make loans in Dollars, Sterling or Euros to the US Borrower or to the European Borrower (each such loan, a “Multicurrency RCF Swing Line Loan”) from time to time or (y) pursuant to the US Dollar Revolving Credit Facility, make loans in Dollars to the US Borrower  (each such loan, a “US Dollar RCF Swing Line Loan”) from time to time,  on any Business Day on or after the Acquisition Funding Date and during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that (x) such Multicurrency RCF Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Multicurrency RCF Loans and Multicurrency RCF L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Multicurrency RCF Commitment and (y) such US Dollar RCF Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of US Dollar RCF Loans and US Dollar RCF L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s US Dollar RCF Commitment; provided, however, that, after giving effect to any Swing Line Loan, (i) the Total Multicurrency RCF Outstandings shall not exceed the Multicurrency Revolving Credit Facility at such time, (ii) the Total US Dollar RCF Outstandings shall not exceed the US Dollar Revolving Credit Facility at such time, (iii) the aggregate Outstanding Amount of the Multicurrency RCF Loans of any Multicurrency RCF Lender at such time, plus such Multicurrency RCF Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency RCF L/C Obligations at such time, plus such Multicurrency RCF Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency RCF Swing Line Loans at such time shall not exceed such Lender’s Multicurrency RCF Commitment and (iv) the aggregate Outstanding Amount of the US Dollar RCF Loans of any US Dollar RCF Lender at such time, plus such US Dollar RCF Lender’s Applicable Percentage of the Outstanding Amount of all US Dollar RCF L/C Obligations at such time, plus such US Dollar RCF Lender’s Applicable Percentage of the Outstanding Amount of all US Dollar RCF Swing Line Loans at such time shall not exceed such Lender’s US Dollar RCF Commitment; and provided, further, that neither Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the US Borrower and the European Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan (other than an Alternative Currency Swing Line Loan) to the US Borrower shall bear interest only at a rate based on the Base Rate, and each Alternative Currency Swing Line Loan shall only bear interest as provided in Section 2.08.  Immediately upon the making of a (i) Multicurrency RCF Swing Line Loan, each Multicurrency RCF Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Multicurrency RCF Swing Line Loan in an amount equal to the product of such Multicurrency RCF Lender’s Applicable Percentage  times the amount of such Multicurrency RCF Swing Line Loan and (ii) US Dollar RCF Swing Line Loan, each US Dollar RCF Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such US Dollar RCF Swing Line Loan in an amount equal to the product of such US Dollar RCF Lender’s Applicable Percentage  times the amount of such US Dollar RCF Swing Line Loan.

(b)           Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the applicable Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent by delivery of a Swing Line Loan Notice.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 P.M. on the requested borrowing date (or, in the case of any Alternative Currency Swing Line Loan, not later than 1:00 P.M. (London time) on the ~~Business Day immediately prior to the~~ requested borrowing date), and shall specify (i) the applicable Revolving Credit Facility and the amount to be borrowed, which shall be a minimum of $100,000, €100,000 or £100,000, as applicable, and (ii) the requested borrowing date, which shall be a Business Day.  Each such Swing Line Loan Notice must be in writing and transmitted via facsimile to the Swing Line Lender and the Administrative Agent, appropriately completed and signed by a Responsible Officer of the US Borrower or the European Borrower, as applicable.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 P.M. (or, in the case of any Alternative Currency Swing Line Loan, at such time as may be specified by the Administrative Agent to the US Borrower or European Borrower, as applicable) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 P.M. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the US Borrower or the European Borrower, as applicable, at its office by crediting the account of such Borrower on the books of the Swing Line Lender in Same Day Funds.

(c)           Refinancing of Swing Line Loans.  (i)  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the US Borrower or the European Borrower, as applicable (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender under a Revolving Credit Facility make a Base Rate Loan under such Revolving Credit Facility (or, in the case of Alternative Currency Swing Line Loans, a Multicurrency RCF Loan in an Alternative Currency that is a Eurocurrency Rate Loan) in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans under such Revolving Credit Facility then outstanding, as applicable.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans (or, if applicable, Eurocurrency Rate Loans), but subject to the unutilized portion of such Revolving Credit Facility and the conditions set forth in Section 4.03.  The Swing Line Lender shall furnish the US Borrower or the European Borrower, as applicable, with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each (x) Multicurrency RCF Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments (or, in the case of Alternative Currency Swing Line Loans, the Administrative Agent’s Office designated by it for Alternative Currency-denominated payments) and (y) each US Dollar RCF Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments, not later than 1:00 P.M. (or, in the case of any Alternative Currency Swing Line Loan, at such time as may be specified by the Administrative Agent to the US Borrower or European Borrower) on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the US Borrower (in the case of a Swing Line Loan made in Dollars to the US Borrower) or a Eurocurrency Rate Loan to the US Borrower or the European Borrower (in the case of an Alternative Currency Swing Line Loan to either the US Borrower or European Borrower), as applicable, in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)           If for any reason any Swing Line Loan under a Revolving Credit Facility cannot be refinanced by such a Revolving Credit Borrowing under such Revolving Credit Facility in accordance with Section 2.04(c)(i), the request for Base Rate Loans or Eurocurrency Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders under such Revolving Credit Facility fund its risk participation in such Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)           If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)           Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, either Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.03.  No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.  (i)  At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan under a Revolving Credit Facility is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender under such Revolving Credit Facility shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the US Borrower and the European Borrower, as applicable, for interest on the Swing Line Loans.  Until each Revolving Credit Lender under its Base Rate Loan or Eurocurrency Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage of such Swing Line Loan shall be solely for the account of the Swing Line Lender.

(f)           Payments Directly to Swing Line Lender.  The US Borrower and the European Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05.  Prepayments.  (a)  Optional.  (i)  Subject to the last sentence of this Section 2.05(a)(i), each Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Term Loans and Revolving Credit Loans, in whole or in part, without premium or penalty (except as set forth in clause (D) of the proviso hereto); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 A.M. (1) on the date that is three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) on the date that is four Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (3) on the date that is one Business Day prior to the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (in the case of Loans denominated in Dollars), €1,000,000 or a whole multiple of €500,000 in excess thereof (in the case of Loans denominated in Euros) or £1,000,000 or a whole multiple of £500,000 in excess thereof (in the case of Loans denominated in Sterling) or, in each case, if less, the entire principal amount thereof then outstanding; (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (D) any prepayment of Term B Loans made on or prior to the one year anniversary date of the ~~Closing~~Acquisition Funding Date in connection with a Repricing Event shall be accompanied by the payment of the fee described in Section 2.09(b)(iii).  Each such notice shall specify the date and amount of such prepayment and the Type(s) (and currency) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).  If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the outstanding Term Loans by a Borrower pursuant to this Section 2.05(a) shall be applied (subject to Section 2.05(b)(vii)) to the Term Loans of such Borrower as it shall elect and shall apply to reduce future scheduled amortization payments, as directed by the US Borrower (or, absent such direction, in direct order of maturity). Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii)           Each Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans of such Borrower in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 P.M. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000,  €100,000 or £100,000, as applicable (or such lesser amount as equals the entire principal amount outstanding on such date).  Each such notice shall specify the date and amount of such prepayment and which Swing Line Loans are being prepaid.  If such notice is given by either Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)           Mandatory.  Subject to Section 2.07(~~f~~g), (i)  if any Loan Party or any of its Subsidiaries disposes of any property (other than (x) any Disposition of any property permitted by Section 7.05 (other than clause (d) and (f) thereof) and (y) any Asbestos Insurance Settlement so long as such proceeds are used or committed to be used to reimburse Parent or any of its Subsidiaries or make payments in respect of related claims against Parent or any of its Subsidiaries and defense costs related thereto) that results in the realization by the Loan Parties and their respective Subsidiaries of Net Cash Proceeds in the aggregate for all such dispositions in excess of $50,000,000 in any Fiscal Year (excluding any portion thereof that is reinvested as provided below), the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of such Net Cash Proceeds (to the extent in excess of $50,000,000 in such Fiscal Year) within three Business Days of receipt thereof by such Person (such prepayments to be applied as set forth in clause (vi) below); provided, however, that, with respect to any such Net Cash Proceeds realized, at the election of either the US Borrower or the European Borrower (as notified by such Borrower to the Administrative Agent on or prior to the date of such disposition), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as, within 12 months after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (or, if the Parent or its Subsidiaries have entered into binding contractual commitments for reinvestment within such 12-month period, not so reinvested within 18 months following the date of receipt of such Net Cash Proceeds); and provided further, however, that any such Net Cash Proceeds not so reinvested shall be immediately subject to prepayment of the Term Loans as set forth in this Section 2.05(b)(i).

(ii)           Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (vi) below).

(iii)           Upon any Extraordinary Receipt (other than proceeds of any Asbestos Insurance Settlement or Asbestos Judgment, so long as such proceeds are used or committed to be used to reimburse Parent or any of its Subsidiaries or make payments in respect of related claims against Parent or any of its Subsidiaries and defense costs related thereto, as applicable) received by or paid to or for the account of any Loan Party or any of its Subsidiaries, and not otherwise included in clause (i) and (ii) of this Section 2.05(b), the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom within three Business Days of receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (vi) below).

(iv)           Upon the delivery of financial statements pursuant to Section 6.17(b) and the related Compliance Certificate pursuant to Section 6.17(b)(v) (other than in respect of the Fiscal Year ending December 31, 2011), the Borrowers shall prepay an aggregate principal amount of Term Loans equal to the excess (if any) of (A) the Applicable Excess Cash Flow Percentage of Excess Cash Flow for the Fiscal Year covered by such financial statements over (B) the same of (x) aggregate principal amount of Term Loans prepaid pursuant to Section 2.05(a)(i) and (y), to the extent accompanied by a voluntary reduction to the total aggregate amount of Multicurrency RCF Commitments and/or US Dollar RCF Commitments in an amount equal to such prepayment, Revolving Credit Loans or Swing Line Loans prepaid pursuant to Section 2.05(a), in each case, with internally generated funds (such prepayments to be applied as set forth in clause (vi) below).

(v)           Upon the expiry of the Certain Funds Period, the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of (I) any amounts held in the Overadvance Account at such time and (II) any amount in excess thereof which constitutes proceeds of the Term Facilities which have not been used for Certain Funds Purposes (such prepayments to be applied as set forth in clause (vi) below).

(vi)           Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied (subject to Section 2.05(b)(vii)) ratably to each of the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility and the Term B Facility and to the principal repayment installments thereof on a pro-rata basis.

(vii)           The US Borrower shall notify the Administrative Agent in writing of any optional or mandatory repayment of Term B Loans required to be made pursuant to Section 2.05(a) or 2.05(b) at least three (3) Business Days prior to the date of such repayment.  Each such notice shall specify the date of such repayment and provide a reasonably detailed calculation of the amount of such repayment.  The Administrative Agent will promptly notify each Lender holding Term B Loans of the contents of the US Borrower’s repayment notice and of such Lender’s pro rata share of any repayment.  Each such Lender may reject all or a portion of its pro rata share of any voluntary or mandatory repayment (such declined amounts, the “Declined Proceeds”) of Term B Loans required to be made pursuant to Section 2.05(a) or 2.05(b) respectively, by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the US Borrower no later than 5:00 P.M. on the Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment.  Each Rejection Notice from a given Lender shall specify the principal amount of the voluntary or mandatory repayment, as the case may be, of Term B Loans to be rejected by such Lender.  If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term B Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such voluntary or mandatory repayment, as the case may be, of Term B Loans to which such Lender is otherwise entitled.  Any Declined Proceeds of a mandatory prepayment of Term B Loans required to be made pursuant to Section 2.05(b) shall be (i) applied ratably to each of the Term A-1 Facility, the Term A-2 Facility and the Term A-~~2~~3 Facility and to the principal repayment installments thereof on a pro-rata basis or (ii) to the extent there are no Term A-1 Loans, Term A-2 Loans or Term A-~~2~~3 Loans outstanding at such time, retained by the US Borrower. Any Declined Proceeds of voluntary prepayments of Term B Loans made pursuant to Section 2.05(a) shall be retained by the US Borrower. Notwithstanding the above, this clause (vii) shall not apply in respect of any voluntary prepayment if (A) all Term A-1 Loans, Term A-2 Loans and Term A-~~2~~3 Loans have been repaid in full or (B) all Term B Loans are being repaid with such voluntary or mandatory prepayment.

(viii)           The US Borrower or the European Borrower shall, on any Revaluation Date, prepay an aggregate principal amount of the Multicurrency RCF Loans comprising part of the same Multicurrency RCF Borrowings, the L/C Advances and the Multicurrency RCF Swing Line Loans and deposit an amount in the L/C Collateral Account, in a manner determined by the Borrowers, in an amount equal to the amount by which the Dollar Equivalent (which shall be advised by the Administrative Agent from time to time as requested by the Borrowers) of the sum of the aggregate principal amount of (x) the Multicurrency RCF Loans, (y) the Multicurrency RCF L/C Advances and (z) the Multicurrency RCF Swing Line Loans then outstanding plus the Dollar Equivalent of the aggregate Available Amount of all Multicurrency RCF Letters of Credit then outstanding exceeds the Multicurrency Revolving Credit Facility on the date of such determination; provided that upon the occurrence and during the continuance of a Default, such determination and payment shall be made by the applicable Borrower on each Business Day; and provided further, that if the Administrative Agent notifies the Borrowers at any time that the Dollar Equivalent of the Outstanding Amount of all Multicurrency RCF Loans and Multicurrency RCF L/C Obligations at such time exceeds an amount equal to 105% of the aggregate amount of the Multicurrency RCF Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay an aggregate principal amount of the Multicurrency RCF Loans comprising part of the same Borrowings, the Multicurrency RCF L/C Advances and the Multicurrency RCF Swing Line Loans and deposit an amount in the L/C Collateral Account, in a manner determined by the Borrowers, in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the aggregate amount of the Multicurrency RCF Commitments then in effect

(ix)           Notwithstanding any other provisions of this Section 2.05(b) and subject to Section 2.07(~~f~~g), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (each such Disposition a “Foreign Disposition”), the Net Cash Proceeds of any Extraordinary Receipt incurred by a Foreign Subsidiary (each such Extraordinary Receipt a “Foreign Extraordinary Receipt”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law or applicable organizational documents of such Foreign Subsidiary from being repatriated to a Borrower to repay the Term Loans of such Borrower pursuant to Section 2.05(b)(i), (iii) or (iv), as applicable, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay such Term Loans at the times provided in Section 2.05(b)(i), (iii) or (iv) as applicable, but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or applicable organizational documents of such Foreign Subsidiary will not permit repatriation to such Borrower (the Borrowers hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash and Cash Equivalents of Parent and its Subsidiaries to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law or applicable organizational documents of such Foreign Subsidiary, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of such applicable Term Loans pursuant to this Section 2.05 or (ii) to the extent that the applicable Borrower has determined in good faith that repatriation to a Borrower to repay the Term Loans of such Borrower pursuant to Section 2.05(b)(i), (iii) or (iv), as applicable, of any of or all the Net Cash Proceeds of any Foreign Disposition, Net Cash Proceeds of any Foreign Extraordinary Receipt or Excess Cash Flow attributable to Foreign Subsidiaries would have adverse tax consequences (including any reduction in tax attributes) with respect to such Net Cash Proceeds or Excess Cash Flow, such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay such Term Loans at the times provided in Section 2.05(b)(i), (iii) or (iv), as applicable, but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable adverse tax consequences with respect to such Net Cash Proceeds or Excess Cash Flow remain (the Borrowers hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any adverse tax consequences and/or use the other cash and Cash Equivalents of Parent and its Subsidiaries to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow would no longer have adverse tax consequences, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of such Term Loans pursuant to this Section 2.05.

2.06.  Termination or Reduction of Commitments.  (a)  Optional.  (i) The Borrowers may, upon notice to the Administrative Agent, terminate the Multicurrency Revolving Credit Facility, the US Dollar Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Multicurrency Revolving Credit Facility, US Dollar Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (x) any such notice shall be received by the Administrative Agent not later than 11:00 A.M. on the date that is five Business Days prior to the date of termination or reduction, (y) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof and (z) the Borrowers shall not terminate or reduce (A) the Multicurrency Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Multicurrency RCF Outstandings would exceed the Multicurrency Revolving Credit Facility, (B) the US Dollar Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total US Dollar RCF Outstandings would exceed the US Dollar Revolving Credit Facility (C) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (D) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.

(ii) The Borrowers may, upon notice to the Administrative Agent, from time to time prior to the ~~Closing~~Acquisition Funding Date permanently reduce the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility and the Term B Facility on a pro rata basis; provided that (x) any such notice shall be received by the Administrative Agent not later than 11:00 A.M. on the date that is five Business Days prior to the date of termination or reduction and (y) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof.

(b)           Mandatory.  (i)  The aggregate Term A-1 Commitments shall be automatically and permanently reduced to zero on the date of the Term A-1 Borrowing on the Acquisition Funding Date.

(ii)           The aggregate Term A-2 Commitments shall be automatically and permanently reduced to zero on the date of the Term A-2 Borrowing on the Acquisition Funding Date.

(iii)           The aggregate Term ~~B~~A-3 Commitments shall be automatically and permanently reduced to zero on the date of the Term ~~B~~A-3 Borrowing on the Acquisition Funding Date.

(iv)           The aggregate Term B Commitments shall be automatically and permanently reduced to zero on the date of the Term B Borrowing.

(v)           The aggregate Term A-1 Commitments, Term A-2 Commitments, Term A-3 Commitments, Term B Commitments, Multicurrency RCF Commitments and US Dollar RCF Commitments shall be automatically and permanently reduced to zero on either (a) September 12, 2011, unless the Effective Date shall have occurred on or prior to such date, (b) on the date occurring 200 days after the Effective Date, unless the Closing Date shall have occurred on or prior to such date, (c) on the date falling 10 Business Days after the Effective Date, unless a Press Release has been published by close of business in London on or prior to such date or (d) if an Offer Document or, as the case may be, a Scheme Circular, has not been issued within 28 days of the date of publication of the Press Release referred to in clause (c) above (or by such later date as may be agreed to by the Takeover Panel).

(~~v~~vi)           The aggregate Multicurrency RCF Commitments shall be automatically and permanently reduced to zero on the Maturity Date for the Multicurrency Revolving Credit Facility (other than any Extended Multicurrency RCF Commitments).

(~~vi~~vii)           The aggregate US Dollar RCF Commitments shall be automatically and permanently reduced to zero on the Maturity Date for the US Dollar Revolving Credit Facility (other than any Extended US Dollar RCF Commitments).

(c)           Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Line Sublimit, the Term A-1 Commitments, the Term A-2 Commitments, the Term A-3 Commitments, the Term B Commitments, Multicurrency RCF Commitment or the US Dollar RCF Commitment under this Section 2.06.  Upon any reduction of any Commitments under a Facility, such Commitment of each Lender under such Facility shall be reduced by such Lender’s Applicable Percentage for such Facility of such reduction amount.  All fees in respect of a Facility accrued until the effective date of any termination of such Facility shall be paid on the effective date of such termination.

2.07.  Repayment of Loans.  (a)  Term A-1 Loans.  The US Borrower shall repay to the Term A-1 Lenders the aggregate principal amount of all Term A-1 Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
The last Business Day of each of the first four fiscal quarters of Parent occurring after the first anniversary of the Closing Date	1.25% of the aggregate principal amount of Term A-1 Loans incurred on the Closing Date and the Acquisition Funding Date
The last Business Day of each of the first four fiscal quarters of Parent occurring after the second anniversary of the Closing Date	3.75% of the aggregate principal amount of Term A-1 Loans incurred on the Closing Date and the Acquisition Funding Date
The last Business Day of each of the first four fiscal quarters of Parent occurring after the third anniversary of the Closing Date	5.00% of the aggregate principal amount of Term A-1 Loans incurred on the Closing Date and the Acquisition Funding Date
The last Business Day of each of the first three fiscal quarters of Parent occurring after the fourth anniversary of the Closing Date	15.00% of the aggregate principal amount of Term A-1 Loans incurred on the Closing Date and the Acquisition Funding Date

provided, however, that the final principal repayment installment of the Term A-1 Loans shall be repaid on the Maturity Date for the Term A-1 Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A-1 Loans outstanding on such date.

(b)           Term A-2 Loans.  The European Borrower shall repay to the Term A-2 Lenders the aggregate principal amount of all Term A-2 Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
The last Business Day of each of the first four fiscal quarters of Parent occurring after the first anniversary of the Closing Date	1.25% of the aggregate principal amount of Term A-2 Loans incurred on the Closing Date and the Acquisition Funding Date
The last Business Day of each of the first four fiscal quarters of Parent occurring after the second anniversary of the Closing Date	3.75% of the aggregate principal amount of Term A-2 Loans incurred on the Closing Date and the Acquisition Funding Date
The last Business Day of each of the first four fiscal quarters of Parent occurring after the third anniversary of the Closing Date	5.00% of the aggregate principal amount of Term A-2 Loans incurred on the Closing Date and the Acquisition Funding Date
The last Business Day of each of the first three fiscal quarters of Parent occurring after the fourth anniversary of the Closing Date	15.00% of the aggregate principal amount of Term A-2 Loans incurred on the Closing Date and the Acquisition Funding Date

provided, however, that the final principal repayment installment of the Term A-2 Loans shall be repaid on the Maturity Date for the Term A-2 Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A-2 Loans outstanding on such date.

(c)           Term A-3 Loans.  The European Borrower shall repay to the Term A-3 Lenders the aggregate principal amount of all Term A-3 Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
The last Business Day of each of the first four fiscal quarters of Parent occurring after the first anniversary of the Closing Date	1.25% of the aggregate principal amount of Term A-3 Loans incurred on the Closing Date and the Acquisition Funding Date
The last Business Day of each of the first four fiscal quarters of Parent occurring after the second anniversary of the Closing Date	3.75% of the aggregate principal amount of Term A-3 Loans incurred on the Closing Date and the Acquisition Funding Date
The last Business Day of each of the first four fiscal quarters of Parent occurring after the third anniversary of the Closing Date	5.00% of the aggregate principal amount of Term A-3 Loans incurred on the Closing Date and the Acquisition Funding Date
The last Business Day of each of the first three fiscal quarters of Parent occurring after the fourth anniversary of the Closing Date	15.00% of the aggregate principal amount of Term A-3 Loans incurred on the Closing Date and the Acquisition Funding Date

provided, however, that the final principal repayment installment of the Term A-3 Loans shall be repaid on the Maturity Date for the Term A-3 Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A-3 Loans outstanding on such date.

(d)           Term B Loans.  The US Borrower shall (i) on the last Business Day of each fiscal quarter of Parent occurring after the Closing Date but prior to the Maturity Date repay the principal amount of all Term B Loans then outstanding in an amount equal to 0.25% of the aggregate principal amount of Term B Loans incurred on the ~~Closing~~Acquisition Funding Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Term B Facility repay the principal amount of all Term B Loans in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

(~~d~~e)           Revolving Credit Loans.  (x) Each Borrower shall repay to the Multicurrency RCF Lenders on the Maturity Date for the Multicurrency Revolving Credit Facility the aggregate principal amount of all Multicurrency RCF Loans made to or for the account of such Borrower outstanding on such date and (y) the US Borrower shall repay to the US Dollar RCF Lenders on the Maturity Date for the US Dollar Revolving Credit Facility the aggregate principal amount of all US Dollar RCF Loans made to or for the account of the Borrower outstanding on such date.

(~~e~~f)           Swing Line Loans.  Each Borrower shall repay each Multicurrency RCF Swing Line Loan and US Dollar RCF Swing Line Loan made to or for the account of such Borrower on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Multicurrency Revolving Credit Facility or the US Dollar Revolving Credit Facility, as applicable.

(~~f~~g)           European Borrower and Foreign Subsidiaries Not Obligated for Certain Amounts.  Notwithstanding anything to the contrary set forth in this Agreement (including, but not limited to, Section 2.05(b)), in no event shall the European Borrower or any Foreign Subsidiary be obligated to pay (or be obligated to operate in a manner that, for purposes of Section 956 of the Code, is deemed to result in an obligation to pay) any principal, interest or other Obligations relating to the Term B Facility, any Borrowing made by the US Borrower or (unless requested by the European Borrower) any Letters of Credit issued for the account of the US Borrower or any of its US Subsidiaries.

2.08.  Interest. (a)  Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate for Eurocurrency Rate Loans under such Facility, plus (in the case of a Eurocurrency Rate Loan of any Lender which is loaned from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans under such Facility; (iii) each Multicurrency RCF Swing Line Loan (other than an Alternative Currency Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans under the Multicurrency Revolving Credit Facility, or, in the case of an Alternative Currency Swing Line Loan at a rate per annum equal to the one-day or overnight Eurocurrency Rate plus the Applicable Rate for Eurocurrency Rate Loans under the Multicurrency Revolving Credit Facility, plus the Mandatory Cost; and (iv) each US Dollar RCF Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans under the US Dollar Revolving Credit Facility.

(b)           (i)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any amount (other than principal of any Loan) payable by either Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)           Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Bankruptcy Law.

2.09.  Fees.  In addition to certain fees described in Sections 2.03(i) and (j):

(a)           Commitment Fee.  The Borrowers shall pay to the Administrative Agent for the account of each Multicurrency RCF Lender ~~or~~and US Dollar RCF Lender in accordance with its Applicable Percentage a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which (A) in the case of a Multicurrency RCF Lender, the Multicurrency Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Multicurrency RCF Loans and (ii) the Outstanding Amount of Multicurrency RCF L/C Obligations and (B) in the case of a US Dollar RCF Lender, the US Dollar Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of US Dollar RCF Loans and (ii) the Outstanding Amount of US Dollar RCF L/C Obligations, as applicable.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the respective Revolving Credit Facility.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect. Notwithstanding the foregoing, commitment fees in respect of any Extended Revolving Loan Commitments shall be the rate set forth in the relevant Extension Offer.

(b)           Other Fees.  (i)  The Borrowers shall pay to the Arrangers and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)           The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(iii)           At the time of the effectiveness of any Repricing Event that is consummated on or prior to the first anniversary of the ~~Closing~~Acquisition Funding Date, the US Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Term B Loans that are either repaid, converted or subjected to a pricing reduction in connection with such Repricing Event, a fee in an amount equal to 1.0% of (x) in the case of a Repricing Event described in clause (a) of the definition thereof, the aggregate principal amount of all Term B Loans prepaid or converted in connection with such Repricing Event and (y) in the case of a Repricing Event described in clause (b) of the definition thereof, the aggregate principal amount of all Term B Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Event.  Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Event.

2.10.  Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)           All computations of interest for Base Rate Loans when the Base Rate is determined by Deutsche Bank’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)           If, as a result of any restatement of or other adjustment to the financial statements of Parent or for any other reason, Parent or the Lenders determine that (i) the Total Leverage Ratio as calculated by Parent as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period by such Borrower over the amount of interest and fees actually paid for such period by such Borrower.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII.  The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11.  Evidence of Debt.  (a)  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender to either Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12.  Payments Generally; Administrative Agent’s Clawback.  (a) General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 P.M. on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein.  Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  If, for any reason, either Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent (i) after 2:00 P.M., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by either Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not be obliged to distribute to any Lender any amount in excess of payments actually received from applicable Borrower.

(b)           (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02(b) (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02(b)) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans.  If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing (and, to the extent that such amount has been previously remitted to the Administrative Agent by a Borrower, such amount shall be paid to such Borrower).  Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or either Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to either Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)           Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, to payment of that portion of such Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent in its capacity as such ratably among the parties entitled thereto in accordance with the amounts of such Obligations constituting fees, indemnities, expenses and other amounts then due to such parties, (ii) second, toward payment of interest and fees then due hereunder that are not otherwise included under clause (i) above, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13.  Sharing of Payments by Lenders.  Subject to Section 10.09, if any Lender shall, by exercising any right of setoff, counterclaim, receipt of proceeds of Collateral or otherwise, obtain payment in respect of (a) Obligations in respect of any the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that:

(i)           if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section shall not be construed to apply to (A) any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and pursuant to the terms of Section 2.17) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to either Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower and each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower or Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower or Loan Party in the amount of such participation.

2.14.  Incremental Facilities.

(a)           Either Borrower may, at any time and from time to time after the later of (i) the first to occur of (x) the 90th day after the Closing Date and (y) Successful Syndication (as defined in the Fee Letter) and (ii) the expiry of the Certain Funds Period and prior to, (A) in the case of clause (~~v~~u) below, the Maturity Date for the Term A-1 Facility, (B) in the case of clause (~~w~~v) below, the Maturity Date for the Term A-2 Facility, (C) in the case of clause (w) below, the Maturity Date for the Term A-3 Facility, (D) in the case of clauses (x) and (z) below, the Maturity Date for the Term B Facility and (~~D~~E) in the case of clause (y) below, the Maturity Dates for the Multicurrency Revolving Credit Facility and the US Dollar Revolving Credit Facility, by notice to the Administrative Agent, request (~~v~~u) in the case of the US Borrower, the establishment of one or more new Term A-1 Commitments, (~~w~~v) in the case of the European Borrower, the establishment of one or more new Term A-2 Commitments, (w)  in the case of the European Borrower, the establishment of one or more new Term A-3 Commitments (together with ~~clause~~clauses (u) and (v), each an “Incremental Term A Facility”), (x) in the case of the US Borrower, the establishment of one or more new Term B Commitments, (y) the establishment of one or more new Multicurrency RCF Commitments or, in the case of the US Borrower, US Dollar RCF Commitments (each an “Revolving Incremental Facility”) and/or (z) the addition of a new term loan facility (together with clauses (v), (w) and (x) above, each an “Incremental Term Facility” and, together with any Revolving Incremental Facility, (the “Incremental Facilities”) pursuant to additional commitments (the “Incremental Commitments”) in an aggregate amount up to the sum of (I) $250,000,000 plus (ii) an additional amount if, after giving effect to the incurrence of such additional amount, the Total Secured Leverage Ratio for the Measurement Period then most recently ended for which financial statements have been delivered (or were required to have been) pursuant to Section 6.17(b) or (c), as applicable, is less than 3.50:1.00 (assuming for such calculation that the Debt under such Incremental Facility was drawn on the last day of such Measurement Period and with respect to any Revolving Incremental Facility, any such Revolving Incremental Facility is fully drawn), to be effective as of a date that is at least 90 days prior to such applicable scheduled Maturity Date (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) the aggregate amount of Incremental Term A Facilities shall not exceed $250,000,000 (ii) in no event shall any Incremental Facility be in a principal amount of less than $25,000,000 (or such lesser amount as shall be approved by the Administrative Agent); (iii) on the date of any request by such Borrower for an Incremental Facility and on the related Increase Date, the applicable conditions set forth in Section 4.03 and in clause (d) of this Section 2.14 shall be satisfied; (iv) on the Increase Date, after giving pro forma effect to such Incremental Facility, Parent shall be in pro forma compliance with all financial covenants set forth in Section 6.18; (v) on the Increase Date, after giving pro forma effect to such Incremental Facility, no Default or Event of Default shall have occurred and be continuing; (vi) at the time of incurrence, the final maturity and weighted average life to maturity of any Incremental Term Facility (other than Incremental Term A Facilities) are no earlier than, as applicable, the Maturity Date for the Term B Facility and weighted average life to maturity of the Term B Facility; (vii) the final maturity and weighted average life to maturity of any Incremental Term A Facility is no earlier than the Maturity Date for the Term A-1 Facility ~~or~~, the Term A-2 Facility or the Term A-3 Facility, as applicable, (viii) the final maturity of any Revolving Incremental Facility is no earlier than, and there are no mandatory commitment reductions under the any Revolving Incremental Facility prior to, the Maturity Dates for the Multicurrency Revolving Credit Facility and the US Dollar Revolving Credit Facility; (ix) if the Effective Yield in respect of any Incremental Facility exceeds the Effective Yield of the Term B Facility by more than 0.50% (the amount of such excess being the “Yield Differential”) then the Applicable Rate with respect to the Term B Facility shall be automatically increased, effective on the Increase Date, by the Yield Differential (x) the Effective Yield in respect of any Incremental Term A Facility shall not exceed the Effective Yield of the Term A Loan Facility immediately prior to the effectiveness of such Incremental Term A Facility; (xi) such Incremental Facility is a new Facility (i.e., not on the same terms as any existing Facility) unless the requirements of Section 2.14(e) are satisfied, provided that the Collateral for any such new Facility (and priority thereof) shall be the same as that applicable to the existing Facilities provided by the relevant Borrower(s) unless approved by the Required Lenders; (xii) all fees and expenses owing to the Administrative Agent and/or the Lenders in respect of such Incremental Facility shall have been paid; (xiii) such Incremental Facility shall be treated substantially the same as the existing Loans (in each case, including with respect to mandatory and voluntary prepayments, provided that, with respect to Incremental Term Facilities, (I) the maturity date may differ as provided in clause (vi) or (vii) above, (II) the interest rate may differ as provided in clause (ix) above and (III) the other terms of a Incremental Facility may differ if reasonably satisfactory to the Administrative Agent, (xiv) such Incremental Facility shall benefit ratably from the Guaranty and from the Collateral Documents (other than the Overadvance Account Escrow Agreement); and (xv) notwithstanding any other provision of any Loan Document (including, without limitation, Section 10.01), the Loan Documents may be amended by the Administrative Agent and Parent, if necessary, without the consent of any Lender, to provide for terms applicable to each Incremental Facility consistent with the terms of this Section 2.14.

(b)           If the Administrative Agent approves the terms of the Incremental Facility (which approval shall not be unreasonably withheld or delayed if such terms are otherwise in accordance with the provisions of this Agreement), the Administrative Agent shall promptly notify the Lenders of a request by the applicable Borrower for Incremental Commitments, which notice shall include (i) the proposed amount and other material terms of the Incremental Facility, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Incremental Facility must commit to an Incremental Commitment (the “Commitment Date”).  Each Lender that is willing to participate in the requested Incremental Facility (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount it is willing to commit to the Incremental Facility.  If the Lenders notify the Administrative Agent that they are willing to participate in an Incremental Facility by an aggregate amount that exceeds the amount of the requested Incremental Commitments, the requested Incremental Commitments shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the applicable Borrower and the Administrative Agent.

(c)           Promptly following the applicable Commitment Date, the Administrative Agent shall notify the applicable Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Incremental Facility.  If the aggregate amount by which the Lenders are willing to participate in the requested Incremental Facility on any such Commitment Date is less than the requested Incremental Commitments, then the US Borrower or the European Borrower, as applicable, may extend offers to one or more Eligible Assignees to participate in any portion of the requested Incremental Facility that has not been committed to by the Lenders as of the Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount equal to at least $1,000,000 (or the remaining portion of such Incremental Commitments if less than $1,000,000).

(d)           On the applicable Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Incremental Facility in accordance with Section 2.14(c) (each such Eligible Assignee, an “Assuming Lender”) shall become a Lender party to this Agreement as of the applicable Increase Date and the Commitment of each Increasing Lender for such Incremental Facility shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.14(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before the Increase Date the following, each dated such date:

(i)           (A) certified copies of resolutions of the Boards of Directors (or corresponding body) of the applicable Borrower and each Guarantor approving the Incremental Facility and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Loan Parties, in a form reasonably satisfactory to the Administrative Agent;

(ii)           an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the applicable Borrower and the Administrative Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Administrative Agent,  the US Borrower and, if applicable, the European Borrower; and

(iii)           confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to Parent and the Administrative Agent.

On the applicable Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.14(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and Parent, at or before 11:00 A.M., by electronic mail, telecopier or telex, of the occurrence of the Incremental Facility to be effected on the related Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

(e)           Notwithstanding anything to the contrary contained above, each Incremental Facility shall constitute a new Facility, which shall be separate and distinct from the existing Facilities pursuant to this Agreement, provided that an Incremental Facility may constitute part of, and be added to, an existing Facility, so long as:

(i)           the advances made under any such Incremental Term Facility shall have the same final maturity date and same weighted average life to maturity as the existing Facility to which such new Incremental Facility is being added, and shall bear interest at the same rates applicable to such Facility;

(ii)           any such Revolving Incremental Facility shall have the same final maturity date and mandatory commitment reduction provisions as the existing Facility to which such new Revolving Incremental Facility is being added, and shall bear interest at the same rates applicable to such Facility;

(iii)           any such new Incremental Facility shall have the same scheduled repayment dates as then remain with respect to the existing Facility to which such new Incremental Facility is being added, with the amount of each scheduled repayment installment of such new Incremental Term Facility to be the same (on a proportionate basis) as is theretofore applicable to the existing Facility to which such new Incremental Facility is being added; and

(iv)           on the date of the making of advances under any such new Incremental Facility, and notwithstanding anything to the contrary in Section 2.07, the aggregate principal amount of such new advances shall be added to (and form part of) each Borrowing of outstanding advances of the respective Facility on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing under the respective Facility, and so that the existing Lenders with respect to such Facility continue to have the same participation (by amount) in each Borrowing as they had before the making of the new advances under such Facility.

(f)           To the extent the provisions of the preceding clause (e) (iv) require that Lenders making new advances under an Incremental Facility, add the aggregate principal amount of such new advances to the then outstanding Borrowings of Eurocurrency Rate Loans, it is acknowledged that the effect thereof may result in such new advances having short Interest Periods (i.e., an Interest Period that will began during an Interest Period then applicable to the outstanding Eurocurrency Rate Loans and which will end on the last day of such Interest Period).  In connection therewith, the applicable Borrower may agree to compensate the Lenders making the advances under the new Incremental Facility for funding Eurocurrency Rate Loans during an existing Interest Period on such basis as may be agreed between such Borrower and the respective Lender or Lenders.

2.15.  German Civil Code Release.  Each Loan Party hereby releases any and all Persons acting on its behalf pursuant to the terms of this Agreement from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (restriction of self-dealing).

2.16.  Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)           Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)           Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Multicurrency RCF Swing Line Loan, US Dollar RCF Swing Line Loan, Multicurrency RCF Letter of Credit or US Dollar RCF Letter of Credit; fourth, as the Borrowers may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.03 or Section 4.04, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees.  That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i).

(iv)           Reallocation of Applicable Percentages to Reduce Fronting Exposure.  (a) During any period in which there is a Multicurrency RCF Lender that is a  Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Multicurrency RCF Swing Line Loans and Multicurrency RCF Letters of Credit pursuant to Sections 2.03 and 2.04 the “Applicable Percentage” of each non-Defaulting Lender that is a Multicurrency RCF Lender shall be computed without giving effect to the Multicurrency RCF Commitment of that Defaulting Lender; provided that (A) each such reallocation shall be given effect only if, at the date of the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, and (B) the aggregate obligation that exists or may arise of each non-Defaulting Lender that is a Multicurrency RCF Lender to acquire, refinance or fund participations in Multicurrency RCF Letters of Credit and Multicurrency RCF Swing Line Loans plus, without duplication, the aggregate amount of any participation in Multicurrency RCF Letters of Credit and Multicurrency RCF Swing Line Loans funded which have not been repaid or refinanced shall not exceed the positive difference, if any, of (1) the Multicurrency RCF Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the Multicurrency RCF Loans of that Lender.

(b)           During any period in which there is a US Dollar RCF Lender that is a  Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in US Dollar RCF Swing Line Loans and US Dollar RCF Letters of Credit pursuant to Sections 2.03 and 2.04 the “Applicable Percentage” of each non-Defaulting Lender that is a US Dollar RCF Lender shall be computed without giving effect to the US Dollar RCF Commitment of that Defaulting Lender; provided that (A) each such reallocation shall be given effect only if, at the date of the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, and (B) the aggregate obligation that exists or may arise of each non-Defaulting Lender that is a US Dollar RCF Lender to acquire, refinance or fund participations in US Dollar RCF Letters of Credit and US Dollar RCF Swing Line Loans plus, without duplication, the aggregate amount of any participation in US Dollar RCF Letters of Credit and US Dollar RCF Swing Line Loans funded which have not been repaid or refinanced shall not exceed the positive difference, if any, of (1) the US Dollar RCF Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the US Dollar RCF Loans of that Lender

(c)           Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, Swing Line Lender and L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d)           Notwithstanding anything to the contrary contained in Section 2.04 or elsewhere in this Agreement, so long as (x) any Multicurrency RCF Lender is a Defaulting Lender (i) the Swing Line Lender shall not be required to fund any Multicurrency RCF Swing Line Loan unless it is satisfied that the related exposure will be 100% covered by the Multicurrency RCF Commitments of the non-Defaulting Lenders and/or Cash Collateral has been provided by the Borrower in accordance with 2.03(g), and (ii) participating interests in any such newly made Multicurrency RCF Swing Line Loan shall be allocated among Multicurrency RCF Lenders that are non-Defaulting Lenders in a manner consistent with Section 2.16(a)(iv) (and Defaulting Lenders shall not participate therein) and (b) any US Dollar RCF Lender is a Defaulting Lender (i) the Swing Line Lender shall not be required to fund any US Dollar RCF Swing Line Loan unless it is satisfied that the related exposure will be 100% covered by the US Dollar RCF Commitments of the non-Defaulting Lenders and/or Cash Collateral has been provided by the Borrower in accordance with 2.03(g), and (ii) participating interests in any such newly made US Dollar RCF Swing Line Loan shall be allocated among US Dollar RCF Lenders that are non-Defaulting Lenders in a manner consistent with Section 2.16(a)(iv) (and Defaulting Lenders shall not participate therein).

2.17.  Reverse Dutch Auction Repurchases.

(a) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, each Borrower may, at any time and from time to time after the latest to occur of (x) the Closing Date and (y) Successful Syndication (as defined in the Fee Letter), conduct reverse Dutch auctions in order to purchase the Term Loans of such Borrower (each, an “Auction” and each such Auction to be managed exclusively by an investment bank of recognized standing selected by the US Borrower following consultation with the Administrative Agent in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:

(i)           each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.17 and such other procedures, terms and conditions to be mutually agreed by the Administrative Agent and such Borrower;

(ii)           no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction;

(iii)           the minimum principal amount (calculated on the face amount thereof) of all Term Loans that such Borrower offers to purchase in any such Auction shall be no less than $10,000,000 (unless another amount is agreed to by the Administrative Agent);

(iv)           the Minimum Liquidity exceeds $100,000,000 and immediately after giving effect to the purchase of Term Loans pursuant to such Auction;

(v)           both before and after giving effect to such respective purchase of Term Loans, Parent shall be in pro forma compliance with the financial covenants set forth in Section 6.18;

(vi)           the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by such Borrower shall automatically be cancelled and retired by such Borrower on the settlement date of the relevant purchase (and may not be resold);

(vii)           no more than one Auction may be ongoing at any one time for each Tranche of Term Loans;

(viii)           no more than four Auctions may be effected in any twelve month period (unless a higher number is agreed to by the Administrative Agent);

(ix)           each Auction shall be open and offered to all Lenders of the relevant Tranche on a pro rata basis;

(x)           such Borrower represents and warrants that, as of the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction, no Loan Party shall have any MNPI that both (A) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive such MNPI) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Auction; and

(xi)           at the time of each purchase of Term Loans through an Auction, such Borrower shall have delivered to the Auction Manager and the Administrative Agent an officer’s certificate of an Responsible Officer of Parent certifying as to compliance with preceding clauses (ii), (iv), (v) and (x) (and containing the calculations (in reasonable detail) required by preceding clauses (iv) and (v)).

(b)           The applicable Borrower under an Auction must terminate such Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Auction.  If a Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement such Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the purchase of Term Loans pursuant to such Auction shall be satisfied, then such Borrower shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default or Event of Default hereunder.  With respect to all purchases of Term Loans made by a Borrower pursuant to this Section 2.17, (x) such Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to, but not including (if paid prior to 12:00 Noon the settlement date of such purchase and (y) such purchases (and the payments made by such Borrower and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement or otherwise (including, without limitation, the definition of “Excess Cash Flow”, Sections 2.05 and Section 2.13) (although the par principal amount of Term Loans of the respective Tranche so purchased pursuant to this Section 2.17 shall be applied to reduce the remaining scheduled repayments of such Tranche of Term Loans as set forth in Section 2.07(c) of the applicable Lenders being repaid on a pro rata basis).

(c)           The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.17 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.13 and 11.06 (it being understood and acknowledged that purchases of the Term Loans by a Borrower contemplated by this Section 2.17 shall not constitute Investments by such Borrower)) or any other Loan Document that may otherwise prohibit or conflict with any Auction or any other transaction contemplated by this Section 2.17 or result in a Default or an Event of Default as a result of the Auction or purchase of Term Loans pursuant to this Section 2.17.  The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article IX and Section 11.04 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

2.18.  Extension of Term Loans and Revolving Credit Commitments. (a)  Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.18, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by Parent to all Lenders of a Tranche of Term Loans with a like Maturity Date or Tranche of Revolving Credit Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Tranche of Term Loans with a like Maturity Date or Tranche of Revolving Credit Commitments with a like Maturity Date, as the case may be) and on the same terms to each such Lender, Parent is hereby permitted to consummate from time to time following the initial Extension of Credit on or after the Closing Date transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such Lender’s Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such Tranche of Term Loans and/or Tranche of Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Tranche of Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans)) (each, an “Extension”, any Extended Term Loans shall constitute a separate Tranche of Term Loans from the Tranche of Term Loans from which they were converted, and any Extended Revolving Credit Commitments shall constitute a separate Tranche of Revolving Credit Commitments from the Tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:

(i)           no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders;

(ii)           except as to interest rates, fees and final maturity, the applicable Revolving Credit Commitment of any Revolving Credit Lender (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Credit Commitments (and related outstandings) (except for covenants or other provisions contained herein applicable only to periods after the then latest Maturity Date then in effect); provided that (x) (I) subject to the provisions of Section 2.01(~~f~~g), to the extent dealing with Multicurrency RCF Swing Line Loans which mature after the Initial Multicurrency RCF Maturity Date, all Multicurrency RCF Swing Line Loans shall be participated in on a pro rata basis by all Multicurrency RCF Lenders with Multicurrency RCF Commitments in accordance with their Applicable Percentage (and, except as provided in Section 2.01(~~f~~g), without giving effect to changes thereto on the Initial Multicurrency RCF Maturity Date, with respect to Swing Line Loans theretofore incurred), (II) subject to the provisions of Section 2.01(~~g~~h), to the extent dealing with Multicurrency RCF Letters of Credit which expire after the Initial Multicurrency RCF Maturity Date, all Multicurrency RCF Letters of Credit shall be participated in on a pro rata basis by all Multicurrency RCF Lenders with Multicurrency RCF Commitments in accordance with their Applicable Percentages (and, except as provided in Section 2.01(~~g~~h), without giving effect to changes thereto on the Initial Multicurrency RCF Maturity Date, with respect to the Multicurrency RCF Letters of Credit theretofore incurred or issued), (III) subject to the provisions of Section 2.01(~~h~~i), to the extent dealing with US Dollar RCF Swing Line Loans which mature after the Initial US Dollar RCF Maturity Date, all US Dollar RCF Swing Line Loans shall be participated in on a pro rata basis by all US Dollar RCF Lenders with US Dollar RCF Commitments in accordance with their Applicable Percentage (and, except as provided in Section 2.01(~~h~~i), without giving effect to changes thereto on the Initial US Dollar RCF Maturity Date, with respect to US Dollar Swing Line Loans theretofore incurred) and (IV) subject to the provisions of Section 2.01(~~i~~j), to the extent dealing with US Dollar RCF Letters of Credit which expire after the Initial US Dollar RCF Maturity Date, all US Dollar RCF Letters of Credit shall be participated in on a pro rata basis by all US Dollar RCF Lenders with US Dollar RCF Commitments in accordance with their Applicable Percentages (and, except as provided in Section 2.01(~~i~~j), without giving effect to changes thereto on the Initial US Dollar RCF Maturity Date, with respect to the US Dollar RCF Letters of Credit theretofore incurred or issued), and all borrowings and commitment reductions under Revolving Credit Commitments of the respective Tranche and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (B) repayments required upon the applicable Maturity Date of the non-extending Revolving Credit Commitments) and (y) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than six different Maturity Dates;

(iii)           except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by Parent and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Tranche of Term Loans subject to such Extension Offer (except for covenants or other provisions contained herein applicable only to periods after the then latest Maturity Date then in effect);

(iv)           the final maturity date of any Extended Term Loans shall be no earlier than the latest Maturity Date then in effect (other than the Maturity Date specified in any other Extension Offer with respect to any other Tranche of Extended Term Loans pursuant to this Section 2.18) and the amortization schedule applicable to Term Loans pursuant to Section 2.07(a), (b) and (c), as the case may be, for periods prior to the respective Maturity Date may not be increased;

(v)           the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans extended thereby;

(vi)           any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;

(vii)           if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments of the applicable Tranche, as the case may be, in respect of which Lenders with Term Loans or Revolving Credit Commitments of such Tranche, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by Parent pursuant to such Extension Offer, then the Term Loans or Revolving Credit Commitments, as the case may be, of such Lenders with Term Loans or Revolving Credit Commitments, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders with Term Loans or Revolving Credit Commitments, as the case may be, have accepted such Extension Offer;

(viii)           all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by Parent generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent;

(ix)           the applicable Minimum Extension Condition shall be satisfied;

(x)           the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent; and

(xi)           the Extension shall not become effective unless, on the proposed effective date of the Extension, (x) Parent shall have delivered to the Administrative Agent a certificate of an authorized officer of each applicable Loan Party dated the applicable date of the Extension and executed by an authorized officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Extension and (y) the conditions set forth in Sections 4.03(a) and (b) shall be satisfied (with all references in such Section to any Credit Extension being deemed to be references to the Extension on the applicable date of the Extension) and the Administrative Agent shall have received a certificate to that effect dated the applicable date of the Extension and executed by an authorized officer of Parent certifying as to the satisfaction of such conditions.  In connection with each Extension Offer, each relevant Lender, acting in its sole and individual discretion, shall determine whether it wishes to participate in the respective Extension contemplated by such Extension Offer.  Any relevant Lender that does not respond to an Extension Offer within the time period contemplated by the applicable Extension Offer shall be deemed to have rejected such Extension Offer.  The election of any relevant Lender to agree to an Extension shall not obligate any other Lender to so agree.

(b)           With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.18, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05(a), 2.05(b), 2.13 or 11.08 and (ii) no Tranche of Extended Term Loans shall be in an amount of less than $50,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent.  The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (but otherwise subject to Section 11.01(a)) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18, provided that such consent shall not be deemed to be an acceptance of an Extension Offer.

(c)           Notwithstanding anything in this Agreement (including Section 11.01) to the contrary, the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with Parent (and the other applicable Loan Parties) as (and to the extent) may be necessary in order establish new Tranches in respect of Revolving Credit Commitments or Term Loans so extended and such other amendments as may be necessary in connection therewith, in each case on terms consistent with this Section 2.18.

(d)           In connection with any Extension, Parent shall provide the Administrative Agent at least 15 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.  Taxes.  (a)  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  (i) Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require either Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)           If either Borrower or the Administrative Agent shall be required by the applicable Laws to withhold or deduct any Taxes from any payment, then (A) either Borrower or the Administrative Agent shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) either Borrower or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)           Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes with respect to Obligations of such Borrower to the relevant Governmental Authority in accordance with applicable Law.

(c)           Tax Indemnifications.  (i) Without limiting the provisions of subsection (a) or (b) above, each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within seven Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, with respect to Obligations of such Borrower, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within seven Business Days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection with respect to Obligations of such Borrower.  A certificate as to the amount of any such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii)     Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within seven Business Days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by any Governmental Authority (A) as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Administrative Agent pursuant to subsection (e) or (B) attributable to such Lender or the L/C Issuer’s failure to comply with provisions of 11.06(d) relating to the maintenance of a Participant Register.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)           Evidence of Payments.  As soon as practicable, after any payment of Taxes by either Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

(e)           Status of Lenders; Tax Documentation.  (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  The relevant Borrower and the relevant Lender (at the reasonable written request of the relevant Borrower) shall co-operate in completing any procedural formalities relating thereto.  In particular, each Treaty Lender shall within the applicable time limits under the laws of the relevant jurisdiction complete, file and/or provide any tax certificate, treaty application or other document as may be reasonably requested by the relevant Borrower in writing in order for the Borrower to be able to make payments without a Tax Deduction.  Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect as a result of changes in circumstances with respect to such Lender, it shall update such documentation or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding sentences of this Section 3.01(e), the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (B) and (D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, with respect to the US Borrower,

(A)           any Lender that is a United States Person within the meaning of Section 7701(a)(30) of the Code shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding;

(B)           each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)           executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)           executed originals of Internal Revenue Service Form W-8ECI,

(III)           executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code (the “portfolio interest exemption”), (x) a certificate substantially in the form of Exhibit R-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V)           to the extent a Foreign Lender is not the beneficial owner or is classified as a partnership for US federal income tax purposes, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, a US Tax Compliance Certificate substantially in the form of Exhibit R-2 or Exhibit R-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is classified as a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit R-4 on behalf of each such direct and indirect partner:

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the applicable Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and;

(D)           if a payment made to a Lender under any Loan Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  For purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)           Each Lender shall promptly (A) notify the applicable Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that such Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender

(iv)           Without limiting the generality of Section 3.01(e)(i), each Lender which becomes a Term A-2 Lender or a Term A-3 Lender after the date of this Agreement shall indicate in the Assignment and Assumption which it executes on becoming a Term A-2 Lender or a Term A-3 Lender and which of the following categories it falls in: (A) not a Qualifying Lender; (B) a Qualifying Lender (other than a Treaty Lender); or (C) a Treaty Lender.

(v)           Nothing in this Section 3.01(e) shall require a Treaty Lender to:

(A)           register under the HMRC DT Treaty Passport scheme;

(B)           apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(C)           file treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause (vi) below or Section 3.01(h) (HMRC DT Treaty Passport scheme confirmation) and the UK Borrower making that payment has not complied with its obligations under Section 3.01(e)(vii) and Section 3.01(h)(ii) below (HMRC DT Treaty Passport scheme confirmation).

(vi)           A Treaty Lender which becomes a Term A-2 Lender or a Term A-3 Lender on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any Borrower) by including its scheme reference number and its jurisdiction of tax residence opposite its name in Exhibit S and any such passport holder that becomes a Term A-2 Lender or a Term A-3 Lender after the date of this Agreement and wishes the HMRC DT Treaty Passport scheme to apply shall give an indication to that effect in the Assignment and Assumption and include its scheme reference number and its jurisdiction of tax residence in such Assignment and Assumption.

(vii)           Where a Term A-2 Lender or a Term A-3 Lender includes the indication described in Section 3.01(e)(vi) above in Exhibit S or in the Assignment and Assumption, the European Borrower shall file a duly completed form DTTP2 in respect of such Lender with the United Kingdom HM Revenue & Customs within thirty (30) days of the date of this Agreement or date of assignment, as appropriate, and shall promptly provide the Lender with a copy of that filing.

(viii)           If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with Section 3.01(e)(vi) above or Section 3.01(h), no Borrower shall file any form relating to the United Kingdom HMRC DT Treaty Passport scheme in respect of that Lender’s Loan.

(ix)           Each Term A-2 Lender or a Term A-3 Lender which becomes a Party on the day on which this Agreement is entered into gives a U.K. Tax Confirmation to the European Borrower by entering into this Agreement.

(x)           Any Term A-2 Lender or a Term A-3 Lender that has previously given a UK Tax Confirmation shall promptly notify the European Borrower and the Agent if there is any change in the position from that set out in that U.K. Tax Confirmation.

(f)           Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by either Borrower or with respect to which either Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to either Borrower or any other Person.

(g)           Value Added Tax.

(i)           All amounts payable under a Loan Document by any Loan Party to any Lender, the L/C Issuer or the Administrative Agent shall be deemed to be exclusive of value added tax. If VAT is chargeable on any supply made by any Lender, the L/C Issuer or the Administrative Agent to any Loan Party in connection with a Loan Document, that Loan Party shall, subject to Section 3.01(g)(iii) below, pay to such Lender, the L/C Issuer or the Administrative Agent (in addition to and at the same time as paying the amount for such supply) an amount equal to the amount of the VAT (and such Lender, the L/C Issuer or the Administrative Agent shall promptly provide an appropriate VAT invoice to such person).

(ii)           Where a Loan Document requires any Loan Party to reimburse any Lender, the L/C Issuer or the Administrative Agent for any costs or expenses, that Loan Party shall also at the same time pay and indemnify such Lender, the L/C Issuer or the Administrative Agent against all VAT incurred by it in respect of such costs and expenses to the extent that such Lender, the L/C Issuer or the Administrative Agent reasonably determines that it is not entitled to credit or repayment in respect of the VAT.  The limitations set out in Section 10.08 shall apply mutatis mutandis for any obligation of a Loan Party incorporated under the laws of the Federal Republic of Germany to reimburse or indemnify a Lender, the L/C Issuer or the Administrative Agent.

(iii)           If VAT is or becomes chargeable on any supply made by any Lender, the L/C Issuer or the Administrative Agent (the “Supplier”) to any other Lender, the L/C Issuer or the Administrative Agent (the “Recipient”) under a Loan Document, and any person other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such person shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT on production of a VAT invoice. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(iv)           Any reference in this Section 3.01(g) to any person shall, at any time when such person is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the U.K. Value Added Tax Act 1994 or such similar concept as may be provided under similar legislation).

(h)           HMRC DT Treaty Passport Scheme Confirmation.
(i)           A Lender that becomes a Term A-2 Lender or a Term A-3 Lender as an Eligible Assignee following entering into an Assignment and Assumption and which is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect in the Assignment and Assumption which it executes, by including its scheme reference number and its jurisdiction of tax residence in that Assignment and Assumption.

(ii)           Where a Term A-2 Lender or a Term A-3 Lender includes the indication described in Section 3.01(h)(i) above in the relevant Assignment and Assumption, the European Borrower shall file a duly completed form DTTP2 in respect of such Lender with the United Kingdom H.M. Revenue and Customs within 30 days of that assignment and shall promptly provide the Lender with a copy of that filing.

3.02.  Illegality.  If any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Law has made it unlawful, that any Governmental Authority has asserted that it is unlawful or that governmental request (whether or not having force of law) has made it impossible (upon the good faith compliance of such request by any Lender), for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on prompt notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03.  Inability to Determine Rates.  If the Administrative Agent determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, in the case of the US Borrower, will be deemed to have converted such request into a request for a Base Rate Loan in the amount specified therein.

3.04.  Increased Costs; Reserves on Eurocurrency Rate Loans.  (a)  Increased Costs Generally.  If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender and (B) the requirements of the Bank of England, the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

(ii)           subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer);

(iii)           result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

(iv)           impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein (including, without limitation and for the avoidance of doubt, any cost or expense arising as a result of the implementation or application of, or compliance with, the UK Bank Levy);

in each case, otherwise than in connection with any Excluded Tax, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that the European Borrower shall not be obligated to pay any amount under this Section 3.04(a) that is solely attributable to the Loans and Commitments that are solely for the benefit of, or Letters of Credit issued solely for the account of, the US Borrower and the US Subsidiaries.

(b)           Capital Requirements.  If any Lender or the L/C Issuer determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered; provided that the European Borrower shall not be obligated to pay any amount under this Section 3.04(b) that is solely attributable to the Loans and Commitments that are solely for the benefit of, or Letters of Credit issued solely for the account of, the US Borrower and the US Subsidiaries.

(c)           Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the applicable Borrower or Borrowers shall be conclusive absent manifest error.  The applicable Borrower or Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within seven Business Days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and it is such Lender’s or the L/C Issuer’s intention to claim compensation therefore (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05.  Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

(c)           any failure by such Borrower to make payment of any Loan or drawing, payment or disbursement, as applicable, under any Multicurrency RCF Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)           any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 11.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06.  Mitigation Obligations; Replacement of Lenders.  (a)  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or either Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, such Borrower may replace such Lender in accordance with Section 11.13.

3.07.  Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01.  Conditions Precedent to Effectiveness.  Subject to Section 4.02, this Agreement shall become effective on and as of the first date (the “Effective Date”) on which all of the Conditions Precedent to Effectiveness have been satisfied or waived in accordance with the provisions of this Agreement.

4.02.  Conditions Precedent to Initial Credit Extension and Credit Extensions on the Acquisition Funding Date

.  (a) Sections 2.01, 2.02 and 2.03 of this Agreement shall not become effective and the initial Credit Extension shall not be made until the date (the “Availability Period Commencement Date”) which is the later of the date on which the Effective Date has occurred and the date on which all of the Conditions Precedent to Initial Credit Extension have been satisfied or waived in accordance with the provisions of this Agreement.

(b)           The obligation of each Lender to honor a Request for Credit Extension on the Acquisition Funding Date is subject to the following conditions precedent:

           (i)           the occurrence of the Closing Date;

(ii)           on or prior to the Acquisition Funding Date (but after the Effective Date), (i) Parent shall have received cash proceeds of at least $465.0 million from a capital contribution by the Equity Investors to Parent in the form of cash common equity and (ii) Parent shall have received cash proceeds of at least $340.0 million from a capital contribution by the Equity Investors to Parent in the form of Closing Date Preferred Equity (clauses (i) and (ii) collectively, the “Equity Financing”), in each case, in accordance with the Equity Financing Documents;

(iii)           the Administrative Agent shall have received a certificate from a Responsible Officer of Parent certifying that (after utilization of the Facilities) on the Acquisition Funding Date the Purchaser will have the funds necessary to acquire all the Target Shares and to pay all fees and expenses incurred in connection with the Transaction;

(iv)           the Administrative Agent shall have received evidence that all interest due and payable pursuant to Section 2.08(c) on the Acquisition Funding Date, shall have been paid or will be paid on the Acquisition Funding Date; and

(v)           the Administrative Agent shall have received evidence that all fees due and payable on the Acquisition Funding Date in accordance with Section 2 of the Fee Letter shall have been paid or will be paid on the Acquisition Funding Date.

4.03.  Conditions Precedent to all Other Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than Certain Funds Credit Extensions and other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a)           The representations and warranties of the Borrowers and each other Loan Party contained in each Loan Document, or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct ~~on and as of the date of such Credit Extension, except to the extent that~~in all material respects with the same effect as though such representations and warranties ~~specifically refer to an earlier date, in which case they~~had been made on the date of such Credit Extension (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct ~~as of such earlier date~~in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date), and except that for purposes of this Section 4.03, the representations and warranties contained in Sections ~~5.07~~5.08(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.17(b) and (c), respectively.

(b)           No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)           The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)           With respect to a Credit Extension under the Multicurrency Revolving Credit Facility by the European Borrower, the Collateral and Guarantee Requirement shall be satisfied.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the US Borrower or the European Borrower, as the case may be, shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a), (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

4.04.  Conditions Precedent to Certain Funds Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension relating to a Certain Funds Credit Extension is subject to the following conditions precedent:

(a)           The Major Representations shall not be incorrect in any material respect when made or deemed to be made, except to the extent that such Major Representations specifically refer to an earlier date, in which case they shall not be incorrect in any material respect as of such earlier date.

(b)           No Major Default has occurred and is continuing or would result from the proposed Certain Funds Credit Extension.

4.05.  Actions by Lenders during Certain Funds Periods.  During the Certain Funds Period and notwithstanding (i) any provision to the contrary in the Loan Documents or (ii) that any Condition Precedent to Effectiveness or Condition Precedent to Initial Credit Extension may subsequently be determined not to have been satisfied or that any representation given as a condition thereof (other than a Major Representation) was incorrect in any material respect, unless (x) it would be illegal for the Lender to participate in making any borrowing hereunder or (y) a Major Default has occurred which is continuing, no Lender or Agent shall be entitled to:

(a)           refuse to participate in any Certain Funds Credit Extension;

(b)           cancel its commitment where to do so might be expected to prevent or limit the making of a Certain Funds Credit Extension;

(c)           rescind, terminate or cancel this Agreement, any Note (if any) or any Facility provided for herein or exercise any similar right or remedy or make or enforce any claim that it may have under this Agreement, any Note (if any) or any agreement relating to either of them where to do so might be expected to prevent or limit the making of a Certain Funds Credit Extension;

(d)           exercise any right of set-off or counterclaim where to do so might be expected to prevent or limit the making or use of a Certain Funds Credit Extension;

(e)           cancel, accelerate, cause or require payment, repayment or prepayment of any amounts owing hereunder or under any agreement relating to either of the foregoing where to do so might be expected to prevent or limit the making of a Certain Funds Credit Extension; or

(f)           upon receipt of an Overadvance Disbursement Request by the Collateral Agent in compliance with Section 6.21, refuse to authorize the account custodian under the Overadvance Account Escrow Agreement to release from the Overadvance Account funds as requested in such Overadvance Disbursement Request, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Lenders notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01.  Existence, Qualification and Power.  Each Loan Party (a) is a corporation, limited liability company ~~or~~, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its ~~incorporation~~organization, (b) is duly qualified and (to the extent such concept is applicable) in good standing (to the extent such concept is applicable) as a foreign corporation, limited liability company ~~or~~, partnership or other legal entity in each other material jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (c) has all requisite power and authority (including, without limitation, all material Governmental Authorizations, which Governmental Authorizations are current and valid) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

5.02.  Subsidiaries; Equity Interests.  Set forth on Schedule 5.02 hereto (as updated in writing by Parent to the Administrative Agent from time to time) is a complete and accurate list of all Subsidiaries of Parent and, if such Subsidiary is organized in an Initial Loan Party Jurisdiction or any other Qualified Jurisdiction in which a Loan Party is organized, if it is an Inactive Subsidiary as of the later of (x) the Effective Date and (y) the date of the most recent Compliance Certificate delivered pursuant to Section 6.17 (b) or (c), showing as of such applicable date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by Parent, the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at such applicable date.  Each Inactive Subsidiary is marked with an asterisk.  All of the outstanding Equity Interests in all Subsidiaries of Parent have been validly issued, are fully paid and non assessable and are owned by Parent or one or more of its Subsidiaries free and clear of all Liens, except those created under (i) on or prior to the Closing Date, the Collateral Documents (as defined in the Existing Parent Credit Agreement (as in effect on the date hereof)) and (ii) from and after the Closing Date, the Collateral Documents.

5.03.  Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party’s corporate (or other) powers, have been duly authorized by all necessary corporate (or other) action, and do not (a) contravene such Loan Party’s Organization Documents, (b) violate any law, rule, regulation (including, without limitation, Regulation X of the FRB), order, writ, judgment, injunction, decree, determination or award, (c) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (d) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.  No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

5.04.  Governmental Authorization; Other Consents.  No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first-priority nature thereof), other than as specified in the Collateral Documents, or (iv) the exercise by the Administrative Agent or any Secured Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, in each case except for the Governmental Authorizations or notices specified on Schedule 5.04.

5.05.  Non-UK Obligors.  Each Loan Party that directly holds the Equity Interests in any Subsidiary of the Parent organized under the laws of England and Wales has not registered one or more “establishments” (as that term is defined in Part 1 of the Overseas Companies Regulations 2009) with the Registrar of Companies or, if it has so registered, it has provided to the Administrative Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Registrar of Companies.

5.06.  Binding Effect

~~.~~  .  This Agreement has been, and each other Loan Document when delivered will have been, duly executed and delivered by each Loan Party.  This Agreement is, and each other Loan Document when delivered will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effects of general principles of equity (regardless whether considered in a proceeding in equity or at law).

5.07.  Litigation.  There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) could be reasonably expected to have a Material Adverse Effect (other than the matters described on Schedule 5.07 hereto) (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transaction, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 5.07 hereto.

5.08.  Financial Statements; No Material Adverse Effect.  (a)  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of each Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

(b)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)           The Consolidated forecasted balance sheets, statements of income and cash flows of Parent and its Subsidiaries delivered pursuant to Section 4.01 and Section 6.17(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, each Borrower’s best estimate of its future financial condition and performance.

(d)           No Default exists.

5.09.  Disclosure.  Neither the Information Memorandum nor any other written information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading, in each case, with respect to such Information Memorandum, written information, exhibit or report furnished (x) on or prior to the Effective Date, as of the Effective Date and (y) on or prior to the Closing Date, as of the Closing Date.

5.10.  Margin Regulations.  Neither of Parent, the Borrowers or their respective Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowing or drawings, payment or disbursement, as applicable, under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

5.11.  Investment Company Act.  Neither any Loan Party nor any of its Subsidiaries is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.  Neither the making of any Borrowing, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by either Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

5.12.  Restrictive Agreements.  Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably expected to have a Material Adverse Effect.

5.13.  Solvency.  Each ~~Loan Party is, individually~~Borrower is Solvent and the Parent is, together with its Subsidiaries, Solvent.

5.14.  ERISA Compliance.  (a)  Set forth on Schedule 5.14 hereto is a complete and accurate list of all Plans, Multiemployer Plans, Welfare Plans and Foreign Plans as of the Effective Date.

(b)           No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

(c)           Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(d)           Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(e)           With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by such Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(i)           Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices in all material respects.

(ii)           ~~The fair market value of the assets of each~~Any funded Foreign Plan~~, the liability of each insurer for~~ (including any Foreign Plan funded wholly or partially through insurance ~~or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations~~) is operated and funded in accordance with applicable laws in all material respects and the liability of any Loan Party or Subsidiary of any Loan Party under or in respect of any funded Foreign Plan is accounted for in accordance with applicable generally accepted accounting principles in all material respects.

(iii)           ~~Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.~~The liability of any Loan Party or Subsidiary of any Loan Party under or in respect of any unfunded Foreign Plan is accounted for in accordance with applicable generally accepted accounting principles in all material respects.

(f)           Neither any Loan party or any Subsidiary of any Loan Party has been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the United Kingdom’s Pensions Act 2004) an “employer” (for the purposes of sections 38 to 51 of the United Kingdom’s Pensions Act 2004) of an “occupational pension scheme” which is not a “money purchase scheme” (both terms as defined in the United Kingdom’s Pension Schemes Act 1993) and which is not set forth on Schedule 5.14 hereto.

(g)           In respect of each Foreign Plan which is subject to the laws of the United Kingdom, there has not been, and there is not cause to believe that there will be, any exercise by the Pensions Regulator of any of its powers under sections 38 to 56 of the Pensions Act 2004 against any Loan Party or any Subsidiary of any Loan Party.

(h)           In respect of each Foreign Plan which is subject to the laws of the United Kingdom, nothing has been done, and there is not cause to believe that anything has been done, by any Loan Party or any Subsidiary of any Loan Party which would trigger the winding-up of any such Plan or the crystallisation of a debt under section 75 of the Pensions Act 1995.

5.15.  Environmental Compliance.

           (a)           The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any ~~material~~ restrictions on occupancy or use, or any restrictions on ownership or transferability, under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

           (b)           Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) none of the properties currently or, to the knowledge of Parent, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of Parent, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries and (iii) to its knowledge, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries.

           (c)           Hazardous Materials have not been released, discharged or disposed of on any property currently or, during the period of its ownership or operation thereof and to the knowledge of the Responsible Officers, formerly owned or operated by any Loan Party or any of its Subsidiaries that requires investigation, remediation, cleanup, or any remedial or corrective action under Environmental Law that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

           (d)           Neither any Loan Party nor any of its Subsidiaries is funding or undertaking either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, during its period of ownership or operation thereof and to the knowledge of the Responsible Officers, formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

           (e)           Set forth on Schedule 5.15 hereto is a complete and accurate list of all Environmental Actions that are, as of the date hereof, pending or, to the knowledge of the Loan Party or its Subsidiaries, threatened against Parent or its Subsidiaries.

5.16.  Taxes.

(a)           ~~Each~~Except as disclosed in writing to the Administrative Agent prior to the Closing Date, each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due or payable on such returns and has paid any assessments received by or with respect to any Loan Party or any such return, except taxes or assessments that are being contested in good faith by appropriate proceedings and for which such Loan Party or Subsidiary, as the case may be, shall have set aside on its books appropriate reserves to the extent required by GAAP.  No written adjustment relating to any such returns and involving a material amount of tax has been proposed or otherwise assessed by a taxing authority except as set forth on Schedule 5.16(a), and there are no pending audits, proceedings or actions related to the assessment or collection of taxes against any Loan Party or Subsidiary that could have a Material Adverse Effect.

(b)           ~~Each~~Except as disclosed in writing to the Administrative Agent prior to the Closing Date, each Loan Party is resident solely for federal Tax purposes only in the jurisdiction of its incorporation except for any branches and representation offices officially established in foreign jurisdictions.

5.17.  Casualty, Etc.  Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably expected to have a Material Adverse Effect.

5.18.  Ownership of Property; Liens; Investments.  (a)  [Reserved].

(b)           Set forth on Schedule 5.18(b) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries as of the ~~date hereof (other than Liens securing Obligations under the Existing Parent Credit Agreement)~~Closing Date, showing as of the ~~date hereof~~Closing Date the lienholder thereof, the principal amount of the obligations secured thereby (if greater than $1,000,000) and the property or assets of such Loan Party or such Subsidiary subject thereto.

(c)           Set forth on Schedule 5.18(c) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries as of the later of (x) the Effective Date and (y) the date of the most recent Compliance Certificate delivered pursuant to Section 6.17 (b) or (c), showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book value thereof.  Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d)           (i)           Set forth on Schedule 5.18(d)(i) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee as of the Effective Date, which require the payment of rent in excess of $1,000,000 per year or are otherwise material to the operation of any Loan Party or any of its Subsidiaries and which, in aggregate, represent at least 90% of the yearly rental expense of the Loan Parties and their Subsidiaries showing as of the Effective Date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.  To the knowledge of Parent, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

(ii)           Set forth on Schedule 5.18(d)(ii) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessor as of the Effective Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.  To the knowledge of Parent, each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

           (e)           Set forth on Schedule 5.18(e) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

5.19.  Intellectual Property.  Set forth on Schedule 5.19 hereto (as updated in writing by Parent to the Administrative Agent from time to time) is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries as of the later of (x) the Effective Date and (y) the date of the most recent Compliance Certificate delivered pursuant to Section 6.17 (b) or (c), showing, as applicable, the jurisdiction in which registered, the registration number and the date of registration.

5.20.  Flood Hazard.  Except as disclosed in writing to the Administrative Agent, no portion of any property set forth on Schedules 5.18(c), 5.18(d)(i) or 5.18(d)(ii) is located in an area identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards.

5.21.  Labor Matters.  (i)  There is no, and has not been any, labor dispute, strike or work stoppage against any Loan Party pending or threatened in writing; and (ii) no Loan Party, nor any of its representatives or employees, has committed any unfair labor practices or otherwise violated any employment-related Law, including those laws related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums, and there is no charge or complaint against any Loan Party by the National Labor Relations Board or any comparable state agency pending or threatened in writing, in each case, which could reasonably be expected to have a Material Adverse Effect.

5.22.  Use of Proceeds.  (a) (i) All proceeds of the Term A-1 Loans will be (x) deposited in the Overadvance Account and/or (y) utilized by the US Borrower for a Certain Funds Purpose ~~and~~, (ii) all proceeds of the Term A-2 Loans will be (x) deposited in the Overadvance Account and/or (y) utilized by the European Borrower for a Certain Funds Purpose and (iii) all proceeds of the Term A-3 Loans will be (x) deposited in the Overadvance Account and/or (y) utilized by the European Borrower for a Certain Funds Purpose.

(b) All proceeds of the Term B Loans will be (x) deposited in the Overadvance Account and/or (y) utilized by the US Borrower for a Certain Funds Purpose.

(c) Subject to clause (e) below, all proceeds of the Multicurrency RCF Loans and the Multicurrency RCF Swing Line Loans will be used for the (x) working capital and general corporate purposes of Parent and its Subsidiaries and (y) the purposes set forth in clauses (d), (f) and (h) of the definition of Certain Funds Purpose.

(d) Subject to clause (e) below, all proceeds of the US Dollar RCF Loans and the US Dollar RCF Swing Line Loans will be used for (x) the working capital and general corporate purposes of Parent and its Subsidiaries and (y) the purposes set forth in clauses (d), (f) and (h) of the definition of Certain Funds Purpose.

(e) Notwithstanding anything to the contrary in this Agreement, (i) no proceeds from Revolving Credit Loans or Swing Line Loans may be used for a Certain Funds Purpose (other than for the purposes set forth in clauses (d), (f) and (h) of the definition of Certain Funds Purpose (and, solely to the extent referred to in such clause (h), clauses (a), (b) and (c))) and (ii) the proceeds from Revolving Credit Loans or Swing Line Loans, and the stated or face amount of the Letters of Credit issued, that are used for the purposes set forth in clause (h) of the definition of Certain Funds Purpose (and, solely to the extent referred to in such clause (h), clauses (a), (b) and (c)) shall not exceed $200,000,000 in the aggregate.

(f) Subject to clauses (a) through (e), all proceeds of the Loans may be used to finance (directly or indirectly), to the extent not prohibited by the terms of this Agreement, the intercompany purchase of Subsidiaries of the Parent and the Target Group by other Subsidiaries of the Parent and the Target Group through capital contributions and intercompany Debt, including but not limited to the potential acquisition at fair market value by (i) Colfax Netherlands Holdings BV of one or more of the following Target Group’s Dutch Subsidiaries: ESAB Finance BV, Exelvia Holdings BV, Exelvia Int’l Holdings BV, Exelvia Netherlands BV, Thommason Compression Systems BV and Howden Netherlands BV and (ii)  the formation and funding of a new French holding company for the subsequent sale of French operations into that holding company.

5.23.  Press Release; Offer Document; Scheme Circular; etc.  As of their date of issuance or publication, as applicable, the Press Release, any Offer Document and any Scheme Circular contain all material terms of the Acquisition.

5.24.  Security Documents.  (a) The provisions of the US Security Agreement shall be effective from and after the Closing Date to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in all right, title and interest of the US Loan Parties in the Collateral described therein, and the Collateral Agent, for the benefit of the Secured Parties shall have as of the Closing Date (or such later date as agreed to by the Collateral Agent in its sole discretion) a fully perfected security interest in all right, title and interest in all of the Collateral described therein, subject to no other Liens other than Liens permitted to be incurred under this Agreement.  The recordation of (x) the US IP Security Agreement in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office and the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create from and after the Closing Date, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks, copyrights and patents covered by the Security Agreement, subject to no other Liens other than Liens permitted to be incurred under this Agreement.

(b)           Each Mortgage, when executed and delivered, shall create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such property may be subject to the permitted encumbrances related thereto) and subject to no other Liens (other than permitted encumbrances related thereto).

(c)           Each Foreign Collateral Document, when executed and delivered, shall create, in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in all right, title and interest of the Loan Parties party thereto in the “collateral” described therein, and the Collateral Agent, for the benefit of the Secured Parties shall have as of the Closing Date (or such later date as agreed to by the Collateral Agent in its sole discretion) a fully perfected security interest in all right, title and interest in all of the “collateral” described therein, subject to no other Liens other than Liens permitted to be incurred under this Agreement.

5.25.  Insurance.  Schedule 5.25 hereto sets forth a listing of all insurance maintained by Parent and its Subsidiaries as of the Effective Date (other than local insurance policies maintained by Foreign Subsidiaries of Parent that are not material), with the amounts insured (and any deductibles) set forth therein.

5.26.  Repetition.  Each representation and warranty set forth in Sections 5.01 through 5.25 shall be deemed to be repeated on the first day of each Interest Period for any Borrowings (except with respect to representations and warranties relating to a specific date and then only as of such date).

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, from and after the Closing Date, Parent and each of the Borrowers will:

6.01.  Compliance with Laws.  Comply, and cause each of its Subsidiaries to comply in all material respects with all material applicable Laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the City Code and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

6.02.  Payment of Obligations.  Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither Parent nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

6.03.  Compliance with Environmental Laws.  Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects with all material applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

6.04.  Maintenance of Insurance.  Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Parent or such Subsidiary operates.

6.05.  Preservation of Existence, Etc.  Except as otherwise permitted by Section 7.04 hereof (and excluding Inactive Subsidiaries of Parent), preserve and maintain, and cause each of its Subsidiaries to preserve and maintain (a) its existence, legal structure and legal name and (b) its rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that neither Parent nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of Parent or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the  Parent or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Parent, such Subsidiary or the Lenders.

6.06.  Inspection Rights.  At any reasonable time and from time to time during normal business hours and following reasonable prior notice, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of Parent and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

6.07.  Books and Records.  Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Parent and each of its Subsidiaries in accordance with generally accepted accounting principles in effect from time to time.

6.08.  Maintenance of Properties.  Except as otherwise expressly permitted by this Agreement, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and, from time to time, make or cause to be made all appropriate repairs, renewals, and replacements thereof, except where failure to do so would not materially adversely affect the use of the related property.

6.09.  Transactions with Affiliates.  Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to Parent and its Subsidiaries than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate, other than (a) transactions among Parent and its Subsidiaries (other than Foreign Subsidiaries (except as otherwise permitted under the Loan Documents)), (b) transfer pricing transactions in the ordinary course of business on terms providing for Parent and its Subsidiaries to recover, in the aggregate, their costs (plus any arm’s length profit mark-up) in respect of any transferred product, and (c) dividends permitted under Section 7.07.  Nothing in this Section 6.09 shall impair or prevent the allocation of expenses among Parent and its Wholly-Owned Subsidiaries, provided that such allocation is made on a reasonable basis.

6.10.  Covenant to Guarantee Obligations and Give Security. (a) Upon (x) the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default (and such request being a “Default Request”), (y) the formation or acquisition after the Effective Date (which, for this purpose, shall include a US Subsidiary or Foreign Subsidiary ceasing to be an Inactive Subsidiary) of any Subsidiary organized under the laws of an Initial Loan Party Jurisdiction or any other Qualified Jurisdiction in which a Loan Party is organized by Parent (any such formation or acquisition under clause (y) referred to herein as an “Subsidiary Acquisition”) or (z) (i) the acquisition or ownership of any property (other than real property) after the Effective Date having an aggregate book value of greater than $1,000,000, by any Loan Party and (ii) the acquisition or ownership of any real property after the Effective Date (in the case of any real property of US Loan Parties) having an aggregate book value of greater than $10,000,000, in each case, which property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first-priority security interest in favor of the Administrative Agent or Collateral Agent for the benefit of the Secured Parties (subject to Permitted Priority Liens) (any such acquisition under clause (z) being referred to herein as an “Asset Acquisition”), then in each case at the Borrowers’ expense (or, in the case of any action required to be taken by or on behalf of any US Loan Party, at the expense of the US Borrower):

(i)           (A) in connection with the Subsidiary Acquisition of a US Subsidiary, cause such US Subsidiary to duly execute and deliver to the Administrative Agent within 15 days (or such later date as the Administrative Agent may agree to in its sole discretion) after such Subsidiary Acquisition (x) a Guaranty, guaranteeing all of the Guaranteed Obligations and (y) a US Security Agreement and a US IP Security Agreement and (B) in connection with the Subsidiary Acquisition of a Foreign Subsidiary organized under the laws of an Initial Loan Party Jurisdiction or any other Qualified Jurisdiction in which a Loan Party is organized,  within 15 days (or such later date as the Administrative Agent may agree to in its sole discretion) after such Subsidiary Acquisition, cause such Foreign Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty, guaranteeing all of the Guaranteed Foreign Obligations;

(ii)           within 10 days (or such later date as the Administrative Agent may agree to in its sole discretion) after (A) any Default Request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries not otherwise subject to a Lien under a Collateral Document, (B) any Subsidiary Acquisition, notify the Administrative Agent of such Acquisition and furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary and such other information related thereto as the Administrative Agent may reasonably request, and (C) any Asset Acquisition, furnish to the Administrative Agent a description of such property, in each case under this clause (ii) in detail satisfactory to the Administrative Agent in its reasonable discretion;

(iii)           (A)  within 15 days (or such later date as the Administrative Agent may agree to in its sole discretion) in its sole discretion after an Asset Acquisition by any Loan Party, duly execute and deliver, and cause such Loan Party to duly execute and deliver, to the Administrative Agent such additional ~~mortgages~~Mortgages, pledges, assignments, US Security Agreement Supplements, US IP Security Agreement Supplements, other US Security Agreements and Foreign Collateral Documents as specified by, and in form and substance satisfactory to the Administrative Agent in its reasonable discretion, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties, provided that, in respect of Equity Interests directly owned by any US Loan Party in a First-Tier Foreign Subsidiary, not more than 65% of the Voting Equity Interests (as defined in the US Security Agreement) of such First-Tier Foreign Subsidiary and 100% of the Non- Voting Equity Interests (as defined in the US Security Agreement) of such First-Tier Foreign Subsidiary shall be pledged to secure the Obligations of any US Loan Party under the Loan Documents (other than Guaranteed Foreign Obligations), (B) within 15 days (or such later date as the Administrative Agent may agree to in its sole discretion) after any Default Request, duly execute and deliver, and cause each Subsidiary to duly execute and deliver, to the Administrative Agent a Guaranty (to the extent such Subsidiary is not a Guarantor) and such additional ~~mortgages~~Mortgages, pledges, assignments, US Security Agreement Supplements, US IP Security Agreement Supplements, other US Security Agreements and Foreign Collateral Documents as specified by, and in form and substance satisfactory to the Administrative Agent in its reasonable discretion, securing, in the case of each Foreign Subsidiary, the Guaranteed Foreign Obligations and, in the case of each US Subsidiary, the Guaranteed Obligations, and constituting Liens on all such properties as may be reasonably requested by the Administrative Agent, (C) within 30 days (or such later date as the Administrative Agent may agree to in its sole discretion) after any Subsidiary Acquisition of any US Subsidiary (other than an Inactive Subsidiary), duly execute and deliver and cause such US Subsidiary to duly execute and deliver to the Administrative Agent ~~mortgages~~Mortgages, pledges, assignments, US Security Agreement Supplements, IP US Security Agreement Supplements, other US Security Agreements as specified by, and in form and substance satisfactory to, the Administrative Agent in its reasonable discretion, securing payment of all of the obligations of such Subsidiary under the Loan Documents, provided that, in respect of Equity Interests directly owned by any US Loan Party in a First-Tier Foreign Subsidiary, not more than 65% of the Voting Equity Interests (as defined in the US Security Agreement) of such First-Tier Foreign Subsidiary and 100% of the Non- Voting Equity Interests (as defined in the US Security Agreement) of such First-Tier Foreign Subsidiary shall be pledged to secure the Obligations of any US Loan Party under the Loan Documents (other than Guaranteed Foreign Obligations), and (D) within 30 days (or such later date as the Administrative Agent may agree to in its sole discretion) after any Subsidiary Acquisition of any Foreign Subsidiary organized under the laws of an Initial Loan Party Jurisdiction or any other Qualified Jurisdiction in which a Loan Party is organized, duly execute and deliver to the Administrative Agent mortgages, pledges, Foreign Collateral Documents, assignments, security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to, the Administrative Agent in its reasonable discretion, securing payment of all of the obligations of such Foreign Subsidiary under the Loan Documents;

(iv)           within 30 days (or such later date as the Administrative Agent may agree to in its sole discretion) after any such Default Request, Subsidiary Acquisition or Asset Acquisition take, and cause each Loan Party and each newly acquired or newly formed Subsidiary to take, whatever action (including, without limitation, the recording of ~~mortgages~~Mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the ~~mortgages~~Mortgages, pledges, assignments, US Security Agreement Supplements, US IP Security Agreement Supplements, US Security Agreements and Foreign Collateral Documents delivered pursuant to this Section 6.10(a) within the time periods required hereunder to deliver such Collateral Document (or such longer period as required by the applicable Collateral Document granting in Lien in such Collateral) set forth in, enforceable against all third parties in accordance with their terms (subject to Permitted Priority Liens);

(v)           within 60 days (or such later date as the Administrative Agent may agree to in its sole discretion) after any such Default Request, Subsidiary Acquisition or Asset Acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent, the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to (A) the matters contained in clauses (i), (iii) and (iv) above as the Administrative Agent may reasonably request, (B) such guaranties, guaranty supplements, ~~mortgages~~Mortgages, pledges, assignments, security agreement supplements, US IP Security Agreement Supplements, Foreign Collateral Documents and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, (C) such recordings, filings, notices, endorsements and other actions being sufficient to create valid and perfected Liens on such properties, (D) matters of corporate formalities as the Administrative Agent may request, and (E) such other matters as the Administrative Agent may reasonably request;

(vi)           as promptly as practicable after any such Default Request, Subsidiary Acquisition or Asset Acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by each Loan Party and each newly acquired or newly formed Subsidiary organized under the laws of an Initial Loan Party Jurisdiction or any other Qualified Jurisdiction in which a Loan Party is organized, that is required to become a Loan Party pursuant to this Section 6.10(a), title insurance, land surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent; and

(vii)           at any time and from time to time, promptly execute and deliver, and cause each Loan Party and each newly acquired or newly formed Subsidiary organized under the laws of an Initial Loan Party Jurisdiction or any other Qualified Jurisdiction in which a Loan Party is organized, to execute and deliver, any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary to take, all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, US IP Security Agreement Supplements, Foreign Collateral Documents and security agreements.

(b)           Promptly, and in any event within 10 Business Days of the first date the Target has delisted and re-registered as a private company, cause Target (to the extent not having already done so), to duly execute and deliver to the Administrative Agent a Guaranty guaranteeing all of the Guaranteed Foreign Obligations.

(c)           Anything contained in Section 6.10(a) to the contrary notwithstanding, this Section 6.10, in the case of any Foreign Loan Party, Foreign Collateral Document or a Guaranty entered into, or to be entered into, by a Foreign Loan Party, shall be subject to the Agreed Security Principles.

(d)           Anything contained in this Section 6.10 or Section 6.11 to the contrary notwithstanding, no Inactive Subsidiary of the Parent shall be subject to the requirements and provisions of this Section 6.10; provided that if and when such Subsidiary ceases to be an Inactive Subsidiary, such Subsidiary shall comply with the provisions and requirements of this Section 6.10 as set forth above.

6.11.  Further Assurances. Subject in the case of any Loan Party or Collateral Document to the Agreed Security Principles and Section 6.10(d), from and after the Closing Date:

(a)           promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof; and

(b)           promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) satisfy the Collateral and Guarantee Requirement, (ii) carry out more effectively the purposes of the Loan Documents, (iii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which such Loan Party or any of its Subsidiaries is or is to be a party, and cause each Subsidiary to do so.

6.12.  Preparation of Environmental Reports.  At the request of the Administrative Agent from time to time but no more than once per year (unless the Lenders reasonably determine that, and provide written notice of their basis for suspecting that, a violation of, instance of non-compliance with, or liability under any Environmental Law or Environmental Permit, that could reasonably be expected to have a Material Adverse Effect, has occurred or arisen), provide to the Lenders, within 60 days after such request, at the expense of the US Borrower, an environmental site assessment report for any real property subject to a Mortgage, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the US Borrower and the US Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant, at the time of such request, to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

6.13.  Compliance with Terms of Leaseholds.  Make all payments and otherwise perform all obligations in respect of all leases of real property to which Parent or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.14.  Cash Concentration Accounts.  ~~Maintain~~After April 30, 2012 (as such date may be extended by the Administrative Agent in its sole discretion), the US Borrower shall maintain, and cause each of its US Subsidiaries to maintain, main cash concentration accounts with Deutsche Bank or one or more banks reasonably acceptable to the Administrative Agent that have entered into control agreements reasonably satisfactory to the Administrative Agent and lockbox accounts into which all proceeds of Collateral are paid with Deutsche Bank or one or more banks reasonably acceptable to the Administrative Agent that have entered into control agreements reasonably satisfactory to the Administrative Agent, provided that the US Borrower and each of the US Subsidiaries may maintain accounts outside of the control of the Administrative Agent which contain an aggregate amount of cash not to exceed $3,000,000 at any time.

6.15.  Interest Rate Hedging.  With respect to the US Borrower and the European Borrower, as applicable, enter into within 180 days of the Closing Date (or such longer time as the Administrative Agent may agree in its reasonable discretion), and maintain at all times thereafter until the date occurring 30 months after the Closing Date, interest rate Hedge Agreements covering a notional amount of not less than 40% of the aggregate outstanding amount of the Term Facilities at such time with persons acceptable to and on terms reasonably satisfactory to the Administrative Agent.

6.16.  Use of Proceeds.  The Borrowers will use the proceeds of the Loans only as provided in Section 5.22.

6.17.  Reporting Requirements.  So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, Parent will furnish to the Administrative Agent and the Lenders:

(a)           Default Notices.  As soon as possible and in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of Parent setting forth details of such Default and the action that Parent has taken and proposes to take with respect thereto.

(b)           Annual Financials.  As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for Parent and its Subsidiaries, including therein Consolidated balance sheets of Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by an unqualified opinion of independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Loan Parties stating that in the course of the regular audit of the business of Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the financial covenants contained in Section 6.18; provided that, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, Parent shall also provide, if necessary for the determination of compliance with Section 6.18, a statement of reconciliation conforming such financial statements to GAAP, (iii) a certificate of the Chief Financial Officer of Parent stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Parent has taken and proposes to take with respect thereto, (iv) a management’s discussion and analysis of financial condition and results of operations for the two-year period ending as of the end of such Fiscal Year and with year to year comparisons (an “MD&A”) and (v) a Compliance Certificate.

(c)           Quarterly Financials.  As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of Parent and its Subsidiaries as of the end of such quarter and a Consolidated statements of income and a Consolidated statement of cash flows of Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year end audit adjustments) by the Chief Financial Officer of Parent as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Parent has taken and proposes to take with respect thereto, (ii) an MD&A and (iii) a Compliance Certificate; provided that, it is understood that to the extent a Compliance Certificate includes updated schedules to the US Security Agreement, on and from the date of delivery of such Compliance Certificate until the first date thereafter that a Compliance Certificate is delivered updating such schedules, the schedules to the US Security Agreement shall be deemed updated as set forth in such Compliance Certificate.

(d)           [Reserved].

(e)           Annual Forecasts.  As soon as available and in any event no later than 15 days before the end of each Fiscal Year, forecasts prepared by management of Parent, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Maturity Date.

(f)           Litigation.  Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 5.07, and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 5.07 hereto.

(g)           Creditor Reports.  Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.17.

(h)           Agreement Notices.  Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

(i)           Revenue Agent Reports.  Within ten Business Days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) of which Parent is a member aggregating $10,000,000 or more.

(j)           ERISA.  (i)  ERISA Events and ERISA Reports.  (A) Promptly and in any event within ten Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of Parent describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(k)           Plan Terminations.  Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(l)           Multiemployer Plan Notices.  Promptly and in any event within ten Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

(m)           Environmental Conditions.  Promptly after the assertion or occurrence thereof, notice of any written Environmental Actions against or of any noncompliances by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that, individually or in the aggregate, could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on occupancy or use, or any restriction on ownership or transferability, under any Environmental Law.

(n)           Insurance.  As soon as available and in any event within 45 days after the end of each Fiscal Year, a certificate of insurance summarizing the insurance coverage (specifying type, amount and carrier) in effect for each US Loan Party and its Subsidiaries and any such additional information concerning insurance as the Administrative Agent, may reasonably specify.

(o)           Other Information.  Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

(p)           Asbestos Litigation.  Within 45 days of the end of each Fiscal Year, a report from Parent summarizing, with respect to such Fiscal Year (i) the number of pending claims at beginning of such Fiscal Year, (ii) the number of claims asserted during such Fiscal Year, (iii) the number of claims settled during such Fiscal Year, (iv) the total settlement cost during such Fiscal Year (exclusive of defense cost), (v) the cost paid by insurance companies during such Fiscal Year (exclusive of defense costs), (vi) the cost paid by Parent and its Subsidiaries during such Fiscal Year (exclusive of defense costs), and (vii) the average settlement cost per claim, together with any other matter that is required to be reported under the securities laws and a narrative description of material developments during such Fiscal Year.

(q)           Important Events.  Within five Business Days of any Responsible Officer acquiring knowledge of any event that could reasonably be expected to have a Material Adverse Effect.

(r)           Accountants’ Notices.  Promptly upon receipt thereof, copies of any material audit reports, management letters or written recommendations received by any Loan Party from any accountant or accounting firm to such Loan Party in connection with such Loan Party’s accounts or books, or any audit of any of them.

(s)           Inactive Subsidiaries.  Promptly, and in any event within ten Business Days after the occurrence thereof, notice of any Inactive Subsidiary ceasing to be an Inactive Subsidiary.

(t)           After-Acquired Intellectual Property.  On or before the 45th day following the end of each fiscal quarter of Parent, notice of all After-Acquired Intellectual Property (as defined in the US Security Agreement) of any Grantor under the US Security Agreement registered or applied for during the preceding quarterly period.

Documents required to be delivered pursuant to Section 6.17(b), (c) or (p) (to the extent any such documents are included in materials otherwise filed with the U.S. Securities and Exchange Commission) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto, on Parent’s website on the Internet at the website address set forth on Schedule 11.02; or (ii) on which such documents are posted on Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), provided that (A) Parent shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Parent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) Parent shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent, by electronic mail, electronic versions (i.e., “soft copies”) of such documents.  Notwithstanding anything contained herein, in every instance Parent shall be required to provide paper copies of the Compliance Certificates required by Section 6.17(b) or (c), as applicable, to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above and, in any event, shall have no responsibility to monitor compliance by Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer all Borrower Materials by posting the such materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.18.  Financial Covenants.  So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, Parent will:

(a)           Total Leverage Ratio.  Maintain on the last day of each Measurement Period a Total Leverage Ratio of not more than the ratio set forth below opposite the relevant Fiscal Year in which such Measurement Period ended:

Total Leverage Ratio	Fiscal Year
4.95:1.00	2011
4.95:1.00	2012
4.95:1.00	2013
4.75:1.00	2014
4.50:1.00	2015
4.25:1.00	2016 and each Fiscal Year thereafter

(b)           Interest Coverage Ratio.  Maintain on the last day of each Measurement Period an Interest Coverage Ratio of not less than the ratio set forth below opposite the relevant Fiscal Year in which such Measurement Period ended:

Interest Coverage Ratio	Fiscal Year
2.00:1.00	2011
2.00:1.00	2012
2.25:1.00	2013
2.50:1.00	2014
2.75:1.00	2015
3.00:1.00	2016 and each Fiscal Year thereafter

6.19.  [Reserved.]

6.20.  Ratings.  Use commercially reasonable efforts to obtain and maintain (i) a public corporate family rating of the Parent and a rating of the Loans, in each case from Moody’s, and (ii) a public corporate credit rating of the Parent and a rating of the Loans, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrowers of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process).

6.21.  Overadvance Arrangements.  Comply (and cause its Subsidiaries to comply) with the following requirements in respect of the Overadvanced Acquisition Funds (to the extent any Overadvanced Acquisition Funds exist):

 (a)           on the Closing Date and the Acquisition Funding Date, deposit all Overadvanced Acquisition Funds received on such date into the Overadvance Account;

(b)           Parent and its Subsidiaries shall not withdraw, or request the withdrawal, of any amounts in the Overadvance Account unless on the date of such proposed withdrawal (i) conditions precedent set forth in Section 4.04 (a) and (b) are satisfied (for such purposes treating such disbursement as a Certain Funds Credit Extension), (ii) such amount is required to finance a Certain Funds Purpose and (iii) the Purchaser shall have delivered an Overadvance Disbursement Request to the Collateral Agent; provided, that, any amounts withdrawn which are not so applied within five days such date to finance a Certain Funds Purpose shall be re-deposited in the Overadvance Account and permitted to be disbursed in accordance with the requirements above at a future time;

(c)            upon the expiry of the Certain Funds Period, apply any amounts held in the Overadvance Account in accordance with Section 2.05(b)(v) and;

(d)           upon (i) the delivery of an Overadvance Disbursement Request in accordance with the Overadvance Account Escrow Agreement and satisfaction of the other conditions set forth in clause (b) above and (ii) the expiration of the Certain Funds Period, the Collateral Agent shall authorize the Account Custodian (as defined in the Overadvance Account Escrow Agreement) to release from the Overadvance Account (x) in the case of immediately preceding clause (i), funds in the amount set forth in such Overadvance Disbursement Request to the account set forth therein and (ii) in the case of clause (ii) above, all of the funds held therein to the Administrative Agent for application in accordance with Section 2.05(b)(v), provided that nothing in this Agreement shall obligate such Account Custodian or the Collateral Agent to release any funds in excess of the amount held in the Overadvance Account from time to time.

6.22.  Conditions Subsequent.  The obligation of the Lender Parties (or any member thereof) to continue to make Credit Extensions (other than a Certain Funds Credit Extension) (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto (as such date may be extended from time to time by the Administrative Agent in its sole discretion), of the Conditions Subsequent (the failure by Borrowers to so perform or cause to be performed such Conditions Subsequent as and when required by the terms thereof shall constitute an Event of Default). Notwithstanding anything to the contrary contained herein or in any other Loan Document, (x) all provisions of this Agreement and the other Loan Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the actions set forth in Part B of the Conditions Subsequent (and to permit the taking of such actions within the time periods required in Part B of the Conditions Subsequent, rather than as otherwise provided in the Loan Documents) and (y) to the extent any representation and warranty in any Loan Document would not be true because the actions in Part B of the Conditions Subsequent were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with Part B of the Conditions Subsequent.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation of any Loan Party shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, neither Parent nor any other Borrower shall:

7.01.  Liens.  From and after the later to occur of the Closing Date and the termination of the Existing Parent Credit Agreement, create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any Subsidiary of Parent to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names Parent or any Subsidiary of Parent as debtor, or sign or suffer to exist, or permit any Subsidiary of Parent to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of Subsidiary of Parent to assign, any accounts or other right to receive income, except:

(a)           Liens created under the Loan Documents;

(b)           Permitted Liens;

(c)           Liens existing on the ~~date hereof~~Closing Date and described on Schedule 5.18(b) hereto;

(d)           purchase money Liens upon or in real property or equipment acquired or held by Parent or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided, further, that the aggregate principal amount of the Debt secured by Liens permitted by this clause (d) shall not exceed the amount permitted under Section 7.02(c)(ii) at any time outstanding;

(e)           Liens arising in connection with Capitalized Leases permitted under Section 7.02(c)(iv); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

(f)           Liens to secure obligations under letters of credit or Bank Guarantees permitted under Section 7.02(c)(v) (and guaranties of such letters of credit or Bank Guarantees incurred in accordance with the terms of Section 7.02(m)); provided that ~~such obligations are in an~~the aggregate principal amount of such obligations outstanding shall not ~~to~~ exceed $200,000,000 ~~outstanding~~ at any time; and provided, further, that the holder of any such Lien on any Collateral shall enter into ~~an intercreditor agreement acceptable to the Administrative Agent pursuant to which such holder shall agree that its Lien on any Collateral is pari passu with that of the Collateral Agent~~the First Lien Intercreditor Agreement in substantially the form of Exhibit T hereto;

(g)           Rights of setoff, revocation, refund or chargeback of bankers’ liens upon deposits of cash or other funds or assets in favor of banks or other financial institutions arising under deposit agreements entered into in the ordinary course of business or arising under the UCC or other operation of law;

(h)           Liens on the assets of a Foreign Subsidiary which is not a Foreign Loan Party securing Debt incurred by such Foreign Subsidiary in accordance with the terms of Section 7.02(g) (and guaranties of such Debt incurred in accordance with the terms of Section 7.02(m));

(i)           Liens on the assets of Imo AB securing the statutory pension obligations of the Target Group’s Swedish Subsidiaries to the extent required by applicable law; and

(j)           ~~(i)~~ other Liens securing Debt (and guaranties of such Debt incurred in accordance with the terms of Section 7.02(m)) outstanding in an aggregate principal amount not to exceed $50,000,000; provided that no such Lien shall extend to or cover any Collateral.

7.02.  Debt.  Create, incur, assume or suffer to exist, or permit any Subsidiary of Parent to create, incur, assume or suffer to exist, any Debt, except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.02 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction by this Agreement is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the Closing Date except:

(a)           in the case of any Loan Party, (i) Debt in respect of Hedge Agreements required to be maintained pursuant to Section 6.15, and such other Hedge Agreements entered into to hedge against fluctuations in interest rates or foreign exchange rates and the price of metals incurred in the ordinary course of business and consistent with prudent business practice, and (ii) Debt in respect of any Existing Letter of Credit or any Bank Guarantee to the extent that a Letter of Credit has been issued and is outstanding hereunder to support such Loan Party’s reimbursement obligation in respect of such Existing Letter of Credit or Bank Guarantee;

(b)           Debt constituting Intercompany Loans to the extent permitted by Section 7.06(f) or other Intercompany Debt otherwise permitted by Section 7.06;

(c)           in the case of Parent and its Subsidiaries,

(i)           Debt under the Loan Documents,

(ii)           Debt secured by Liens permitted by Section 7.01(d) not to exceed in the aggregate $100,000,000 at any time outstanding,

(iii)           unsecured trade payables not overdue by more than 60 days incurred in the ordinary course of business,

(iv)           Debt under Capitalized Leases, as determined in accordance with GAAP, in an aggregate amount not to exceed $50,000,000 at any time outstanding; and

(v)           Debt in respect of letters of credit or Bank Guarantees (other than those issued pursuant to this Agreement) in an aggregate principal amount not to exceed $200,000,000 outstanding at any time;

(d)           Surviving Debt outstanding on the Closing Date without any extension, renewal or refinancing thereof, other than Permitted Refinancing Debt incurred in respect of any such Surviving Debt , provided that the aggregate principal amount of Debt under this clause (d) shall not exceed ~~the~~ $370,000,000;

(e)           unsecured Debt of Parent, so long as (A) such Debt does not mature until at least six months after the Maturity Date in respect of the Term B Facility and has no scheduled amortization prior to that date, (B) after giving effect to the incurrence of such Debt, Parent shall be in pro forma compliance with the financial covenants set forth in Section 6.18, (C) at the time of incurrence of such Debt and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing and (D) the documentation governing such Debt contains customary market terms reasonably satisfactory to the Administrative Agent, including, without limitation, if such Debt is subordinated Debt, provisions subordinating such Debt to the Obligations of the Loan Parties under the Loan Documents;

(f)           Closing Date Preferred Equity issued by Parent in an aggregate principal amount outstanding not to exceed $450,000,000;

(g)           Debt of Foreign Subsidiaries under lines of credit including, without limitation, the principal amount (or equivalent thereof) under letter of credit facilities or Bank Guarantee facilities provided to any such Foreign Subsidiary from Persons other than Parent or any of its Subsidiaries, the proceeds of which Debt are used for such Foreign Subsidiary’s working capital and other general corporate purposes, provided that the aggregate principal amount of all such Debt outstanding at any time for all such Foreign Subsidiaries shall not exceed $200,000,000;

(h)           unsecured Debt of Parent or any Subsidiary consisting of unsecured guarantees by Parent or any Subsidiary of obligations (which guaranteed obligations do not themselves constitute Debt) of one or more Wholly-Owned Subsidiaries of Parent;

(i)           unsecured Debt of Parent evidenced by a guaranty of the Debt or other obligations of any other Person (including Debt of Foreign Subsidiaries permitted pursuant to clause (g) above), so long as at the time of such incurrence of Debt, after giving pro forma effect to such incurrence, Parent shall be in pro forma compliance with all financial covenants set forth in Section 6.18;

(j)           Debt of Parent under the Shareholder Subordinated Notes issued after the Effective Date in connection with a redemption or repurchase of common stock of Parent pursuant to Section 7.07(a);

(k)           unsecured Debt of the Purchaser consisting of Loan Notes (as defined in the Press Release on the date hereof) and any unsecured guaranty of such Debt by Parent; ~~and~~

(l)           Debt of Parent and its Subsidiaries in an aggregate amount not to exceed $100,000,000 at any time outstanding~~.~~; and

(m)           Debt consisting of guaranties (x) by the Qualified Loan Parties of each other’s Debt to the extent such Debt being guaranteed is permitted under any of clauses (a) through (l) in this Section 7.02 and (y) by Subsidiaries of Parent that are not Qualified Loan Parties of the Debt of any Subsidiary of Parent to the extent such Debt being guaranteed is permitted under any of clauses (a) through (l) in this Section 7.02.

7.03.  Change in Nature of Business.  Conduct, transact or engage, or permit any Subsidiary of Parent to conduct, transact or engage, in any business or operation other than those conducted on the Effective Date or industrial manufacturing and services and activities related thereto.

7.04.  Fundamental Changes.  Merge, wind up, dissolve or liquidate into or consolidate with any Person or permit any Person to merge or liquidate into it, or permit any Subsidiary of Parent to do so, except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.04 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction by this Agreement is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except that:

(a)           subject to continuing compliance with the Collateral and Guarantee Requirements, (x) any US Subsidiary of Parent (or in connection with a Permitted Acquisition any other Person that is organized under the laws of the United States or any state thereof) may be merged, consolidated or liquidated with or into the US Borrower (so long as the US Borrower is the surviving corporation of such merger, consolidation or liquidation) or any US ~~Loan Party (~~Subsidiary of Parent, so long as ~~such US Loan Party is~~ the surviving corporation of such merger, consolidation or liquidation~~)~~ is, or shall become pursuant to the requirements of Section 6.10 (without giving effect any time periods set forth therein), a US Loan Party, (y) any Qualified Foreign Loan Party (or in connection with a Permitted Acquisition any other Person that is organized under the laws of a Qualified Jurisdiction) may be merged, consolidated or liquidated with or into any ~~other~~Qualified Foreign Loan Party, so long as the surviving corporation of such merger, consolidation or liquidation is, or shall become pursuant to the requirements of Section 6.10 (without giving effect any time periods set forth therein), a Qualified Foreign Loan Party and (z) any Foreign Subsidiary of Parent (or in connection with a Permitted Acquisition any other Person that is organized under the laws of a jurisdiction other than the United States) (other than a Qualified Foreign Loan Party) may be merged, consolidated or liquidated with or into any Wholly-Owned Foreign Subsidiary of Parent, so long as ~~such Wholly-Owned Foreign Subsidiary is~~ the surviving corporation of such merger, consolidation or liquidation is, or shall become, a Wholly-Owned Foreign Subsidiary; provided that (A) no merger or consolidation of any Borrower shall be permitted unless such Borrower is the survivor of such merger or consolidation and no liquidation of any Borrower shall be permitted; and (B) any such merger, consolidation or liquidation shall only be permitted pursuant to this clause (a), so long as (I) no Default and no Event of Default then exists or would exist immediately after giving effect thereto, (II) any security interests granted to the Collateral Agent for the benefit of the Secured Parties in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation or liquidation) unless otherwise waived by the Administrative Agent in its sole discretion and (III) if the Person to be merged, consolidated or liquidated into another Person as contemplated above is party to a Guaranty, the nature and scope of the obligations of such Person under its Guaranty are substantially identical to the nature and scope of the obligations of such other Person under its Guaranty unless otherwise waived by the Administrative Agent in its sole discretion;

(b)           in connection with any sale or other disposition permitted under Section 7.05 (other than clause (b) thereof), any Subsidiary of Parent (other than a Borrower) may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

(c)           any Subsidiary of Parent may convert to another organizational form that has limited liability and, in connection with such conversion, may change its legal name and rights (charter and statutory) to effect such conversion, provided that such Subsidiary (i) provides notice thereof to the Administrative Agent at least 10 Business Days before such conversion or change, (ii) executes and/or delivers such certificates, confirmations, opinions and other documents and takes such other action as the Administrative Agent may reasonably require to evidence and/or confirm the obligations of such Subsidiary under the Loan Documents and the continued validity, priority and perfection of (or the equivalent concepts (if any) under applicable Law) any security interests and other Liens granted by such Subsidiary under the Loan Documents, and (iii) in the case of a US Loan Party, complies with the notice requirements in Section 13 of the US Security Agreement relating to any such change of name;

provided, however, that, (A) no Foreign Loan Party shall change the jurisdiction of its organization to a country which is not a Qualified Jurisdiction, and (B) in each case, immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom on a pro forma basis.

7.05.  Dispositions.  Dispose of, or permit any Subsidiary of Parent to Dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.05 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction by this Agreement is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except:

(a)           sales and leases of inventory in the ordinary course of its business, provided that the aggregate book value of all inventory subject to any such leases at any time shall not exceed $50,000,000;

(b)           in a transaction authorized by Section 7.04;

(c)           Dispositions of assets by Parent and its Subsidiaries to any Wholly-Owned Subsidiary of Parent and or Parent; provided that

           (I) at no time shall the aggregate amount of all Dispositions of assets made pursuant to this clause (c) by Qualified Loan Parties to any Subsidiary of Parent that is not a Qualified Loan Party exceed $75,000,000;

           (II) at no time shall the aggregate amount of all Dispositions of assets made pursuant to this clause (c) by Parent and its US Subsidiaries to any Foreign Subsidiary exceed $25,000,000;

           (III)  no Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer; and

           (IV) other than with respect to Dispositions of assets by Loan Parties to Subsidiaries of Parent that are not Loan Parties, the Collateral and Guarantee Requirements (taking into account such Disposition of assets) shall be satisfied upon consummation of such Disposition with respect to such disposed assets (without any regard to time periods specified therein);

(d)           Dispositions of assets (including any Disposition of assets pursuant to the Restructuring) for cash and/or promissory notes, provided that at least 85% of such proceeds consist of cash, and that such Dispositions are for fair value (other than minority interests in Subsidiaries) in an aggregate amount not to exceed $75,000,000 in any Fiscal Year (which, for purposes of determining compliance with such aggregate limit, the proceeds of the Disposition of assets pursuant to the Restructuring with a book value not in excess of $25,000,000 in the aggregate for all such Dispositions shall be excluded from this aggregate limit), in each case so long as no Default shall have occurred and be continuing or would result from such sale;

(e)           Dispositions of obsolete assets having a book value of zero;

(f)           any Asbestos Insurance Settlement;

(g)           Dispositions constituting the licensing of intangible assets in the ordinary course between Subsidiaries of Parent or between Parent and any of its Subsidiaries;

(h)           any claim for, or surrender of, any amount by way of group relief under Part 5 of the U.K. Corporation Tax Act 2010 including, without limitation, any payment within section 183 of the U.K. Corporation Tax Act 2010 in each case except by or to a company that satisfies the requirements of clause (1) of the definition of Inactive Subsidiary; ~~and~~

(i)           ~~(i)~~           Dispositions of assets (other than inventory, cash, Cash Equivalents and Equity Interests in any Loan Party) among Parent and its Subsidiaries, in each case so long as (x) no Default and no Event of Default exists at the time of the respective transfer or immediately after giving effect thereto and (y) cash in an amount at least equal to the fair market value of the assets so transferred is received by the respective transferor; and

(j)           within 18 months of the Closing Date, Dispositions by Parent and/or its Subsidiaries to Parent and/or any Wholly-Owned Subsidiary consisting of Equity Interests of Subsidiaries, intercompany loans and/or intercompany accounts receivable or payable owed to Parent or any of its Subsidiaries, so long as such Dispositions are made (A) as part of Parent’s transfer pricing arrangements or (B) to efficiently structure the integration of Parent and its Subsidiaries prior to the Closing Date with the Target Group following the Acquisition, in each case, as determined in good faith by Parent; provided that (x) such Dispositions (or series of related Dispositions) shall not impair the value of the Collateral or the Guarantees in any material respect, (y) the Parent shall provide to the Administrative Agent upon the written request of the Administrative Agent information regarding the proposed integration and the related proposed Dispositions and (z) in the case of Dispositions made pursuant to this clause (i) in the form of a intercompany loan, (i) if applicable, the Collateral and Guarantee Requirements shall be satisfied with respect to such intercompany loan and (ii) the intercompany loan made pursuant to this clause (i) by a Loan Party shall be subject to subordination pursuant to the Intercompany Subordination Agreement;

                      provided that in the case of Dispositions pursuant to clause (d) above, the applicable Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such Disposition, prepay the Loans pursuant to, and in the amount and order of priority set forth in, Section 2.05(b), as specified therein; provided, further, that in each case (other than the case of clause (a) above), immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom on a pro forma basis.

7.06.  Investments.  Make or hold, or permit any Subsidiary of Parent to make or hold, any Investment in any Person, except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.06 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction by this Agreement is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except (without duplication):

(a)           (i) equity Investments by (x) Parent and its Subsidiaries in their Subsidiaries outstanding on the date hereof and (y) Target and its Subsidiaries in their Subsidiaries outstanding on the Closing Date and (ii) Parent and each Subsidiary of Parent may make cash equity contributions to any of its Wholly-Owned Subsidiaries; provided that:

           (I) at no time shall the aggregate amount of all cash equity contributions made pursuant to subclause (ii) of this clause (a)  by a Qualified Loan Party to any Subsidiary of Parent that is not a Qualified Loan Party (exclusive of cash contributions made to a Subsidiary of Parent that is not a Qualified Loan Party which are promptly contributed, in turn, to a Qualified Loan Party), when added to the aggregate outstanding principal amount of all intercompany loans made by a Qualified Loan Party to any Subsidiary of Parent that is not a Qualified Loan Party pursuant to clause (f) below (determined without regard to write-downs or write-offs thereof), exceed $125,000,000;

           (II) at no time shall the aggregate amount of all cash equity contributions made pursuant to subclause (ii) of this clause (a) by Parent and any US Subsidiary to any Foreign Subsidiary (exclusive of cash contributions made to a Foreign Subsidiary which are promptly contributed, in turn, to a US Subsidiary), when added to the aggregate outstanding principal amount of all intercompany loans made by Parent and any US Subsidiary to any Foreign Subsidiary pursuant to clause (f) below (determined without regard to write-downs or write-offs thereof), exceed $75,000,000; and

           (III)  no cash equity contributions may be made pursuant to subclause (ii) of this clause (a) (x) by a Qualified Loan Party to any Subsidiary of Parent (other than a Qualified Loan Party) (exclusive of cash contributions made to a Subsidiary of Parent (other than a Qualified Loan Party) which are promptly contributed, in turn, to a Qualified Loan Party) or (y) by Parent and any US Subsidiary to any Foreign Subsidiary (exclusive of cash contributions made to a Foreign Subsidiary which are promptly contributed, in turn, to a US Subsidiary), at any time any Default or any Event of Default is in existence (or would be in existence after giving effect thereto);

(b)           loans and advances to employees in the ordinary course of the business of Parent and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(c)           Investments by Parent and its Subsidiaries in Cash Equivalents;

(d)           Investments existing on the date hereof (or, in the case of joint ventures in the Target Group, on the Closing Date) and described on Schedule ~~5.17(e) hereto (as such schedule is updated in writing by Parent to the Administrative Agent on or prior to the Closing Date to include Investments in joint ventures of the Target Group existing on the Closing Date)~~5.18(e) hereto;

(e)           Investments by the Loan Parties in Hedge Agreements permitted under Section 7.02(a);

(f)           Parent and its Subsidiaries may each make intercompany loans to any Wholly-Owned Subsidiary of Parent or Parent (such intercompany loans and advances referred to in this clause (f), collectively, the “Intercompany Loans”); provided that

           (I) at no time shall the aggregate outstanding principal amount of all intercompany loans made by Qualified Loan Parties to any Subsidiary of Parent that is not a Qualified Loan Party pursuant to this clause (f) (determined without regard to write-downs or write-offs thereof), when added to the aggregate amount of the cash equity contributions made pursuant to subclause (ii) of clause (a) above by a Qualified Loan Party to any Subsidiary of Parent that is not a Qualified Loan Party (exclusive of cash contributions made to a Subsidiary of Parent that is not a Qualified Loan Party which are promptly contributed, in turn, to a Qualified Loan Party), exceed $125,000,000;

           (II) at no time shall the aggregate outstanding principal amount of all intercompany loans made by Parent and any of its US Subsidiaries to any Foreign Subsidiary pursuant to this clause (f) (determined without regard to write-downs or write-offs thereof), when added to the aggregate amount of the cash equity contributions made pursuant to subclause (ii) of clause (a) above by Parent and any of its US Subsidiaries to any Foreign Subsidiary (exclusive of cash contributions made to a Foreign Subsidiary which are promptly contributed, in turn, to a US Subsidiary), exceed $75,000,000;

           (III) unless the respective obligor under such intercompany loan reasonably determines that the execution, delivery and performance of an Intercompany Note is prohibited by, or that such Intercompany Note would not be enforceable against such obligor under, applicable local law, any such intercompany loan made pursuant to this clause (f), together with all Surviving Debt consisting of intercompany loans, shall be evidenced by an Intercompany Note;

           (IV) no intercompany loans may be made pursuant to this clause (f) (x) by a Qualified Loan Party to any Subsidiary of Parent that is not a Qualified Loan Party or (y) by Parent and any US Subsidiary to any Foreign Subsidiary, at any time any Default or any Event of Default is in existence (or would be in existence after giving effect thereto);

           (V) each intercompany loan made pursuant to this clause (f), together with all Surviving Debt consisting of intercompany loans, ~~by~~to a Loan Party shall be subject to subordination pursuant to the Intercompany Subordination Agreement;

           (VI) if the obligor or obligee thereunder ceases to constitute a Subsidiary of Parent, any Intercompany Loans to which such obligor or obligee is a party outstanding on such date of cessation pursuant to this clause (f) shall cease to be permitted under clause (f); and

           (VII) if the obligor or obligee thereunder ceases to constitute a Qualified Loan Party or a Wholly-Owned Subsidiary of Parent, for the purposes of determining compliance with this clause (f); any Intercompany Loans to which such obligor or obligee is a party outstanding on such date of cessation shall be deemed to have been made on the date of such cessation (after giving effect thereto);

(g)           Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business to the extent that Parent or relevant Subsidiary was a creditor of such customer or supplier at the time of filing of such bankruptcy, reorganization or at the time such obligation became delinquent or such dispute arose, as the case may be;

(h)           Investments by Parent and its Subsidiaries consisting of the purchase or other acquisition of all of the Equity Interests of another Person or the assets comprising a division or business unit or a substantial part or all of the business of another Person; provided that:

(i)           (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, Parent shall be in pro forma compliance with all of the financial covenants set forth in Section 6.18, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders as though such Investment had been consummated as of the first day of the fiscal period covered thereby;

(ii)           Parent shall have delivered to the Administrative Agent, on behalf of the Lenders, at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

(iii)           the Collateral and Guarantee Requirements (taking into account such Investments) shall be satisfied upon consummation of such Investment;

(i)           additional Investments by Parent and its Subsidiaries in joint ventures in an aggregate amount not to exceed $100,000,000 (net of cash repayments of principal in the case of such Investments in the form of loans, sale proceeds in the case of such Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of such Investments in the form of equity investments);

(j)           the Acquisition;

(k)           any Non-Wholly-Owned Subsidiary of Parent may make loans to its shareholders generally so long as (i) Parent or its respective Subsidiary which owns the Equity Interest in the Subsidiary making such loans receives at least its proportionate share of such loans (based upon its relative holding of the Equity Interests in the Subsidiary making such loans), (ii) unless the entering into of the Intercompany Subordination Agreement requires the consent of the minority shareholder of such Non-Wholly-Owned Subsidiary (and such consent is not obtained), such Non-Wholly-Owned Subsidiary (as obligee of such loan) and Parent or such other Subsidiary (as obligor of such loan) shall be subject to the provisions of the Intercompany Subordination Agreement and (iii) the aggregate outstanding principal amount of all loans pursuant to this clause (k) which are not subject to the subordination provisions of the Intercompany Subordination Agreement shall not exceed $25,000,000 at any time;

(l)           intercompany loans among Parent and its Wholly-Owned Subsidiaries so long as ~~(x)~~ such intercompany loans are made (A) as part of Parent’s transfer pricing arrangements or (B) to efficiently structure the integration of Parent and its Subsidiaries prior to the Closing Date with the Target Group following the Acquisition, in each case, as determined in good faith by Parent ~~and (y~~; provided that (x) at the time any such intercompany loan is made (i) the Collateral and Guarantee Requirements ~~(taking into account such intercompany loan)~~ shall be satisfied upon consummation of such intercompany loan and (ii) each intercompany loan made pursuant to this clause (l) by a Loan Party shall be subject to subordination pursuant to the Intercompany Subordination Agreement, (y) such intercompany loans (or series of related intercompany loans) shall not impair the value of the Collateral or the Guarantees in any material respect and (z) the Parent shall provide to the Administrative Agent upon the written request of the Administrative Agent information regarding the proposed integration and the related proposed intercompany loans; ~~and~~

(m)           other Investments not otherwise permitted under this Section 7.06 in an aggregate amount not to exceed $~~50,000,000.~~50,000,000 (net of cash repayments of principal in the case of such Investments in the form of loans, sale proceeds in the case of such Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of such Investments in the form of equity investments);

(n)           Parent may make (i) intercompany loans and/or capital contributions to Colfax UK Finance Ltd on or about the Acquisition Funding Date, so long as the proceeds of such intercompany loans and/or capital contributions are in turn contributed to Purchaser to be utilized by the Purchaser for a Certain Funds Purpose and (ii) an intercompany loan to the Purchaser on or about the Acquisition Funding Date in exchange for the issuance of shares of capital stock of the Parent as part of the Equity Consideration; provided that, (x) each intercompany loan made pursuant to this clause (n) shall be evidenced by an Intercompany Note and (y) each intercompany loan made pursuant to this clause (n) shall be subject to subordination pursuant to the Intercompany Subordination Agreement;

(o)           Investments in Wholly-Owned Subsidiaries to the extent made to effectuate a substantially contemporaneous Permitted Acquisition;

(p)           equity Investments by Parent and its Subsidiaries in any Wholly-Owned Subsidiaries consisting of cash, Equity Interests of Subsidiaries, intercompany notes  and/or intercompany accounts receivable or payable owed to Parent or any of its Subsidiaries so long as such Investments are made (i) as part of Parent’s transfer pricing arrangements or (ii) to efficiently structure the integration of Parent and its Subsidiaries prior to the Closing Date with the Target Group following the Acquisition, in each case, as determined in good faith by Parent; provided that, (x) such Investments (or series of Investments) shall not impair the value of the Collateral or the Guarantees in any material respect, (y) the Parent shall provide to the Administrative Agent upon the written request of the Administrative Agent information regarding the proposed integration and the related proposed Investments and (z) in the case of Investments made pursuant to this clause (p) in the form of a intercompany loan, (i) if applicable, the Collateral and Guarantee Requirements shall be satisfied with respect to such intercompany loan and (ii) the intercompany loan made pursuant to this clause (p) by a Loan Party shall be subject to subordination pursuant to the Intercompany Subordination Agreement;

(q)           Purchaser may make intercompany loans on or about the Closing Date to Charter Central Finance Limited (“CCFL”), the proceeds of which will be used to repay certain Debt owed by CCFL; provided that, within 10 Business Days of the Closing Date (as such date may be extended by the Administrative Agent), (x) each intercompany loans made pursuant to this clause (q) shall be evidenced by an Intercompany Note and (y) each intercompany loan made pursuant to this clause (q) shall be subject to subordination pursuant to the Intercompany Subordination Agreement; and

(r)           Investments by Parent and its Wholly Owned Subsidiaries consisting of the purchase or other acquisition of all of the Equity Interests of ESAB India Limited not held by Parent or any of its Wholly Owned Subsidiaries.

7.07.  Restricted Payments.  Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests, or accept any capital contributions or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in Parent or to issue or sell any Equity Interests in Parent, except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.07 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction by this Agreement is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom on a pro forma basis:

(a)           Parent may (i) declare and pay dividends and distributions payable its common stock and purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights, (ii) issue common Equity Interests, (iii) so long as no Default exists or would result therefrom, make regularly scheduled dividends in respect of Closing Date Preferred Equity pursuant to terms of the Closing Date Preferred Equity Documents and (iv) declare and pay dividends and distributions in cash and purchase, redeem, retire, defease or otherwise acquire Equity Interests with cash and Shareholder Subordinated Notes so long as before and after giving effect to the payment of such distribution or dividend, Parent shall be in pro forma compliance with all of the financial covenants set forth in Section 6.18, provided that the sum of (A) aggregate amount paid in cash by Parent pursuant to this clause (iv) plus (B) the aggregate amount of all cash payments made on all Shareholder Subordinated Notes pursuant to this clause (iv) in any Fiscal Year of Parent shall not exceed $50,000,000;

(b)           any Subsidiary of Parent may (i) declare and pay cash dividends to Parent, (ii) declare and pay cash dividends to the European Borrower (in the case of any Subsidiary of the European Borrower) or any Wholly-Owned Subsidiary of Parent of which it is a Subsidiary and (iii) accept capital contributions from Parent to the extent permitted under Section 7.06(a);

(c)           any Subsidiary of Parent may declare and pay cash dividends to Parent as required to pay taxes under the Tax Sharing Agreement;

(d)           any Subsidiary of Parent may declare and pay cash dividends, directly or indirectly, to Parent as necessary for Parent to pay expenses relating to the operation of Parent in the ordinary course of business;

(e)           Parent and its Subsidiaries may make payments with respect to Intercompany Debt, so long as the respective payment is permitted to be made in accordance with the terms of the Intercompany Subordination Agreement; and

(f)           any claim for, or surrender of, any amount by way of group relief under Part 5 of the U.K. Corporation Tax Act 2010 including, without limitation, any payment within section 183 of the U.K. Corporation Tax Act 2010 in each case except by or to a company that satisfies the requirements of clause (1) of the definition of Inactive Subsidiary.

For the avoidance of doubt, any release of funds, not exceeding a total amount of €55,603.12, held in escrow (hinterlegt) with Landesoberkasse Baden-Württemberg, to former shareholders of Allweiler Aktiengesellschaft in the context of their squeeze-out from Allweiler Aktiengesellschaft shall not be subject to this Section 7.07.

7.08.  Lease Obligations.  Create, incur, assume or suffer to exist, or permit any Subsidiary of Parent to create, incur, assume or suffer to exist, any obligations as lessee (a) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (b) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (including, without limitation, Capitalized Leases) having an original term of one year or more that prior to the initial Borrowings on the Closing Date is (x) not permitted under Section 7.08 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) a transaction that is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof) from being restricted by this Agreement, and from and after the initial Borrowings on the Closing Date would cause the direct and contingent liabilities of Parent and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $100,000,000 payable in any Fiscal Year.

7.09.  Amendments of Constitutive Documents; Closing Date Preferred Equity Documents, etc.

(a)           Amend, or permit any Subsidiary of Parent to amend, (i) its certificate of incorporation or bylaws or other constitutive documents (other than amendments that could not be reasonably expected to have a Material Adverse Effect) or (ii) the Closing Date Preferred Equity Documents (other than amendments that are not materially adverse to the interests of the Lenders, and

(b)           on and after the execution and delivery thereof, amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any Shareholder Subordinated Note.

7.10.  Accounting Changes.  Make or permit, or permit any Subsidiary of Parent to make or permit, any change in (a) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (b) its or their Fiscal Year.

7.11.  Prepayments, Etc., of Debt.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.08 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except  (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) the prepayment of trade Debt to receive discounts or other favorable payment terms or incentives, (c) regularly scheduled or required repayments or redemptions of Surviving Debt, (c) prepayment of Debt evidenced by a Shareholder Subordinated Note to the extent permitted by Section 7.07(a) and (d) prepayment of Debt payable to Parent or any of its Subsidiaries permitted to be made in accordance with the terms of the Intercompany Subordination Agreement; or amend, modify or change in any manner any term or condition of any Surviving Debt, or permit any of Subsidiary of Parent to do any of the foregoing.

7.12.  Negative Pledge.  Enter into or suffer to exist, or permit any Subsidiary of Parent to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.12 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except agreements (a) in favor of the Secured Parties, (b) evidencing any Surviving Debt, (c) evidencing purchase money Debt permitted by Section 7.02(c)(ii) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt or (d) evidencing any Capitalized Lease permitted by Section 7.02(c)(iv) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

7.13.  Partnerships, Etc.  Except in respect of partnerships and joint ventures of the Target Group set forth in Schedule ~~7.13 (as such schedule may be updated in writing by Parent to the Administrative Agent on or prior to the Closing Date),~~7.13, become a general partner in any general or limited partnership or joint venture, or permit any Subsidiary of Parent to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

7.14.  Speculative Transactions.  Engage, or permit any Subsidiary of Parent to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (excluding (a) Hedge Agreements required to be entered into hereunder, (b) such contracts entered into in the ordinary course of business to address interest or exchange rate risks, and (c) such contracts entered to address price fluctuations of metals for legitimate hedging purposes).

7.15.  Capital Expenditures.  Make, or permit any Subsidiary of Parent to make, any Capital Expenditures during a Fiscal Year that would cause the aggregate of all such Capital Expenditures made by Parent and its Subsidiaries during such Fiscal Year to exceed the amount set forth in the table below opposite such Fiscal Year;

Fiscal Year ending:	Amount
2012	$160,000,000
2013	$170,000,000
2014	$175,000,000
2015	$175,000,000
2016	$175,000,000
2017	$175,000,000
2018	$175,000,000

 provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, up to 50% of such amount, if not expended in the Fiscal Year for which it is permitted by the preceding clause, may be carried over for expenditure in the next following Fiscal Year; provided further that (x) no amounts once carried forward pursuant to the preceding proviso may be carried forward to any Fiscal Year of Parent thereafter and (y) no amounts carried forward into a subsequent Fiscal Year may be used until all Capital Expenditures permitted pursuant to this Section 7.15 (without giving effect to the preceding proviso) for such subsequent Fiscal Year are first used in full.

7.16.  Formation of Subsidiaries.  Organize or invest in, or permit any Subsidiary of Parent to organize or invest in, any new Subsidiary except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.16 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except as permitted under Section 7.06(a), (h) or (i).

7.17.  Payment Restrictions Affecting Subsidiaries.  Directly or indirectly, enter into or suffer to exist, or permit any Subsidiary of Parent to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiary of Parent to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, Parent or any Subsidiary of Parent (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except prior to the initial Borrowings on the Closing Date the Loan Documents (as defined in the Existing Parent Credit Agreement (as in effect on the date hereof)), and from and after the initial Borrowings on the Closing Date except  the Loan Documents.

7.18.  Asbestos Litigation.  Amend, modify or change any term or condition of any agreement, instrument, consent, order or other document with respect to the asbestos litigation relating to Parent or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition thereof, agree in any manner to any other amendment, modification or change of any term or condition of any such documents or take any other action in connection with any such documents that could reasonably be expected to have a Material Adverse Effect.

7.19.  [Reserved]

7.20.  Acquisition Undertaking.  Fail to comply, or permit any of its Subsidiaries to fail to comply, with the Acquisition Undertakings at any time.

7.21.  [Reserved]

7.22.  Tax Sharing Agreements.  Amend, modify or change any provision of any Tax Sharing Agreement to the extent the same would be materially adverse to the interests of the Lenders or enter into any new tax sharing agreement, tax allocation agreement or similar agreement other than agreements that are not materially adverse to the interests of the Lenders.

~~7.23.~~           Delivery of Target Shares on or after the Closing Date~~.~~

~~(a)           fail, or permit any Subsidiary of Parent to fail, to deliver into the Acquisition Custody Account all Target Shares (i) acquired and paid for utilizing proceeds from the Loans or (ii) otherwise acquired and paid for by Parent or any of its Affiliates immediately upon such Target Shares being acquired; and~~

~~(b)           without the prior written consent of the Administrative Agent, transfer or attempt to transfer or otherwise remove, or permit any Subsidiary of Parent to transfer or attempt to transfer or otherwise remove, any Target Shares from the Acquisition Custody Account deposited therein.~~

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01.  Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)           (i) any Borrower shall fail to pay, in the currency required hereunder, any principal of any Loan or any L/C Obligation or deposit any funds as cash collateral in respect of L/C Obligations when the same shall become due and payable or (ii) any Borrower shall fail to pay, in the currency required hereunder, any interest on any Loan or on any L/C Obligation, or any Loan Party shall fail to make any other payment, in the currency required hereunder, under any Loan Document, in each case under this clause (ii), within three Business Days after the same shall become due and payable; or

(b)           any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(c)           any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 6.05, 6.06, 6.09, 6.10, 6.12, 6.15, 6.18, 6.21 or 6.22 or in Article VII; or

(d)           any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to any Borrower by the Administrative Agent or any Lender; or

(e)           any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $35,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f)           any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any Loan Party or any or any of its Subsidiaries whose Relevant Jurisdiction is the Federal Republic of Germany is unable to pay its debts as and when they fall due (zahlungsunfähig), over-indebted (überschuldet) or subject to imminent illiquidity (drohende Zahlungsunfähigkeit) (all within the meaning of Sections 17 to 19, inclusive, of the German Insolvency Act (Insolvenzordnung)); or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g)           any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $35,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided that no Event of Default shall be deemed to occur under this Section 8.01(g) solely by reason of any Approved Litton Judgment; or

(h)           any nonmonetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)           any provision of any Loan Document after delivery thereof pursuant to Sections 4.01, 4.02, 4.03, 4.04 or 6.10 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it in any material respect, or any such Loan Party shall so state in writing; or

(j)           from and after the Closing Date, any Collateral Document or financing statement after delivery thereof pursuant to Sections 4.01, 4.02, 4.03, 4.04 or 6.10 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first-priority lien on and security interest in the Collateral purported to be covered thereby (subject to Permitted Priority Liens); or

(k)           a Change of Control shall occur; or

(l)           any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $25,000,000; or

(m)           any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000 or requires payments exceeding $10,000,000 per annum; or

(n)           any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $25,000,000; or

(o)           an “Event of Default” (as defined in any Mortgage) shall have occurred and be continuing~~.~~; or

                      (o)           the Acquisition Funding Date shall not have occurred prior to February 1, 2012.

8.02.  Remedies upon Event of Default.  Subject to Section 4.05, if any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)           require that the each of the US Borrower and the European Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof) issued for the account of such Borrower; and

(d)           exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03.  Application of Funds.  (a) After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations of the Loan Parties under the Loan Documents (whether as a result of a payment under a Guaranty, any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise and whether received in cash or otherwise) shall be applied by the Administrative Agent, subject to the applicable law and the First Lien Intercreditor Agreement (to the extent then in effect), in the following order:

(i) First, to payment of that portion of such Obligations constituting fees, indemnities, expenses and other amounts payable to the Collateral Agent in its capacity as such;

(ii) Second, to payment of that portion of such Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(iii) Third, to payment of that portion of such Obligations constituting fees, expenses, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause third payable to them;

(iv) Fourth, to payment of that portion of such Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause fourth payable to them;

(v) Fifth, to payment of that portion of such Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause fifth held by them;

(vi) Sixth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate Available Amount of Letters of Credit; and

(vii) Last, the balance, if any, after all of such Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate Available Amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings, payments and disbursements under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either no Available Amount remaining or have expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

(b)           Notwithstanding anything to the contrary contained above and subject to Section 8.03(c) below, to the extent amounts to be applied pursuant to this Section 8.03 consist of amounts from a US Loan Party (whether as a result of a payment under a Guaranty provided by such US Loan Party, any realization on the Collateral of such US Loan Party (other than Collateral constituting Excess Exempted Foreign Subsidiary Voting Equity Interests and any proceeds thereof), any setoff rights in respect of such US Loan Party, any distribution in connection with any proceedings or other action of such US Loan Party in respect of Debtor Relief Laws or otherwise), such amounts shall (i) initially be applied in accordance with Section 8.03(a)(i) through (vi), with the payment of any Obligations under Sections 8.03(a)(iii) through (vi) deemed to exclude any Guaranteed Foreign Obligations and (ii) to the extent any amounts remain after the application of amounts pursuant to the preceding clause (i), such amount shall be applied in accordance with Section 8.03(a) without giving effect to this Section 8.03(b).

(c)           Notwithstanding anything to the contrary contained above, to the extent amounts to be applied pursuant to this Section 8.03 consist of amounts received from a sale or other disposition of Excess Exempted Foreign Subsidiary Voting Equity Interests, such proceeds will be applied as otherwise required above in this Section 8.03, but for this purpose treating the outstanding Obligations of the Foreign Loan Parties as only those Obligations secured by the Excess Exempted Foreign Subsidiary Voting Equity Interests in accordance with the provisions of the US Security Agreement.  In determining whether any Excess Exempted Foreign Subsidiary Voting Equity Interests has been sold or otherwise disposed of, the US Loan Party shall treat any sale or disposition of Voting Interests of any First-Tier Foreign Subsidiary as first being a sale of Voting Interests which is not Excess Exempted Foreign Subsidiary Voting Equity Interests until such time as the stock sold represents 65% of the total combined voting power of all classes of Voting Interests of the respective First-Tier Foreign Subsidiary and, after such threshold has been met, any further sales of Voting Interests of the respective First-Tier Foreign Subsidiary shall be treated as sales of Excess Exempted Foreign Subsidiary Voting Equity Interests.

(d)           Notwithstanding anything to the contrary contained above, to the extent amounts to be applied pursuant to this Section 8.03 consist of amounts from a Foreign Loan Party (whether as a result of a payment under a Guaranty provided by such Foreign Loan Party, any realization on the Collateral of such Foreign Loan Party, any setoff rights in respect of such Foreign Loan Party, any distribution in connection with any proceedings or other action of such Foreign Loan Party in respect of Debtor Relief Laws or otherwise), such proceeds will be applied as otherwise required above in this Section 8.03, but for this purpose (i) treating the outstanding Obligations as only those Obligations of the Foreign Loan Parties now or hereafter existing under the Loan Documents (including the Guaranty), the Secured Hedge Agreements and the Secured Cash Management Agreements  and (ii) without giving effect to Section 8.03(b) above.

(e)           Unless it has written notice from a Cash Management Bank or Hedge Bank to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Secured Hedge Agreements or Secured Cash Management Agreements, as the case may be, are in existence.

                      (f)           Each Cash Management Bank or Hedge Bank not a party to this Agreement, by accepting the guaranties and security interests in the Collateral granted for its benefit pursuant to the Loan Documents, is deemed to have acknowledged and accepted the appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

                      (g)           It is understood and agreed by each Loan Party and each Secured Party that the Administrative Agent shall have no liability for any determinations made by it in this Section 8.03 (including, without limitation, as to whether given Collateral constitutes any amounts received on account of the Obligations of the US Loan Parties under the Loan Documents), in each case except to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision).  Each Loan Party and each Secured Party also agrees that the Administrative Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of any amounts received on account of the Obligations of the Loan Parties under the Loan Documents in accordance with the requirements hereof, and the Administrative Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

ARTICLE IX
THE AGENTS

9.01.  Appointment and Authority.  (a)  Each of the Lenders, the Swing Line Lender and the L/C Issuer hereby irrevocably appoints Deutsche Bank (and Deutsche Bank hereby accepts such appointment) to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)           Deutsche Bank or an Affiliate or designee thereof shall also act as the Collateral Agent under the Loan Documents (for purposes of this Article IX and Section 11.04, the Administrative Agent and the Collateral Agent shall be collectively referred to as the “Agents”), and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes Deutsche Bank (and Deutsche Bank hereby accepts such appointment) and each such Affiliate and designee to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

(c)           The provisions of the Article IX are solely for the benefit of the Agents, the Lenders, the Swing Line Lender and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third-party beneficiary of any such provisions.

9.02.  Rights as a Lender.  Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include such Person serving as an Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

9.03.  Exculpatory Provisions.  No Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, no Agent:

(a)           shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law;

(c)           shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity;

(d)           shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  No Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent by a Borrower, a Lender or the L/C Issuer; and

(e)           shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

9.04.  Reliance by Administrative Agent.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, each Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05.  Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

9.06.  Resignation of Agent.  (i) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with consent of the Borrowers unless an Event of Default has occurred and is continuing (such consent in any event not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and (ii) the Collateral Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with consent of the Borrowers unless an Event of Default has occurred and is continuing (such consent in any event not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Collateral Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

Any resignation by Deutsche Bank as Administrative Agent or Collateral Agent pursuant to this Section shall also constitute its resignation as Collateral Agent, Administrative Agent, L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07.  Non-Reliance on Agents and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08.  No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the parties listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or the L/C Issuer hereunder; it being understood and agreed that such parties shall be entitled to all indemnification rights in favor of the Administrative Agent as, and to the extent, provided for under Section 11.04(b).

9.09.  Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Agents and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Agents under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, the Collateral Agent and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Collateral Agent and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the Collateral Agent or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, the Collateral Agent or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender, the Collateral Agent or the L/C Issuer or in any such proceeding.

9.10.  Collateral and Guaranty Matters.  Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank), and the L/C Issuer irrevocably authorize each Agent, at its option and in its discretion:

(a)           to release any Lien on any property granted to or held by such Agent under any Loan Document (i) the occurrence of the Termination Date (as defined in the US Security Agreement), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c)           to subordinate any Lien on any property granted to or held by such Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01 (other than Sections 7.01(f) and (g), in which case such Agent is irrevocably authorized to enter into an intercreditor agreement in connection with any Liens permitted under such Section 7.01(f)).

Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the applicable Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11.  Secured Cash Management Agreements and Secured Hedge Agreements.  Except as otherwise expressly set forth herein or in any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of  any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Agents shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements.

9.12.  Declaration of Trust (Treuhand) and Appointment as Administrator.  (a)  The Collateral Agent shall:  (i) hold, administer and, as the case may be, enforce or release any Lien or security interest which is governed by German law and which constitutes an assignment or transfer (Sicherungseigentum/Sicherungsabtretung) or any other non-accessory security right (nicht akzessorische Sicherheit) granted to it pursuant to any of the Collateral Documents or otherwise for the purpose of securing any of the Obligations secured thereunder as trustee (Treuhänder) for the benefit of the Secured Parties; and (ii) hold (with regard to its own rights under Section 9.14), administer and, as the case may be, enforce or release any Lien or security interest (if any) which constitutes a pledge (Verpfändung) or any other accessory security right (akzessorische Sicherheit) granted to it and/or the Secured Parties pursuant to any of the Collateral Documents or otherwise for the purpose of securing any of the Obligations secured thereunder and each Lender authorizes the Collateral Agent to accept as its representative (Stellvertreter) any pledge or other creation of any other accessory right made to such Lender and to act as its representative (Stellvertreter) with regard to any amendments of, accessions to, releases of, confirmations of and any similar dealings with regard to the Collateral Documents which create a pledge or other accessory security right in accordance with the terms and subject to the conditions of this Agreement and the other Loan Documents.  Each Lender hereby ratifies and approves all acts done by any Agent on such Lender’s behalf.  Each Lender hereby releases the Administrative Agent and Collateral Agent acting on its behalf pursuant to the terms of this Agreement or any of the Loan Documents from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (restriction on self-dealing) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. A Lender which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Collateral Agent and Administrative Agent accordingly.

(b)           It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognize or give effect to the trust (Treuhand) expressed to be created by this Section 9.12, the relationship of the Lenders to the Agents in relation to any Lien or security interest governed by German law shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, all the other provisions of this Section 9.12 shall have full force and effect between the parties hereto.

(c)           For the purposes of enforcement of security interest which constitutes a pledge (Verpfändung) or any other accessory security right (akzessorische Sicherheit), any Loan Party creating such security interest agrees that the Collateral Agent shall be the joint and several creditor (together with each Secured Party) of each and every obligation of any such Loan Party towards each of the Secured Parties and that accordingly, the Collateral Agent will have its own independent right to demand performance by such Loan Party of those obligations.

(d)           Without limiting or affecting the Collateral Agent’s rights against any Loan Party (whether under this Section 9.12 or any other provision of this Agreement or the Loan Documents), the Collateral Agent agrees that, subject to the following sentence, it will not exercise its rights as a joint creditor with a Secured Party except with the consent of the relevant Secured Party.  For the avoidance of doubt, nothing in the previous sentence shall in any way limit the Collateral Agent’s right to act in the protection or preservation of rights under or to enforce any Collateral Document as contemplated by this Agreement and/or the relevant Collateral Document (or to do any act reasonably incidental to any of the foregoing).

9.13.  Fee Letter.  The Borrowers agree to pay all fees payable under and otherwise comply with the provisions of the Fee Letter, including, without limitation, by executing all instruments and documents and taking all further actions reasonably requested by the Arrangers or the Agents in connection with such compliance.

9.14.  Parallel Debt.  Each of the parties hereto agree, and the Loan Parties acknowledge, by way of an abstract acknowledgement of indebtedness (abstraktes Schuldanerkenntnis), that (save in respect of any obligations owing under any Collateral Document governed by a law other than German law) each and every obligation of any Loan Party (and any of its successors) under this Agreement, the other Loan Documents, the Secured Cash Management Agreements and the Secured Hedge Agreements shall also be owing in full to the Collateral Agent and that, accordingly, the Collateral Agent will have its own independent right to demand performance by such Loan Party of those obligations (the “Acknowledgement”), provided that in no event shall the European Borrower or any Foreign Guarantor be obligated to pay any amount that is attributable to principal, interest or other Obligations relating to the Term A-1 Facility, the Term B Facility, the US Dollar Revolving Credit Facility, any Borrowing made by the US Borrower or (unless requested by the European Borrower) any Letters of Credit issued for the account of the US Borrower or any of its US Subsidiaries.  The Collateral Agent undertakes with the relevant Loan Party that (a) in case of any discharge of any obligation owing to any Loan Party, the Collateral Agent will not, to the extent of such discharge, make a claim against such Loan Party under the Acknowledgement and (b) it will not, at any time, make any claim against any Loan Party exceeding the amount then payable by such Loan Party under the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreements.  The Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Acknowledgment shall not be held on trust. The Security granted under the Collateral Documents to the Collateral Agent to secure the Acknowledgment is granted to the Collateral Agent in its capacity as creditor of the Acknowledgment and shall not be held on trust.

9.15.  English-law Security.  The Collateral Agent shall hold any Lien or security interest which is governed by English law and is assigned or otherwise transferred to it pursuant to any of the Collateral Documents or otherwise for the purpose of securing any of the Obligations secured thereunder on trust pursuant to the terms of the Security Trust Deed.

ARTICLE X
GUARANTY

10.01.  Guaranty, Limitation of Liability.  (a) Each Foreign Obligations Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the European Borrower and each other Foreign Loan Party now or hereafter existing under or in respect of the Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Foreign Obligations”).  Each US Obligations Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the US Borrower and each other US Loan Party now or hereafter existing under or in respect of the Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed US Obligations” and, together with the Guaranteed Foreign Obligations, the “Guaranteed Obligations”).  Each Guarantor agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any Lender Party in enforcing any rights against such Guarantor under this Agreement or any other Loan Document.  Without limiting the generality of the foregoing, each Foreign Obligations Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Foreign Obligations and each US Obligations Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed US Obligations, in each case that would be owed by the European Borrower and other Foreign Loan Parties or the US Borrower and the other US Loan Parties, respectively, to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower or other Loan Party.

(b)           Each Guarantor and each Lender Party hereby confirms that it is the intention of all such Persons that the Obligations of each Guarantor that is organized under the laws of a state of the United States or the District of Columbia hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the Guaranty and the Obligations of such Guarantor hereunder.  To effectuate the foregoing intention, each Lender Party and each Guarantor hereby irrevocably agree that the Obligations of each Guarantor that is organized under the laws of a state of the United States or the District of Columbia with respect to the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under the Guaranty not constituting a fraudulent transfer or conveyance.

(c)           Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party with respect to the Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by applicable Law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents; provided that each Foreign Obligations Guarantor shall only be required to contribute such amounts to other Foreign Obligations Guarantors.

(d)           The obligations under this Agreement of each Foreign Guarantor (in its capacity as a Foreign Guarantor) that becomes a Foreign Guarantor after the date hereof shall be limited as set forth in the Guaranty executed by such Foreign Guarantor.

10.02.  Guaranty Absolute.  To the fullest extent permitted pursuant to applicable Law, each Guarantor guarantees that the Guaranteed Foreign Obligations or Guaranteed US Obligations, as applicable, guaranteed by it will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto.  The Obligations of each Guarantor under or in respect of the Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce the Guaranty, irrespective of whether any action is brought against either Borrower or any other Loan Party or whether either Borrower or any other Loan Party is joined in any such action or actions.  The liability of each Guarantor under the Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)           any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)           any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)           any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e)           any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f)           any failure of any Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender Party (each Guarantor waiving any duty on the part of the Lender Parties to disclose such information);

(g)           the failure of any other Person to execute or deliver any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h)           to the fullest extent permitted by applicable Law, any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

The Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of either Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

10.03.  Waivers and Acknowledgments.

(a)           Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b)           Each Guarantor hereby unconditionally and irrevocably waives any right to revoke its Obligations with respect to the Guaranty and acknowledges that such Obligations are continuing in nature and apply to all Guaranteed Obligations, whether existing now or in the future.

(c)           Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d)           Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, subject to applicable Law, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable Law.

(e)           Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f)           Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 10.02 and this Section 10.03 are knowingly made in contemplation of such benefits.

           Notwithstanding the generality of this Section 10.03, for the avoidance of doubt, each Guarantor incorporated under the laws of Jersey irrevocably waives and abandons any and all rights under the laws of Jersey:

(i)           whether by virtue of the droit de disivion or otherwise, to require that any liability under a Guaranty be divided or apportioned with any other person or reduced in any manner whatsoever;

(ii)           whether by virtue of the droit de discussion or otherwise, to require that recourse be had to the assets of any other person before any claim is enforced against such Guarantor incorporated under the laws of Jersey under a Guaranty.

10.04.  Subrogation.  Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against either Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of the Guaranty or any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against either Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from either Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under the Guaranty shall have been paid in full in cash, the Commitments shall have expired or been terminated and the Letters of Credit and Secured Hedge Agreements shall have expired or been terminated; provided that each Guarantor may make any necessary filings solely to preserve its claims against the applicable Borrower, other Loan Party or other insider guarantor.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under the Guaranty and (b) the date on which the Commitments shall have been terminated in whole, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under the Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under the Guaranty thereafter arising.  If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under the Guaranty shall have been paid in full in cash and (iii) the Commitments shall have been terminated in whole, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

10.05.  Guaranty Supplements.  Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit I hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a US Obligations Guarantor or a Foreign Obligations Guarantor, as the case may be, hereunder, and each reference in this Agreement or any other Loan Document to a “Guarantor,” a “US Obligations Guarantor” or a “Foreign Obligations Guarantor” shall also mean and be a reference to such Additional Guarantor and (b) each reference herein to “the Guaranty,” “hereunder,” “hereof” or words of like import referring to the Guaranty under this Article X, and each reference in any Loan Document to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as supplemented by such Guaranty Supplement.

10.06.  Subordination.  Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed US Obligations or Guaranteed Foreign Obligations, as applicable, to the extent and in the manner hereinafter set forth in this Section 10.06:

(a)           Prohibited Payments, Etc.  Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)           Prior Payment of Guaranteed Obligations.  In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c)           Turn-Over.  After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lenders and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d)           Administrative Agent Authorization.  After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

10.07.  Continuing Guaranty; Assignments.  The Guaranty under this Article X is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under the Guaranty and (ii) the date on which the Commitments shall have been terminated in whole.

10.08.  German Limitation Language.

(a)           The restrictions in this Section 10.08 shall apply to the Guaranty granted by a Foreign Guarantor incorporated under the laws of the Federal Republic of Germany as a limited liability company (“GmbH”) (a “German Guarantor”) to secure liabilities of its direct or indirect shareholder(s) (upstream) or an entity affiliated with such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) (excluding, for clarification purposes any direct or indirect Subsidiary of such Guarantor).

(b)           The restrictions in this Section 10.08 shall not apply to the extent the German Guarantor secures any Guaranteed Foreign Obligations in respect of (i) loans to the extent they are on-lent to the relevant German Guarantor or its Subsidiaries and such amount on-lent is not repaid or (ii)  bank guarantees, letters of credit or any other financial or monetary instrument issued for the benefit of any of the creditors of the German Guarantor or the German Guarantor’s Subsidiaries.

(c)           Restrictions on Payment.

(i)           The parties to this Agreement agree that if payment under the Guaranty by a German Guarantor would cause the amount of such German Guarantor’s net assets, as calculated pursuant to subsection (d) of this Section 10.08, to fall below the amount of its registered share capital (Stammkapital) or increase an existing shortage of its registered share capital in each case in violation of section 30 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (“GmbHG”), (such event is hereinafter referred to as a “Capital Impairment”), then the Secured Parties shall, subject to paragraphs (ii) to (iii) below, demand payment under the Guaranty from such German Guarantor only to the extent such Capital Impairment would not occur.

(ii)           If the relevant German Guarantor does not notify the Administrative Agent in writing (the “Management Notification”) within ten (10) Business Days after the Administrative Agent notified such German Guarantor of its intention to demand payment under the Guaranty that a Capital Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment would occur, providing an up-to-date pro forma balance sheet and a statement if and to what extent a realization or other measures undertaken in accordance with the mitigation provisions set out in subsection (e) of this Section 10.08 would not prevent such Capital Impairment), then the restrictions set out in paragraph (i) above shall not apply.

(iii)           If the Administrative Agent disagrees with the Management Notification, the relevant German Guarantor shall instruct Auditors to prepare an Auditors’ Determination. If the relevant German Guarantor does not provide an Auditors’ Determination (as defined in subsection (f) of this Section 10.08) within twenty-five (25) Business Days from the date on which the Administrative Agent has notified the relevant German Guarantor of its objection against the Management Notification then the restrictions set out in paragraph (i) above shall not apply and the Administrative Agent shall not be obliged to assign or make available to the German Guarantor any net proceeds realized.

(d)           Net Assets.

The calculation of net assets (the “Net Assets”) shall be determined in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch) (“HGB”) consistently applied by the German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to Section 42 GmbHG, Sections 242, 264 HGB) in the previous years, save that the following balance sheet items shall be adjusted as follows:

(i)           the amount of any increase in the registered share capital of the relevant German Guarantor which was carried out after the relevant German Guarantor became a party to this Agreement without the prior written consent of the Administrative Agent shall be deducted from the amount of the registered share capital of the relevant German Guarantor;

(ii)           loans provided to the German Guarantor by the Parent or any of its Subsidiaries shall be disregarded, if and to the extent that such loans are subordinated or are considered subordinated by law or by contract at least to the rank pursuant to section 39 (1) Nr. 5 of the German Insolvency Code (Insolvenzordnung), provided the relevant German Guarantor is, as a consequence of payment under the Guaranty, entitled to a reimbursement claim against the relevant lender and is entitled to set-off such reimbursement claim against the relevant repayment claim under such loans;

(iii)           any funds borrowed by any Borrower under this Agreement which have been or are on-lent to the relevant German Guarantor or to any Subsidiary of such German Guarantor and have not yet been repaid at the time when payment under the Guaranty is demanded, shall be disregarded;

(iv)           loans or other contractual liabilities incurred by the relevant German Guarantor in breach of the Transaction Documents shall not be taken into account as liabilities.

(e)           Mitigation.

The relevant German Guarantor shall:

(i)           realize, to the extent legally permitted in a situation where it does not have sufficient Net Assets to maintain its registered share capital, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets; and

(ii)           take measures (including, without limitation, setting-off claims or dissolution of hidden reserves) to increase the amount of Net Assets to the extent that the relevant German Guarantor is legally permitted to do so and provided that it is commercially justifiable to take such measures.

(f)           Auditors’ Determination.

(i)           If the relevant German Guarantor claims that a Capital Impairment would occur on payment under this Guaranty, the German Guarantor may (at its own cost and expense) arrange for the preparation of a balance sheet as of the date on which the payment under this Guaranty is sought (Stichtagsbilanz) by a firm of recognized auditors (the “Auditors”) in order to have such Auditors determine whether (and if so, to what extent) any payment under this Guaranty would cause a Capital Impairment (the “Auditors’ Determination”) and whether (and if so, to what extent) a realization or other measures undertaken in accordance with the mitigation provisions set out in subsection (e) of this Section 10.08 would not prevent such Capital Impairment).

(ii)           The Auditors’ Determination shall be prepared, taking into account the adjustments set out in subsection (d) of this Section 10.08 above, by applying the generally accepted accounting principles applicable from time to time in the Federal Republic of Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as constantly applied by the relevant German Guarantor in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. Subject to subsection (h) of this Section 10.08, such Auditors’ Determination shall be binding on the relevant German Guarantor and the Administrative Agent except in case of manifest error.

(iii)           Even if the relevant German Guarantor arranges for the preparation of an Auditors’ Determination, the relevant German Guarantor’s obligations under the mitigation provisions set out in subsection (e) of this Section 10.08 shall continue to exist.

(g)           Improvement of Financial Condition.

If, after it has been provided with an Auditors’ Determination which prevented it from demanding any or only partial payment under this Guaranty, the Administrative Agent ascertains in good faith that the financial condition of the relevant German Guarantor as set out in the Auditors’ Determination has substantially improved (in particular, if the relevant German Guarantor has taken any action in accordance with the mitigation provisions set out in subsection (e) of this Section 10.08), the Administrative Agent may, at the relevant German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the relevant German Guarantor by applying the same principles that were used for the preparation of the Auditors’ Determination by the Auditors who prepared the Auditors’ Determination pursuant to subsection (f)(i) of this Section 10.08 in order for such Auditors to determine whether (and, if so, to what extent) the Capital Impairment has been cured as a result of the improvement of the financial condition of the relevant German Guarantor. The Secured Parties may demand payment under this Guaranty to the extent that the Auditors determine that the Capital Impairment has been cured.

(h)           No waiver.

Nothing in this Section 10.08 shall limit the enforceability (other than as specifically set out herein), legality or validity of this Guaranty or prevent the Secured Parties from claiming in court that the provision of this Guaranty and/or making payments under this Guaranty by the relevant German Guarantor does not fall within the scope of section 30  GmbHG. The Secured Parties’ rights to any remedies they may have against the relevant German Guarantor shall not be limited if, due to a change of law or final binding decision of the German Federal Supreme Court (Budesgerichtshof), the provision of this Guaranty and/or making payments under this Guaranty by the relevant German Guarantor does not fall within the scope of section 30 GmbHG. The agreement of the Administrative Agent to abstain from demanding any or part of the payment under this Guaranty in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other Loan Document to the Administrative Agent or any Secured Party.

(i)           GmbH & Co KG.

In the case of a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) payment under the Guaranty may be demanded up to an amount which does not cause such Foreign Guarantor to be over-indebted. For any further demand under the Guaranty against such Foreign Guarantor the aforementioned provisions shall apply mutatis mutandis and all references to net assets shall be construed as a reference to the net assets of the general partner of such Foreign Guarantor.

(j)           AG.

(i)           The parties to this Agreement agree that the Secured Parties shall not, subject to paragraph (ii) below, demand payment under the Guaranty from a Foreign Guarantor incorporated under the laws of the Federal Republic of Germany as a stock corporation (“AG”) (a “German AG Guarantor”) to the extent the Guaranty secures liabilities of its direct or indirect shareholder(s) (upstream) or an entity affiliated with such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (“AktG”) (cross-stream) (excluding, for clarification purposes any direct or indirect Subsidiary of such Guarantor).

(ii)           The restrictions in this Section 10.08 (j) shall not apply to the extent that the Guaranty granted by that German AG Guarantor (i) does not violate section 57 or section 71a AktG or (ii) secures Guaranteed Foreign Obligations in respect of (A) loans to the extent they are on-lent to the relevant German AG Guarantor or its Subsidiaries and such amount on-lent is not repaid or (B) bank guarantees, letters of credit or any other financial or monetary instrument issued for the benefit of any of the creditors of the German AG Guarantor or the German AG Guarantor’s Subsidiaries.

10.09.  OVERRIDING LIMITATION ON FOREIGN PAYMENTS, GUARANTEES AND PLEDGES.  NOTWITHSTANDING ANY PROVISION OF ANY LOAN DOCUMENT TO THE CONTRARY (INCLUDING ANY PROVISION THAT PROVIDES IT IS TO APPLY NOTWITHSTANDING CONTRARY PROVISIONS), (I) NO MORE THAN 65 PERCENT OF EQUITY INTERESTS REPRESENTING THE TOTAL COMBINED VOTING POWER OF ALL CLASSES OF EQUITY INTERESTS ENTITLED TO VOTE IN OR OF ANY FIRST-TIER FOREIGN SUBSIDIARY (AND NO EQUITY INTEREST IN ANY OTHER FOREIGN SUBSIDIARY THAT IS, DIRECTLY OR INDIRECTLY, A SUBSIDIARY OF A FIRST-TIER FOREIGN SUBSIDIARY) SHALL BE PLEDGED OR SIMILARLY HYPOTHECATED TO GUARANTEE OR SUPPORT ANY GUARANTEED US OBLIGATIONS, (II) IN NO EVENT SHALL A PLEDGE OR HYPOTHECATION OF EQUITY INTERESTS IN ANY US OWNED DRE TO GUARANTEE OR SUPPORT ANY GUARANTEED US OBLIGATIONS, BE DEEMED TO GRANT A LENDER ANY PLEDGE OR HYPOTHECATION OF MORE THAN 65 PERCENT OF THE EQUITY INTERESTS IN ANY FOREIGN SUBSIDIARY HELD BY SUCH US OWNED DRE, (III) NO FOREIGN SUBSIDIARY SHALL GUARANTEE OR SUPPORT ANY GUARANTEED US OBLIGATIONS (DIRECTLY OR INDIRECTLY) AND (IV) NO SECURITY OR SIMILAR INTEREST SHALL BE GRANTED (DIRECTLY OR INDIRECTLY) IN THE ASSETS OF ANY FOREIGN SUBSIDIARY, WHICH SECURITY OR SIMILAR INTEREST GUARANTEES OR SUPPORTS ANY GUARANTEED US OBLIGATIONS. THE PARTIES AGREE THAT IF A PLEDGE, GUARANTY OR SECURITY OR SIMILAR INTEREST MADE OR GRANTED BY A FOREIGN SUBSIDIARY IN CONTRAVENTION OF THIS PARAGRAPH SHALL BE DEEMED MODIFIED SUCH THAT IT IS SUBJECT TO, AND LIMITED BY, THIS SECTION 10.09.

ARTICLE XI
MISCELLANEOUS

11.01.  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and, except for Article XII, the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in (i) Section ~~4.01,~~4.01 or Section 4.02, (ii) in the case of the initial Credit Extension, Section 4.03 or Section 4.04, or~~,~~ (iii) in the case of ~~the initial~~a Credit Extension under the Term Facilities on the Acquisition Funding Date, ~~Section 4.02,~~ Section 4.03 or Section 4.04, in each case, without the written consent of each Person who constituted a Lender~~;~~ on the Effective Date;

(b)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)           postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)           change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby or the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05, respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term A-1 Facility, the Required Term A-1 Lenders, (ii) if such Facility is the Term A-2 Facility, the Required Term A-2 Lenders, (iii)  if such Facility is the Term A-3 Facility, the Required Term A-3 Lenders (iv) if such Facility is the Term B Facility, the Required Term B Lenders, (~~iv~~v) if such Facility is the US Dollar Revolving Credit Facility, the Required US Dollar Revolving Lenders and (~~v~~vi) if such Facility is the Multicurrency Revolving Credit Facility, the Required Multicurrency Revolving Lenders;

(f)           amend Section 1.06 without the written consent of each Lender;

(g)           change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(g)), without the written consent of each Lender or (ii) the definition of “Required Multicurrency Revolving Lenders”, “Required US Dollar Revolving Lenders”, “Required Term A-1 Lenders”, “Required Term A-2 Lenders”, “Required Term A-3 Lenders” or ‘Required Term B Lenders” without the written consent of each Lender under the applicable Facility;

(h)           release all or substantially all of the Collateral in any transaction or series of related transactions, except to the extent such transaction is expressly permitted hereunder, without the written consent of each Lender; or

(i)           release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(j)           impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A-1 Facility, the Required Term A-1 Lenders, (ii) if such Facility is the Term A-2 Facility, the Required Term A-2 Lenders, (iii) if such Facility is the Term A-3 Facility, the Required Term A-3 Lenders, (iv) if such Facility is the Term B Facility, the Required Term B Lenders, (~~iv~~v) if such Facility is the Multicurrency Revolving Credit Facility, the Required Multicurrency Revolving Lenders and (~~v~~vi) if such Facility is the US Dollar Revolving Credit Facility, the Required US Dollar Revolving Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

           If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

Notwithstanding anything to the contrary contained in this Section 11.01, (x) Collateral Documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent or the Collateral Agent, as applicable and may be amended, supplemented and waived with the consent of the Administrative Agent or the Collateral Agent, as applicable and the Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or the advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Document or other document to be consistent with this Agreement and the other Loan Documents and (y) if following the Effective Date, the Administrative Agent and any Loan Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents (other than the Collateral Documents), then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

           Notwithstanding anything to the contrary in this Section 11.01, amendments or waivers of any provision of Article XII of the Credit Agreement shall be effective upon written consent of the Required Lenders and such amendments or waivers shall not require the consent of any other party hereto, including for the avoidance of doubt, the Loan Parties.

           Notwithstanding anything to the contrary contained in this Section 11.01, the Borrowers and the Administrative Agent may enter into amendments to this Agreement and the other Loan Documents in accordance with the provisions of Section 2.18(c).

11.02.  Notices; Effectiveness; Electronic Communications.  a)  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to the Guarantors, the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or either Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Guarantors, the Borrowers, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall the Agent Party have any liability to the Guarantors, the Borrowers, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each of the Guarantors, the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address (including its electronic-mail address), telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address (including its electronic-mail address), telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the platform and that may contain material non-public information with respect to the Borrowers or its securities for purposes of United States federal or state securities laws.

(e)           Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) believed by it in good faith to be given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice believed by it in good faith to be given by or on behalf of such Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03.  No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Bankruptcy Law; and provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04.  Expenses; Indemnity; Damage Waiver.  (a)  Costs and Expenses.  The US Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agents), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Lender, the Swing Line Lender or the L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for any Agent, any Lender, the Swing Line Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Borrowers.  Subject to Section 10.09, each of the Borrowers shall indemnify each Agent (and any sub-agent thereof), each Lender, the Swing Line Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by such Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agent thereof) and their respective Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by such Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to such Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by such Borrower or any other Loan Party or any of such Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (or the gross negligence or willful misconduct of its officers, directors, employees, agents, advisors or other representatives) or (y) result from a claim brought by such Borrower or any other Loan Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Anything contained herein to the contrary notwithstanding, (1) the liability of the European Borrower under this Section 11.04(b) shall be subject to Section 2.07(~~f~~g), and (2) the European Borrower shall have no liability under this Section 11.04(b) solely as a result of acts or omissions of or property or assets (other than interests in Foreign Subsidiaries) owned or operated by Parent or the US Subsidiaries.

(c)           Reimbursement by Lenders.  To the extent that either of the Borrowers for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agents (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agents (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, neither Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee (or the gross negligence or willful misconduct of its officers, directors, employees, agents, advisors or other representatives) as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)           Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)           Survival.  The agreements in this Section shall survive the resignation of the Agents, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05.  Payments Set Aside.  To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06.  Successors and Assigns.  (a)  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)           Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned;

(B)           in the case of an assignment by Deutsche Bank AG New York Branch or HSBC Bank USA, N.A. prior to the occurrence of a Successful Syndication (as defined in the Fee Letter), no minimum amount need be assigned; and

(~~B~~C)           in any case not described in subsection (b)(i)(A) or (b)(i)(B) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (x) in the case of any Term ~~B~~ Loans, $1,000,000 and (y) in the case of any Revolving Credit Facility, ~~Term A-1 Loans and Term A-2 Loans,~~ $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Parent otherwise consents (such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)           Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)           the consent of Parent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof;

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Multicurrency RCF Commitment or US Dollar RCF Commitment if such assignment is to a Person that is not a Lender with a Multicurrency RCF Commitment or US Dollar RCF Commitment, as the case may be, (2) any Term Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (3) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)           the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)           the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Multicurrency Revolving Credit Facility and the US Dollar Revolving Credit Facility.

(iv)           Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries other than in accordance with Section 2.17 or (B) to a Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi)           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the applicable Borrower, at its expense, shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may, at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b).  To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the US Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation..

(f)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Deutsche Bank assigns all of its Multicurrency RCF Commitment, US Dollar RCF Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Deutsche Bank may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint, from among the Lenders, a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Deutsche Bank as L/C Issuer or Swing Line Lender, as the case may be.  If Deutsche Bank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Deutsche Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Deutsche Bank to effectively assume the obligations of Deutsche Bank with respect to such Letters of Credit.

(h)           Consent to Assignment or Transfer.  Without prejudice to any other provisions of this Section 11.06, each Loan Party hereby expressly consents to each assignment and transfer of rights or obligations made in accordance with this Section 11.06.  Each Loan Party also accepts and confirms, for the purposes of Sections 401, 412 and 1250 para. 1(1) of the German Civil Code (BGB) that all guarantees, indemnities and security granted by it under any Collateral Document governed by German law will, notwithstanding any such assignment and transfer, continue and be preserved for the benefit of the new Lender and each of the other Secured Parties in accordance with the terms of the Collateral Documents governed by German law.

(i)           Assignment.  Notwithstanding anything to the contrary in this Section 11.06 or in this Agreement, (I) on or prior to the Closing Date, ~~a~~no Lender shall ~~not~~ be permitted to assign all or a portion of its rights and obligations under this Agreement unless such assignment is (x) made to a Qualified Assignee or (y) made on the Closing Date to an otherwise permitted assignee who concurrently with such assignment funds its respective portion of all Loans borrowed on the Closing Date and (II) during the period beginning on (and including) the Closing Date through (and including) the Acquisition Funding Date, no Lender shall be permitted to assign all or a portion of its unfunded Term A-1 Commitments, Term A-2 Commitments or Term A-3 Commitments under this Agreement.

11.07.  Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below) in accordance with customary bank practices, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

11.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of either Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  Notwithstanding the foregoing, no deposits from, or obligations of, a Foreign Loan Party may be set off against Obligations of the US Borrower.

11.09.  Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11.  Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12.  Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13.  Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)           the US Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

11.14.  Governing Law; Jurisdiction; Etc.  ii)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR FEDERAL COURT OF THE UNITED STATES SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)           FOREIGN PROCESS AGENT.                                                      EACH FOREIGN LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY APPOINTS CORPORATION SERVICE COMPANY, WITH AN OFFICE ON THE DATE HEREOF AT CENTERVILLE ROAD, SUITE 400, WILMINGTON, DELAWARE 19808, AND ITS SUCCESSORS HEREUNDER (THE “PROCESS AGENT”), AS ITS AGENT TO RECEIVE ON BEHALF OF EACH SUCH FOREIGN LOAN PARTY AND ITS PROPERTY ALL WRITS, CLAIMS, PROCESS, AND SUMMONSES IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT IN THE STATE OF NEW YORK.  SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE RESPECTIVE FOREIGN LOAN PARTY IN CARE OF THE PROCESS AGENT AT THE ADDRESS SPECIFIED ABOVE FOR THE PROCESS AGENT, AND SUCH FOREIGN LOAN PARTY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF.  FAILURE BY THE PROCESS AGENT TO GIVE NOTICE TO THE RESPECTIVE FOREIGN LOAN PARTY, OR FAILURE OF THE RESPECTIVE FOREIGN LOAN PARTY, TO RECEIVE NOTICE OF SUCH SERVICE OF PROCESS SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE ON THE PROCESS AGENT OR ANY SUCH FOREIGN LOAN PARTY, OR OF ANY JUDGMENT BASED THEREON.  EACH FOREIGN LOAN PARTY COVENANTS AND AGREES THAT IT SHALL TAKE ANY AND ALL REASONABLE ACTION, INCLUDING THE EXECUTION AND FILING OF ANY AND ALL DOCUMENTS, THAT MAY BE NECESSARY TO CONTINUE THE DESIGNATION OF THE PROCESS AGENT ABOVE IN FULL FORCE AND EFFECT, AND TO CAUSE THE PROCESS AGENT TO ACT AS SUCH.  EACH FOREIGN LOAN PARTY HERETO FURTHER COVENANTS AND AGREES TO MAINTAIN AT ALL TIMES AN AGENT WITH OFFICES IN NEW YORK CITY TO ACT AS ITS PROCESS AGENT.  NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16           No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers and each Guarantor acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrowers, the Guarantors and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers on the other hand, (ii) each of the Borrowers and each Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrowers and each Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, and each of the Arrangers, is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, the Guarantors or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent nor the Arrangers has any obligation to the Borrowers, the Guarantors or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the Guarantors and their respective Affiliates, and neither the Administrative Agent nor the Arrangers has any obligation to disclose any of such interests to the Borrowers, Guarantors or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrowers and each Guarantor hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17.  Electronic Execution of Assignments and Certain Other Documents

.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18.  USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended from time to time, the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

11.19.  Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

11.20.  OTHER LIENS ON COLLATERAL; TERMS OF FIRST LIEN INTERCREDITOR AGREEMENT; ETC.  (a)  EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE COLLATERAL DOCUMENTS AND CERTAIN OTHER DOCUMENTS TO SECURE THE DEBT PERMITTED PURSUANT TO SECTION 7.02(c)(v), WHICH LIENS SHALL BE SUBJECT TO TERMS AND CONDITIONS OF THE FIRST LIEN INTERCREDITOR AGREEMENT.  PURSUANT TO THE EXPRESS TERMS OF THE FIRST LIEN INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE FIRST LIEN INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b)           EACH LENDER (AND EACH OTHER SECURED PARTY BY ACCEPTING THE BENEFIT OF GUARANTIES AND SECURITY INTERESTS IN THE COLLATERAL GRANTED FOR THEIR BENEFIT UNDER THE LOAN DOCUMENTS) AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT TO ENTER INTO THE FIRST LIEN INTERCREDITOR AGREEMENT ON BEHALF OF THE SECURED PARTIES, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE FIRST LIEN INTERCREDITOR AGREEMENT.

THE PROVISIONS OF THIS SECTION 11.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE FIRST LIEN INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE FIRST LIEN INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF.  EACH SECURED PARTY IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE FIRST LIEN INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY SECURED PARTY AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE FIRST LIEN INTERCREDITOR AGREEMENT.  EACH LENDER (AND EACH OTHER SECURED PARTY BY ACCEPTING THE BENEFIT OF GUARANTIES AND SECURITY INTERESTS IN THE COLLATERAL GRANTED FOR THEIR BENEFIT UNDER THE LOAN DOCUMENTS) IS FURTHER AWARE THAT THE ADMINISTRATIVE AGENT MAY ALSO BE ACTING IN AN COLLATERAL AGENCY CAPACITY UNDER THE COLLATERAL DOCUMENTS AND CERTAIN OTHER DOCUMENTS WITH RESPECT TO THE DEBT PERMITTED PURSUANT TO SECTION 7.02(c)(v) ON BEHALF OF THE PARTIES PROVIDING SUCH DEBT AND EACH LENDER (AND EACH OTHER SECURED PARTY BY ACCEPTING THE BENEFIT OF GUARANTIES AND SECURITY INTERESTS IN THE COLLATERAL GRANTED FOR THEIR BENEFIT UNDER THE LOAN DOCUMENTS) HEREBY IRREVOCABLY WAIVES ANY OBJECTION THERETO OR CAUSE OF ACTION ARISING THEREFROM.

ARTICLE XII
LENDER LOSS SHARING INTERCREDITOR AGREEMENT

The provisions of this Article XII are established solely for the purposes of allocating risks between and among Lenders in relation to the Term Loans, Multicurrency RCF Commitments and US Dollar RCF Commitments, and in effecting the allocations and exchanges to give effect to the provisions hereof, the intention is not to increase any obligations of any Borrower or Guarantor.

12.01.  Definitions.  As used in this Section 12, the following terms shall have the following meanings:

(a)           Applicable Aggregate Percentage: means, in respect of the Facilities, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facilities represented by such Lender’s outstanding Term Loans, Multicurrency RCF Commitments and US Dollar RCF Commitments; provided that (i) if the Multicurrency RCF Commitments of each Multicurrency RCF Lender have been terminated or have expired, then for purposes of calculating the Applicable Aggregate Percentage, such Lender’s Multicurrency RCF Commitments shall be determined based on the Multicurrency Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments and (ii) if the US Dollar RCF Commitments of each US Dollar RCF Lender have been terminated or have expired, then for purposes of calculating the Applicable Aggregate Percentage, such Lender’s US Dollar RCF Commitments shall be determined based on the US Dollar Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.

(b)           CAM:  the mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder established under Section 12.02.

(c)           CAM Exchange:  the exchange of the Term A-1 Lenders’, Term A-2 Lenders’, Term A-3 Lenders’, Term B Lenders’, Multicurrency RCF Lenders’ and US Dollar RCF Lenders’ interests provided for in Section 12.02.

(d)           CAM Exchange Date:  the first date after the Closing Date on which there shall occur (i) any event described in Section 8.01(f) with respect to any Borrower, (ii) an acceleration of Loans pursuant to Section 8.02(b) and the termination of the commitments pursuant to Section 8.02(a) or (iii) the failure by any Borrower to repay any amounts due under any Loans under any Facility on the Maturity Date of such Facility.

(e)           CAM Percentage:  as to each Lender, such Applicable Aggregate Percentage of the Facilities, immediately prior to the CAM Exchange Date and the termination of the commitments pursuant to Section 8.02(a).

(f)           Designated Obligations:  all Obligations of the Borrowers with respect to (i) principal and interest under the Loans, (ii) unreimbursed drawings, payments and disbursements under Letters of Credit and interest thereon and (iii) all fees due and payable under the Agreement and interest thereon.

12.02.  CAM Exchange.  (a)  On the CAM Exchange Date:

(i)           first, each Multicurrency RCF Lender shall fund its participation in any outstanding Multicurrency RCF Swing Line Loans in accordance with Section 2.04;

(ii)           second, each US Dollar RCF Lender shall fund its participation in any outstanding US Dollar RCF Swing Line Loans in accordance with Section 2.04;

(iii)           third, each Multicurrency RCF Lender shall fund its full participation in any unreimbursed drawings, payments and disbursements under any Multicurrency RCF Letters of Credit in accordance with Section 2.03;

(iv)           fourth, each US Dollar RCF Lender shall fund its full participation in any unreimbursed drawings, payments and disbursements under any US Dollar RCF Letters of Credit in accordance with Section 2.03;

(v)           fifth, the Lenders shall purchase, at the Dollar Equivalent of par, interests in the Designated Obligations under each Facility (and shall make payments in Dollars to the Administrative Agent for reallocation to other Lenders to the extent necessary to give effect to such purchases) such that, in lieu of the interests of each Lender in the Designated Obligations under the Term A-1 Facility, Term A-2 Facility, Term A-3 Facility, Term B Facility, Multicurrency Revolving Credit Facility and US Dollar Revolving Credit Facility in which it shall participate immediately prior to the CAM Exchange Date, such Lender shall own an interest equal to such Lender’s CAM Percentage in each component of the Designated Obligations immediately following the CAM Exchange.

(b)           Each Lender and each Person acquiring a participation from any Lender as contemplated by Section 11.06 hereby consents and agrees to the CAM Exchange.

(c)           As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of any of the Designated Obligations shall be distributed to Lenders, pro rata in accordance with their respective CAM Percentages.

(d)           In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an L/C Issuer that is not reimbursed by the applicable Borrowers, then each Lender shall promptly reimburse such L/C Issuer for its CAM Percentage of such unreimbursed payment.

(e)           In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an L/C Issuer that is not reimbursed by the applicable Borrowers, then each Lender shall promptly reimburse such L/C Issuer for its CAM Percentage of such unreimbursed payment

12.03.  Miscellaneous.  Notwithstanding any other provision of this Section 12, the Administrative Agent and each Lender agree that if the Administrative Agent or a Lender is required under applicable law to withhold or deduct any Taxes or other amounts from payments made by it hereunder or as a result hereof to the Administrative Agent or any Lender, such Person shall be entitled to withhold or deduct such amounts and pay over such Taxes or other amounts to the applicable Governmental Authority imposing such Tax without any obligation to indemnify the Administrative Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by Agent or any Lender subject to such withholding to the Administrative Agent or any other Lender making such withholding and paying over such amounts, but without diminution of the rights of the Administrative Agent or such Lender subject to such withholding as against Borrowers and the other Loan Parties to the extent (if any) provided in this Agreement and the other Loan Documents.  Any amounts so withheld or deducted shall be treated as, for the purpose of this Section 12, having been paid to the Administrative Agent or such Lender with respect to which such withholding or deduction was made.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COLFAX CORPORATION,
as US BORROWER, PARENT and A FOREIGN
OBLIGATIONS GUARANTOR

By:
Name:
Title:

CLFX LLC, as a US OBLIGATIONS
GUARANTOR and A FOREIGN OBLIGATIONS
GUARANTOR

By:
Name:
Title:

IMO INDUSTRIES INC., as a US OBLIGATIONS
GUARANTOR and A FOREIGN OBLIGATIONS
GUARANTOR

By:
Name:
Title:

WARREN PUMPS LLC, as a US OBLIGATIONS
GUARANTOR and A FOREIGN OBLIGATIONS
GUARANTOR

By:
Name:
Title:

CONSTELLATION PUMPS CORPORATION, as
a US OBLIGATIONS GUARANTOR and A
FOREIGN OBLIGATIONS GUARANTOR

By:

Name:
Title:

IMO HOLDINGS, INC., as a US OBLIGATIONS
GUARANTOR and A FOREIGN OBLIGATIONS
GUARANTOR

By:
Name:
Title:

LUBRICATION SYSTEMS COMPANY OF
TEXAS LLC, as a US OBLIGATIONS
GUARANTOR and A FOREIGN OBLIGATIONS
GUARANTOR

By:
Name:
Title:

FAIRMOUNT AUTOMATION, INC., as a US
OBLIGATIONS GUARANTOR and A FOREIGN
OBLIGATIONS GUARANTOR

By:
Name:
Title:

CLFX SUB HOLDING LLC, as a US
OBLIGATIONS GUARANTOR and A FOREIGN
OBLIGATIONS GUARANTOR

By:
Name:
Title:

PORTLAND VALVE LLC, as a US
OBLIGATIONS GUARANTOR and A FOREIGN
OBLIGATIONS GUARANTOR

By:
Name:
Title:

COLFAX UK HOLDINGS LTD,
as EUROPEAN BORROWER

By:
Name:
Title:

COLFAX UK FINANCE LTD, as A FOREIGN
OBLIGATIONS GUARANTOR

By:
Name:
Title:

BARIC HOLDINGS LIMITED, as A FOREIGN
OBLIGATIONS GUARANTOR

By:
Name:
Title:

BARIC SYSTEMS LIMITED, as A FOREIGN
OBLIGATIONS GUARANTOR

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
as ADMINISTRATIVE AGENT, COLLATERAL
AGENT, LENDER, L/C ISSUER AND SWING
LINE LENDER

By:
Name:
Title:

By:
Name:
Title:

HSBC BANK USA, N.A.,
as LENDER

By:
Name:
Title:

By:
Name:
Title: